AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 1998
                                               REGISTRATION NO. 333-


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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              _________________

                                   FORM S-1
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              _________________

                       RECKSON SERVICES INDUSTRIES INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                    6531/9999               PENDING
  (STATE OR OTHER JURISDICTION      (PRIMARY STANDARD        (IRS EMPLOYER
               OF                       INDUSTRIAL           IDENTIFICATION
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE            NO.)
                                         NUMBER)

      225 BROADHOLLOW ROAD                    DONALD J. RECHLER
    MELVILLE, NEW YORK 11747                225 BROADHOLLOW ROAD
   TELEPHONE: (516) 694-6900              TELEPHONE (516) 694-6900
 (ADDRESS AND TELEPHONE NUMBER       (NAME, ADDRESS AND TELEPHONE NUMBER
   OF REGISTRANT'S PRINCIPAL                OF AGENT FOR SERVICE)
       EXECUTIVE OFFICES)

                           -----------------------

                                  Copies to:

                          THOMAS R. SMITH, JR., ESQ.
                           EDWARD F. PETROSKY, ESQ.
                               BROWN & WOOD LLP
                            ONE WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048

    APPROXIMATE  DATE OF  COMMENCEMENT OF PROPOSED  SALE TO  THE PUBLIC:   As
soon as possible after the effective date of this registration statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. ( )

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. ( )


                       CALCULATION OF REGISTRATION FEE


                                              PROPOSED
TITLE OF EACH                  PROPOSED       MAXIMUM
CLASS OF        AMOUNT         MAXIMUM        AGGREGATE       AMOUNT OF
SECURITIES TO   TO BE          OFFERING PRICE OFFERING        REGISTRATION
BE REGISTERED   REGISTERED     PER UNIT       PRICE(1)        FEE
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Common Stock,
$0.01 par
value (2)         (3)             (3)         $4,262,982      $1258.00
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(1) Computed  based on  the book  value as  of January  13, 1998  of  the net assets contributed to the Registrant in accordance with Rule 457 under the Securities Act.

(2) Each share of Common Stock includes a right to purchase one share of Preferred Stock of Reckson Services Industries Inc. which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from such share of Common Stock.

(3) Omitted pursuant to Rule 457(o) under the Securities Act.

                 ----------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AS SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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INFORMATION  CONTAINED HEREIN  IS  SUBJECT  TO COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION DATED JANUARY 16, 1998


PROSPECTUS

                       RECKSON SERVICES INDUSTRIES INC.

                                 COMMON STOCK

    This Prospectus is being furnished to both the stockholders of Reckson Associates Realty Corp., a Maryland corporation ("Reckson"), and the limited partners (the "Limited Partners") of Reckson Operating Partnership, L.P., a Delaware limited partnership ("Reckson Operating Partnership"), in connection with the distribution (the "Distribution") by Reckson Operating Partnership and Reckson of 3,885,400 shares of common stock, par value $.01 per share (the "RSI Common Stock"), of Reckson Services Industries Inc., a Delaware corporation ("RSI" or the "Company"). Each share of RSI Common Stock issued in the Distribution will be accompanied by one Preferred Stock Purchase Right, the terms of which are described herein.

    SEE "RISK FACTORS" BEGINNING ON PAGE 15 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO THE OWNERSHIP OF RSI COMMON STOCK.

    It is expected that the Distribution will be made on _______, 1998 (the "Distribution Effective Date"). The Distribution will be made on the basis of one share of RSI Common Stock for (i) every 11 units of limited partner interest (the "Units") in Reckson Operating Partnership held by the Limited Partners on ______, 1998 (the "Record Date") and (ii) every 11 shares of common stock, $.01 par value (the "Reckson Common Stock"), of Reckson held by Reckson stockholders on the Record Date. No certificates representing fractional shares of RSI Common Stock will be issued in connection with the Distribution. In lieu of such fractional shares, American Stock Transfer & Trust Company, as Distribution Agent, will pay to any person who would be entitled to a fractional share of RSI Common Stock an amount of cash (without interest) equal to $1.10 per share.

    No payment need be made by, or will be accepted from, Reckson stockholders or Limited Partners for the RSI Common Stock to be received by them in the Distribution. Furthermore, Reckson stockholders will not be required to surrender or exchange Reckson Common Stock, and Limited Partners will not be required to surrender or exchange Units, in order to receive RSI Common Stock.

    As a result of certain considerations regarding Reckson's status as a real estate investment trust under Federal tax laws, ownership by any person of RSI Common Stock is limited to 9.9% of the number of shares or value of the RSI Common Stock.

    There is currently no public market for the RSI Common Stock. The Company intends to apply to have the shares of RSI Common Stock approved initially for quotation and trading on the OTC Bulletin Board under the symbol " ". Shares of RSI Common Stock have not been approved for listing on any national securities exchange or for quotation on any quotation system, and there can be no assurance that such shares will be so approved or quoted or that a public market will develop or provide liquidity.

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. ANY SUCH OFFERING MAY ONLY
BE MADE BY MEANS OF A SEPARATE PROSPECTUS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND OTHERWISE IN COMPLIANCE WITH APPLICABLE LAW.

                The date of this Prospectus is (     ), 1998.


                            AVAILABLE INFORMATION

    RSI has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to RSI Common Stock. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information, reference is made hereby to the Registration Statement, exhibits and schedules. Statements contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement. Each such statement is qualified in its entirety by such reference. Copies of these documents may be inspected without charge at the principal office of the Commission at 450 5th Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048, at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661, and at 5670 Wilshire Boulevard, Suite 1100, Los Angeles, California 90036, and copies of all or any part thereof may be obtained from the Commission upon payment of the charges prescribed by the Commission. Copies of such documents may also be obtained from the Commission's Web Site (http://www.sec.gov).

    Following the Distribution, RSI will be required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will file annual, quarterly and other reports with the Commission. The Company will also be subject to the proxy solicitation requirements of the Exchange Act and, accordingly, will furnish audited financial statements to its stockholders in connection with its annual meetings of stockholders.

    NO PERSON IS AUTHORIZED BY RECKSON, RECKSON OPERATING PARTNERSHIP OR RSI TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.


                                   SUMMARY

    This summary is qualified by the more detailed information set forth elsewhere in this Prospectus, which should be read in its entirety, including the discussion of certain factors set forth under "Risk Factors." Unless the context requires otherwise, reference to "Reckson" herein includes Reckson, its predecessors, and its direct and indirect subsidiaries, including Reckson Operating Partnership and, as the context requires, references to "RSI" or the "Company" herein include RSI and its direct and indirect subsidiaries.


Distributing Entities    Reckson  Operating  Partnership,  L.P.,  a  Delaware
                         limited partnership,  and Reckson  Associates Realty
                         Corp., a Maryland corporation.

Shares to be Distributed Approximately 3,885,400 shares  of RSI Common Stock, representing 95% of the outstanding shares of RSI Common Stock (subject to reduction to the extent that cash payments are made in lieu of the issuance of fractional shares of RSI Common Stock).

Distribution Ratio       One share of RSI Common Stock will be distributed to
                         (i)  Reckson  stockholders  for every  11  shares of
                         Reckson  Common Stock held  on __________,  1998 and
                         (ii)  Limited Partners for every 11 Units of Reckson
                         Operating Partnership  held on _________,  1998.  No
                         certificates representing  fractional shares  of RSI
                         Common Stock will  be issued in connection  with the
                         Distribution.    In   lieu  of  fractional   shares,
                         American  Stock   Transfer  &   Trust  Company,   as
                         Distribution Agent, will pay to any person who would
                         be  entitled to  a fractional  share  of RSI  Common
                         Stock  an amount of cash (without interest) equal to
                         $1.10 per  share.   No payment need  be made  by, or
                         will be accepted from, Reckson stockholders or Limited Partners for RSI Common Stock to be received by them in the Distribution. Furthermore, Reckson stockholders will not be required to surrender or exchange Reckson Common Stock, and Limited Partners will not be required to surrender or exchange Units, in order to receive RSI Common Stock.

Background of, and
Reasons for, the
Distribution             RSI  has been  formed to  (i)  identify and  acquire
                         interests in  operating  companies  that  engage  in
                         businesses that provide  services primarily directed
                         towards occupants  of office,  industrial and  other
                         property  types that Reckson may not be permitted to
                         provide  under Federal tax laws applicable to a real
                         estate investment trust ("REIT") or that Reckson has
                         traditionally  not  performed  (collectively,  "Real
                         Estate-Related  Services")  and   (ii)  pursue  real
                         estate investment opportunities outside of Reckson's
                         traditional  office  and  industrial  sectors  while
                         creating  a "research  and development"  vehicle for
                         Reckson to  explore and  invest in  alternative real
                         estate sectors  and thereby providing  the potential
                         for  Reckson to  incorporate one  or  more of  these
                         sectors into  its core  business.   RSI has  entered
                         into an agreement with Reckson Operating Partnership
                         (the "Intercompany Agreement") pursuant to which RSI
                         and  Reckson  Operating Partnership  have  agreed to
                         provide each other with  first opportunity rights in
                         respect  of   certain  types  of   transactions  and
                         activities,  thereby  reducing   the  potential  for
                         conflicts  of   interest  between  the   parties  by
                         formalizing their relationship at the  outset. It is
                         anticipated   that    decisions   regarding    first
                         opportunity rights of Reckson will be presented to a committee of the board of directors of Reckson.

                         RSI,  directly or through its affiliates, intends to
                         (i) provide various Real Estate-Related Services to the Reckson Customer Base (as defined below)
                         and  third   parties,  (ii)  invest  in  and  manage
                         Reckson Strategic Venture Partners, LLC ("RSVP"), a real estate venture capital fund which has invested invested, and will continue to focus its investments, in real estate and real estate-related operating companies outside of Reckson's traditional office and industrial sectors and (iii) make or acquire (a) real estate or real estate-related investments other than REIT-Qualified Investments (as defined below) and (b) investments satisfying the Federal
                         tax  laws  applicable  to   REITs   ("REIT-Qualified
                         Investments") made available  to  Reckson  Operating
                         Partnership that it has chosen not to pursue.   RSI,
                         directly or through its affiliates, may also act as a lessee and operator of real estate owned by Reckson Operating Partnership and others. Due to considerations relating to Reckson's status as a REIT under Federal tax laws, RSI was initially formed as a subsidiary in which Reckson Operating Partnership owned 95% of the outstanding capital stock in the form of non-voting common stock and certain Reckson officers owned the remaining 5% of the outstanding capital stock in the form of
			 voting  common  stock.   The shares of capital stock
                     	 owned by Reckson Operating Partnership and Reckson officers were acquired at the same per share price. Immediately prior to the Distribution, the shares of non-voting common stock owned by Reckson Operating Partnership will be exchanged by RSI for RSI Common Stock.

Business Strategy of
RSI                  	 SERVICE SECTOR OPERATIONS.   RSI will seek to create
			 and manage a system of interrelated services to be offered to the marketplace through a centralized infrastructure. RSI will establish a platform
			 position in service sectors (each, a "Service Platform") that present opportunities to provide Real Estate-Related Services to Reckson Operating Partnership and its tenants, and the tenants and customers of RSVP and RSI's other affiliates (collectively, the "Reckson Customer Base") and other third parties. RSI's growth strategy is to acquire primarily established businesses within each of its targeted Service Platforms and, where appropriate, to retain the existing management of such businesses. RSI will seek growth in each Service Platform by (i) accessing the Reckson Customer Base as an anchor for growth opportunities in Reckson's markets (ii) integrating each Service Platform into RSI's centralized infrastructure and
			 (iii) acquiring similar businesses or making additional investments within such Service Platform.

	                 Management  believes  that  there  are   significant
	                 opportunities to provide Real Estate-Related Services to the Reckson Customer Base and third parties that are currently provided by third parties in a more limited and fragmented manner or not provided at all. Management also believes that RSI will benefit from Reckson's relationships with its tenants and from Reckson's reputation for providing high quality
			 service to its tenants.   RSI will offer to the
                         marketplace Real Estate-Related Services at a uniformly high quality level and on competitive market terms which RSI shall facilitate through its
                         centralized infrastructure.   In support  of
			 this arrangement, the Intercompany Agreement requires Reckson Operating Partnership to provide RSI with a right of first opportunity in respect of Real Estate-Related Service opportunities that it develops or that otherwise become available to it, as well as to provide RSI with access to its tenants so that RSI may offer Real Estate-Related Services directly to such tenants; provided, however, that RSI must offer to provide such Real Estate-Related Services to Reckson Operating Partnership at market rates and on terms and conditions as attractive as the best available for comparable services in the market or those offered by RSI to third parties.

                         REAL ESTATE  VENTURE CAPITAL FUND.   RSI,  through  a
                         subsidiary, will be the managing member of RSVP, a real estate venture capital fund formed to invest in real estate and real estate-related operating companies generally outside of Reckson's core office and industrial focus. RSVP's strategy is to identify and acquire interests in established entrepreneurial enterprises with experienced management teams in market sectors which are in the early stages of their growth cycle or offer unique circumstances for attractive investments as well as a platform for future growth. RSVP has established a platform in the area of student housing, and is targeting additional platforms. RSVP anticipates that it will retain highly experienced real estate investment professionals that will source, structure and execute transactions within each platform, as well as manage the day-to-day operations of RSVP, subject to the overall management of RSI's executive officers. RSI has committed to invest $100 million in RSVP over a period of three years. In addition, as further described below, RSI has entered into a letter of intent for a $200 million preferred equity facility (the "RSVP Facility") from PaineWebber Real Estate Securities Inc. ("PWRES"), which may be partially
			 funded   by  an  investment  fund  that  is  jointly
			 sponsored  by financier George Soros and PWRES.

Initial Assets of
RSI RSI's initial investments are comprised of (i) a letter of intent to acquire a 58.69% interest in On-Site Ventures L.L.C. ("On-Site"), a company providing advanced telecommunication systems and services within commercial and residential buildings, (ii) an option to acquire a majority equity interest in a privately-held national executive office suites business, and (iii) the assets of RSVP (currently ACLC and Dobie Center).

                     ON-SITE. RSI has entered into a letter of intent to acquire a 58.69% interest in On-Site, which has been formed as a joint venture to acquire and hold 100% of the equity interests of OnSite Access LLC and OnSite Access Local LLC (collectively, "OSA"). On-Site is engaged in the business of installing state-of-the-art telecommunications infrastructure in commercial and residential buildings and complexes, including wiring, cabling and transmission equipment, and providing of telecommunication, computer and Internet services. OSA commenced operations in February 1997. Under the terms of the letter of intent, RSI will make an initial capital commitment of $6.5 million for a 58.69% interest in On-Site. An entity controlled by Jon L. Halpern, a director of Reckson who is one of the founders of OSA, contributed all of the assets used in the On-Site business, including 100% of the equity interests in OSA, and owns an interest in On-Site.

                     OFFICE SUITES COMPANY. RSI has obtained an option from Reckson Management Group, Inc., a company in which Reckson Operating Partnership owns a 97% non-voting interest (the "Reckson Management Company"), to acquire a majority interest in a holding company (the "Office Suites Company"), which is currently under contract to
                     acquire  a national office  suites business.   The
                     ROPartners Managing Directors (as defined below) each own a minority interest in the Office Suites Company. RSI's option to acquire Reckson Management Company's interest in the Office Suites Company has a five-year term and is exercisable at any time at a price equal to Reckson Management Company's cost in acquiring the interest
                     (estimated to be  approximately $(            ) million)
                     plus   8%  interest  from  the  date  on  which  Reckson
                     Management Company acquires its interest in the Office Suites Company. Management has determined that RSI will not exercise its option to acquire Reckson Management Company's interest in the Office Suites Company unless due diligence and an audit of such company's financial statements have been completed to its satisfaction.

                     To the extent RSI exercises its option to acquire the Office Suites Company, RSI may seek to acquire a controlling ownership interest in Reckson Executive
                     Centers LLC. Reckson Executive Centers LLC currently operates at nine of Reckson's properties encompassing approximately 100,800 rentable square feet. Reckson Executive Centers LLC provides tenants with furnished office suites and on-site support services including secretarial services, telecommunication services and conference facilities.

                     REAL ESTATE VENTURE CAPITAL FUND. RSVP (formerly known as Reckson Opportunity Partners, L.P. ("ROPartners")) has acquired an interest in two investments: ACLC and the Dobie Center. Jon L. Halpern, a director of Reckson, and Martin Rabinowitz were formerly managing directors of ROPartners (the "ROPartners Managing Directors"). The ROPartners Managing Directors will each own minority interests in ACLC and the Dobie Center and have certain rights for additional investment in that platform. The ROPartners Managing Directors will not have any involvement in the future investments and operations of RSVP.

                     ACLC. RSVP has acquired a 331/3% interest in a joint venture that owns a 76.09% interest in American Campus Lifestyles Companies, LLC ("ACLC"), a student housing enterprise which develops, constructs, manages and acquires on- and off-campus student housing projects,
                     for  $1.51  million.    RSVP  is
                     negotiating to  acquire an  additional interest in  such
                     joint venture. The ROPartners Managing Directors each own an interest in such joint venture. ACLC currently manages approximately 3,600 student beds in several different projects located in Texas, Oklahoma and Florida.

                     DOBIE CENTER. RSVP has acquired a 331/3% interest in a joint venture that owns a 70% interest in the Dobie Center (the "Dobie Center"), a 27-story off-campus student housing project located directly opposite the campus of the University of Texas at Austin, for $3.62 million. The ROPartners Managing Directors each own a minority interest in such joint venture.

Funding Sources for
RSI Reckson Operating Partnership will establish a five-year credit facility with RSI (the "RSI Facility") comprised of two tranches: a tranche of up to $100 million for RSI to meet its commitment to RSVP (the "RSVP Tranche") and a $100 million tranche for RSI's other funding needs (the "RSI Tranche"). Reckson Operating Partnership has approved the funding of investments of up to $100 million in RSVP, through (i) any capital contributions made to RSI prior to the Distribution, (ii) advances under the RSVP Tranche of the RSI Facility or (iii) joint venture investments in REIT-Qualified Investments with RSVP.

                     RSI has entered into a letter of intent which provides for PWRES to invest up to $200 million in RSVP in the form of a preferred equity interest, subject to certain conditions. Such investment by PWRES may be partially funded by an investment fund that is jointly sponsored by financier George Soros and PWRES.

                     Amounts advanced under the RSI Facility and the RSVP Facility will be used primarily to fund the future growth of RSI and its subsidiaries.

Management of RSI        Donald  J.  Rechler, Scott  H.  Rechler and  Michael
                         Maturo (collectively, the "Executive Officers") will
                         serve as Chairman  of the Board and  Chief Executive
                         Officer, President and  Chief Operating Officer  and
                         Executive  Vice   President,  Treasurer   and  Chief
                         Financial  Officer,  respectively,  of  RSI.    Each
                         currently serves in the same capacity at Reckson. In
                         addition, RSI  will establish a  management advisory
                         committee that will  serve to  assist the  Executive
                         Officers  in  developing investment  strategies  and
                         evaluating investment opportunities.  This committee
                         will consist  of Roger Rechler, Mitchell  D. Rechler
                         and  Gregg M.  Rechler.    It  is  anticipated  that
                         Executive  Officers  of  RSI   and  members  of  the
                         management  advisory  committee initially  will  not
                         receive  base  salaries from  RSI, but  will receive
                         stock  options under RSI's stock option plan and may
                         receive    bonuses    or    other    incentive-based
                         compensation.     RSI  is   actively  pursuing   the
                         retention of additional senior management which will focus on the day-to-day investment activities of RSI.

Interests of Certain
Officers and Directors
and Affiliates           As stated above,  the Executive Officers will  serve
                         in similar capacities for both  Reckson and RSI.  In
                         addition,  Donald J. Rechler,  Scott H.  Rechler and
                         Roger  Rechler  will  serve  as  directors  of  both
                         Reckson and  RSI.   The Executive  Officers and  the
                         members of the management  advisory committee have a
                         significant interest  in  Reckson  and  RSI  through
                         positions  as officers,  members  of the  management
                         advisory committee and/or  directors of Reckson  and
                         RSI and  through  direct and  indirect ownership  of
                         common stock of each of these entities and ownership
                         of  Units of Reckson  Operating Partnership.   As of
                         December 31,  1997, the  Executive Officers  and the
                         members   of  the   management  advisory   committee
                         beneficially owned approximately 11.4% of Reckson, which interests consist of Reckson Common Stock and Units of Reckson Operating Partnership, a portion of which may be held by partnerships or trusts as to which the Executive Officers and the members of the management advisory committee have voting control.

Federal Income Tax
Consequences             For Reckson stockholders, the Distribution generally
                         should  effectively  result  in  additional  taxable
                         income only to the extent  that the value of the RSI
                         Common  Stock  distributed  by Reckson  exceeds  the
                         basis of  Reckson Operating Partnership in  such RSI
                         Common  Stock.    Management  anticipates  that  the
                         amount of such income will be nominal.  As a result,
                         management further anticipates  that, for a  typical
                         Reckson stockholder, the result of the  Distribution
                         will  largely  be  to  increase  such  stockholder's
                         tax-free  return  of capital.  However,  this result
                         cannot be assured.   The Distribution will generally
                         be  taxable to Limited Partners of Reckson Operating
                         Partnership only if and to the extent that the value of the RSI Common Stock plus any cash in lieu of fractional shares distributed to them exceeds their respective bases in their Units, but certain Limited
                         Partners may not be required to recognize gain equal to the full amount of such excess.

Preferred Stock Purchase
Rights Plan of RSI       RSI  expects  to adopt  a  Preferred  Stock Purchase
                         Rights Plan (the "Rights Plan")  on or prior to  the
                         Distribution Effective Date.  If so  adopted, shares
                         of  RSI Common Stock issued in the Distribution will
                         also  initially represent  an  equivalent number  of
                         Preferred  Stock   Purchase  Rights   of  RSI   (the
                         "Rights").

Additional Antitakeover
Provisions           Certain  provisions of RSI's charter and bylaws, as each
                     will  be in effect  on the Distribution  Effective Date,
                     and  of  the  Delaware  General  Corporation   Law  (the
                     "DGCL"), will have the effect of making more difficult a
                     change of control  of RSI in a  transaction not approved
                     by the RSI Board of Directors.  These provisions include
                     (i)  a provision  for  a  classified  Board,  with  only
                     approximately  one-third of the  Board to be  elected in
                     any   year,  to  serve  for  three-year  terms,  (ii)  a
                     requirement  that  directors be  removed only  for cause
                     upon the affirmative vote of  holders of at least 80% of
                     the  total  voting  power, (iii)  a  prohibition  on the
                     stockholders'  ability to call a special meeting, (iv) a
                     requirement that actions  of stockholders be taken  at a
                     meeting of stockholders, rather than by written consent,
                     (v) an advance  notice requirement  for stockholders  to
                     make nominations of candidates for directors or to bring
                     other business before an annual meeting of stockholders,
                     (vi) a requirement  that two-thirds of RSI  Common Stock
                     approve  any  merger  or  similar  business  combination
                     involving  RSI, (vii)  a  provision that  the holder  of
                     "control  shares" of  RSI  acquired in  a control  share
                     acquisition have no  voting rights with respect  to such
                     control shares except to the extent approved by the vote
                     of the  holders of two-thirds  of the RSI  Common Stock,
                     (viii) a limitation on the ownership of RSI Common Stock
                     by any person or entity of 9.9% of the number  of shares
                     or value of the RSI Common Stock, and (ix) a requirement
                     that amendments to the foregoing provisions be  approved
                     by the  affirmative vote  of at  least 80% of  the total
                     voting  power.   The  Rights Plan  will  also make  more
                     difficult a change of control of RSI in a transaction not approved by the RSI Board of Directors. The Rights
                     Plan and certain provisions of RSI's charter and by-laws do not apply to Reckson and its affiliates.

Distribution Agent       American  Stock Transfer & Trust Company will be the
                         Distribution Agent for the Distribution.

Record Date          	 (        ), 1998.

Distribution Effective
Date                     (            ), 1998.   Commencing on  or about  the
                         Distribution Effective Date, the Distribution Agent will begin mailing account statements reflecting ownership of RSI Common Stock to holders of Reckson Common Stock and Units as of the Record Date. Reckson stockholders and Limited Partners will not be required to make any payment or to take any other action in order to receive the RSI Common Stock to which they are entitled in the Distribution.

Trading Market           There  is currently  no public  market  for the  RSI
                         Common Stock.  The Company intends  to apply to have
                         the shares  of RSI Common  Stock approved  initially
                         for  quotation and trading on the OTC Bulletin Board
                         under the symbol "     ". Shares of RSI Common Stock
                         have not been  approved for listing on  any national
                         securities   exchange  or   for  quotation   on  any
                         quotation system, and there can be no assurance that such shares will be so approved or quoted or that a public market will develop or provide liquidity.

Post-Distribution
Dividend Policy      Following  the  Distribution,  RSI  intends  to use  its
                     available  funds  to  pursue   investment  and  business
                     opportunities and,  therefore, does  not anticipate  the
                     payment  of any  dividends on  RSI Common  Stock in  the
                     foreseeable  future.  Any declaration  of dividends will
                     be  subject  to the  discretion  of  the  RSI  Board  of
                     Directors.   In addition,  payment of  dividends on  RSI
                     Common  Stock is prohibited under the RSI Facility until
                     all  amounts outstanding thereunder are paid in full and
                     will also  be  subject to  such  limitations as  may  be
                     imposed  by   any  other   credit  facilities   or  debt
                     securities that RSI may obtain or issue, as the case may be, from time to time.

Transfer Agent and
Registrar                American  Stock Transfer & Trust Company will be the
                         Transfer  Agent  and Registrar  for  the  RSI Common
                         Stock after the Distribution.

Risk Factors             Reckson  stockholders  and Limited  Partners  should
                         consider  certain  factors   discussed  under  "Risk
                         Factors,"  including   risks  associated   with  the
                         limited  assets  that   RSI  owns,  RSI's   lack  of
                         operating history,  management's lack  of experience
                         in  certain  sectors  in which  RSI  is  expected to
                         operate,  potential  conflicts of  interest  between
                         Reckson  and   its  affiliates   and  RSI   and  its
                         affiliates,  RSI's dependence  on Reckson  Operating
                         Partnership,  RSI's current  limited  access to  the
                         capital  markets  and  other  funding  sources,  the
                         existence   of   certain   antitakeover   provisions
                         applicable  to RSI, the  limited trading of  the RSI
                         Common Stock and RSI's intention not to pay any dividends in the foreseeable future.



              SUMMARY CONDENSED PRO FORMA FINANCIAL INFORMATION

    The following table sets forth certain unaudited summary pro forma condensed combined financial information for RSI after giving effect to the acquisition of (1) a 331/3% interest in a joint venture that owns a 76.09% interest in ACLC and (2) a 58.69% interest in On-Site (collectively the "Acquired Businesses"), as if they had been consummated, with respect to statement of operations data, as of January 1, 1996, or, with respect to balance sheet data as of the date presented. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by reference to, the historical financial statements and the notes thereto and the unaudited pro forma condensed combined financial data and the notes thereto appearing elsewhere in this Prospectus. The unaudited summary pro forma condensed combined financial data have been included for comparative purposes only and do not purport to be indicative of the results of operations or financial position which would have been obtained if the acquisition of the Acquired Businesses had been effected at the dates indicated or of the financial position or results of operations which may be obtained in the future. See "RSI Pro Forma Financial Statements."

                                                            PRO FORMA
						  ----------------------------
                                                    NINE MONTHS
                                                       ENDED
                                                   SEPTEMBER 30,  DECEMBER 31,
                                                        1997         1996
						  ----------------------------

OPERATIONS SUMMARY:
    Equity in earnings of Nonconsolidated Joint
    Ventures					    $      6,886  $   369,155
    Equity in earnings of RO Partners                      9,501            -
    Management LLC
    Total revenues                                        23,054      369,155
    Corporate operating expenses                          79,489      100,000
    Interest expense                                     285,660      380,880
    Net (loss)                                         (342,095)    (111,725)

                                                       AS OF
                                                    SEPTEMBER 30,
                                                       1997
						  ----------------
FINANCIAL POSITION:
    Investment in Nonconsolidated Joint             $  3,174,000
    Ventures
    Investments in RO Partners Management LLC          3,632,001
    Total assets                                       7,875,005
    Loan payable to stockholder and affiliate          3,280,627
    Total liabilities                                  3,387,656
    Shareholders' equity                               4,487,349



                                 RISK FACTORS

    Reckson stockholders and Limited Partners should carefully consider and evaluate all of the information set forth in this Prospectus, including the risk factors listed below. This Prospectus includes certain statements that may be deemed to be "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this Prospectus that address activities, events or developments that RSI expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends, acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate or other industries, business strategies, expansion and growth of the operations of RSI and its affiliates and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by RSI in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, including the risk factors discussed below, general economic and business conditions, the business opportunities that may be presented to and pursued by RSI and its affiliates, changes in laws or regulations and other factors, many of which are beyond the control of RSI and its affiliates. Reckson stockholders and Limited Partners are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those anticipated in the forward-looking statements.

LACK OF OPERATING HISTORY

    RSI is newly formed and has no operating history. The financial information relating to RSI and its affiliates and their respective assets presented elsewhere in this Prospectus is not necessarily indicative of the future financial condition or results of operations of RSI and its affiliates.

LACK OF MANAGEMENT EXPERIENCE

    RSI is likely to pursue investments in sectors, either directly or through RSVP, in which RSI's management has little or no experience, although it is expected that senior officers of acquired businesses will be retained. In addition, although RSI's acquisitions of businesses may include retaining management of such businesses, it is anticipated that in most cases RSI's management will be actively involved in overall management and control of the strategic direction of such businesses. With the exception of the senior officers to be retained by RSI, RSI's management is comprised of officers of Reckson whose primary focus, unlike that of RSI, is acquiring, developing, and re-developing suburban office and industrial properties in the New York "Tri-State" area.

NO ASSURANCE AS TO ABILITY TO MANAGE GROWTH

    RSI intends to expand its operations through the acquisition of Real Estate-Related Services businesses. In addition, RSVP may also expand rapidly through the acquisition of real estate and real estate operating companies. The success of RSI's and RSVP's growth strategies will depend, in large part, on their ability to identify attractive business opportunities and effectively operate and integrate any newly acquired businesses, as to which there can be no assurance. The growth plans of RSI and RSVP will require the participation of, and place demands upon, their management and operating personnel. The ability to manage future growth effectively will require the development of operational, financial and management information systems. If RSI or RSVP is unable to manage its growth effectively, RSI's business, results of operations and financial condition may be adversely affected.

RISKS OF GROWTH BY ACQUISITIONS

    A significant component of the growth of RSI will be through acquisition. There can be no assurance that suitable acquisition opportunities will be available to RSI or its affiliates or that RSI or its affiliates will not overpay for acquisitions or that such acquisitions will be efficiently and adequately integrated. There may be significant competition for targeted acquisitions. Some of the companies in which RSI or its affiliates acquire an interest may have little or no operating histories, may have historical operating losses, and have competitors that are larger and more well capitalized. Certain of the acquisitions of RSI or its affiliates may be involved in sectors that are subject to increasing competition. As a result, the costs incurred to acquire or reposition companies may be significant and may not be recovered. Furthermore, there can be no assurance that acquisitions will not be dilutive to RSI's earnings.

RESTRICTIONS ON BUSINESS AND FUTURE OPPORTUNITIES

    So long as the Intercompany Agreement remains in effect, RSI will be prohibited from making REIT-Qualified Investments unless Reckson Operating Partnership has been given the right of first opportunity in respect thereof and has failed to pursue such investments. In addition, in the event that any such investment becomes available to an affiliate of RSI, including RSVP, such affiliate will be required to allow Reckson Operating Partnership to participate in such investment to the extent of RSI's interest, if any, therein. RSI's charter provides that one of the corporate purposes of RSI is to perform its obligations under the Intercompany Agreement. See "Business -- The Intercompany Agreement." RSI also has agreed to assist Reckson Operating Partnership in structuring and consummating any REIT-Qualified Investment presented to Reckson Operating Partnership which Reckson Operating Partnership has elected to pursue, on terms determined by Reckson Operating Partnership. As a result, the business and future opportunities of RSI and its affiliates are significantly restricted.

DEPENDENCE UPON RECKSON AND RECKSON OPERATING PARTNERSHIP

    Due to RSI's restricted corporate purpose and the Intercompany Agreement, RSI will rely significantly on Reckson for the provision of management expertise and for the financing of RSI's operations. As a result, if Reckson was unable to access the financial markets, RSI's ability to finance its operations would be severely restricted. The RSI Facility prohibits advances thereunder to the extent such advances would, in the determination of Reckson, endanger Reckson's status as a REIT. In addition, if in the future Reckson should fail to qualify as a REIT or have a decline in its condition (financial or other) or earnings, affairs or prospects, there is likely to be a substantial adverse effect on RSI's business opportunities, financial condition and results of operations.

LIMITED  FINANCIAL  RESOURCES;  OBLIGATIONS   UNDER  FINANCING  ARRANGEMENTS;
LIMITED FUTURE FUNDING COMMITMENTS

    RSI initially will rely primarily on funds provided to it by Reckson Operating Partnership in connection with the formation and capitalization of RSI, including the RSI Facility, in order to finance its operations. In connection with the formation and capitalization of RSI, RSI will obtain the RSI Facility from Reckson Operating Partnership pursuant to which it will have the right, subject to certain conditions, to borrow from Reckson Operating Partnership up to an aggregate of approximately $100 million in respect of the RSVP Tranche and $100 million in respect of the RSI Tranche. Prior to maturity, the RSI Facility will be payable on an interest-only basis from available cash flow. There can be no assurance that RSI will be able to satisfy all of its obligations under the RSI Facility. RSI has entered into a letter of intent which provides for PWRES to invest $200 million in RSVP in the form of a preferred equity interest. RSI has not received any commitment with respect to any additional borrowing. Other than under the RSI Facility, Reckson Operating Partnership is not currently obligated to provide any additional funds to RSI or to assist it in obtaining additional financing.

POTENTIAL CONFLICTS OF INTEREST

    Donald  J.  Rechler will  serve  as  Chairman  of  the  Board  and  Chief
Executive Officer of Reckson and RSI, Scott H. Rechler will serve as the President and Chief Operating Officer of Reckson and RSI and Michael Maturo will serve as Executive Vice President, Treasurer and Chief Financial Officer of Reckson and RSI. Although each of them is committed to the success of RSI, they are also committed to the success of Reckson. None of Donald J. Rechler, Scott H. Rechler or Michael Maturo is committed to spending a particular amount of time on RSI's affairs, nor will any of them devote his full time to RSI. Six of the members of the RSI Board of Directors will also be either insiders of RSI or members of the Reckson board of directors. In addition, it is anticipated that the RSI Board will include one member who is unaffiliated with RSI and Reckson.

    Officers and directors of a corporation owe fiduciary duties to the stockholders of that corporation. There is a risk that the common membership of management and members of the Boards of Directors of RSI and Reckson will lead to conflicts of interest in connection with transactions between the two companies. However, RSI was formed with the specific purpose of entering into and performing the Intercompany Agreement with Reckson Operating Partnership in an effort to avoid conflicts of interest issues by identifying at the outset which types of opportunities will be pursued by each company.

RISKS OF RELATED PARTY TRANSACTIONS

    Jon L. Halpern, a director of Reckson, owns interests in, and may participate in the operation of, On-Site, ACLC, Dobie and the Office Suites Company. Management believes that RSI's participation in such investments, or in the Office Suites Company's case, possible participation, with Mr. Halpern has been the subject of arm's-length negotiations.

REAL ESTATE INVESTMENT RISKS

    Investments in real estate are subject to the risks incident to the ownership and operation of real estate generally. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. A commercial property's revenues and value may be adversely affected by a number of factors, including the national, state and local economic climate and real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates); the perceptions of prospective tenants of the safety, convenience and attractiveness of the properties; the ability of the owner to provide adequate management, maintenance and insurance; the ability to collect on a timely basis all rent from tenants; the expense of periodically renovating, repairing and reletting spaces; and increasing operating costs (including real estate taxes and utilities) which may not be passed through to tenants. Certain significant expenditures associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in rental revenues from the property. If a property is mortgaged to secure the payment of indebtedness and if the owner is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the property or the exercise of other remedies by the mortgagee. In addition, real estate values and income from properties are also affected by such factors as compliance with laws, including tax laws, interest rate levels and the availability of financing. Also, the rentable square feet of commercial property is often affected by market conditions and may therefore fluctuate over time. In addition, equity real estate investments are relatively illiquid.

    RSI and its affiliates, including RSVP, may engage in the selective development and construction of real estate properties. Risks associated with development and construction activities include the risks that: development opportunities may be abandoned after expending resources to determine feasibility; construction costs of a project may exceed original estimates; occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable; financing may not be available on favorable terms for development of a property; and construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations. In addition, new development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention.

POTENTIAL ENVIRONMENTAL LIABILITY RELATED TO REAL ESTATE

    Under various Federal, state and local laws, ordinances and regulations, an owner of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. These laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under such enactments and could exceed the value of the property and/or the aggregate assets of the owner. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow, using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when such materials are in poor condition, or in the event of renovation or demolition. Such laws impose liability for release of ACMs into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with the ownership (direct or indirect), operation, management and development of real properties, RSI and its affiliates may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, potentially liable for removal or remediation costs, as well as certain other related costs, including governmental fines and injuries to persons and property.

RISKS OF OWNERSHIP THROUGH JOINT VENTURES

    It is anticipated that RSI and RSVP may hold a significant portion of their assets through joint ventures. Joint venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that the partners or co-venturer might become bankrupt, that such partners or co-venturer might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of RSI and its affiliates, and that such partners or co-venturer may be in a position to take action contrary to their instructions or their requests and contrary to their policies or objectives. Such investments may also have the potential risk of impasse on decisions, such as a sale, because neither RSI or its affiliates nor the partner or co-venturer would have full control over the partnership or joint venture. Consequently, actions by such partner or co-venturer might result in subjecting properties owned by the partnership or joint venture to additional risk. RSI and its affiliates will, however, seek to maintain sufficient control of such partnerships or joint ventures to permit their business objectives to be achieved. There is no limitation under RSI's organizational documents as to the amount of available funds that may be invested in partnerships or joint ventures.

RISKS ASSOCIATED WITH RSVP

    RSVP is a real estate venture capital fund formed to invest in real estate and real estate-related operating companies. RSI may invest up to $100 million in RSVP, and a subsidiary of RSI will serve as the managing member of RSVP. Neither Reckson nor RSI has previously sponsored a real estate venture capital fund. Investments of RSVP may include, among other things, investments in companies in an early stage of development that have historical operating losses. In addition, decreases in values in the property markets, volatility in the securities markets, interest rate increases and unfavorable conditions in the economy generally, and in the real estate industry in particular, may have a negative impact on the performance of RSVP.

    RSI has entered into a letter of intent for the $200 million RSVP Facility from PWRES, which may be partially funded by an investment fund that is jointly sponsored by financier George Soros and PWRES. Under the terms of the RSVP Facility, RSVP will be subject to various covenants and events of default and related remedies. Such remedies include increased control rights of PWRES over the operation of RSVP under certain circumstances. In addition, PWRES and such investment fund, if applicable, will receive a priority or preferred distribution from the operations of RSVP prior to the distribution of cash to RSI. It is anticipated that certain of RSVPs' investment professionals will be entitled to a portion of the profits of the managing member of RSVP after RSI has obtained a return of its capital plus a minimum return thereon. This may cause such professionals to identify investments involving greater risk in seeking higher profits. Any investments identified by such professionals are subject to the approval of RSI.

RISKS ASSOCIATED WITH THE STUDENT HOUSING SECTOR

    The student housing business is a fragmented sector undergoing rapid development and change. In addition to traditional real estate risks, risks in respect of student housing include economic, social, governmental and demographic factors as they relate to the number of students attending colleges and universities in need of student housing. Student housing facilities are to a large extent reliant upon the well-being of the colleges or universities to which such facilities relate and may be subject to competition from such colleges and universities as well as other providers of student housing.

ABSENCE OF A PUBLIC MARKET FOR RSI COMMON STOCK; VOLATILE TRADING PRICES

    There is currently no public market for the RSI Common Stock. The Company intends to apply to have the shares of RSI Common Stock approved initially for quotation and trading on the OTC Bulletin Board under the
symbol "          ".  Shares  of RSI Common Stock have  not been approved for listing on any national securities exchange or for quotation on any quotation system, and there can be no assurance that such shares will be so approved or quoted, or that a public market will develop or provide liquidity. Furthermore, there can be no assurance as to the prices at which trading in RSI Common Stock will occur after the Distribution. Until the RSI Common Stock is fully distributed and if and until a regular trading market develops, the prices at which trading in the RSI Common Stock occurs may fluctuate significantly. In the event a regular trading market fails to develop for the RSI Common Stock, holders of the RSI Common Stock may not be able to sell their shares promptly at a desired price. Accordingly, holders of the RSI Common Stock should consider an investment therein to be long-term.

ABSENCE OF DIVIDENDS ON RSI COMMON STOCK FOLLOWING THE
DISTRIBUTION

    Following the Distribution, RSI intends to use its available funds to pursue investment and business opportunities and, therefore, does not anticipate the payment of any dividends on RSI Common Stock in the foreseeable future.

    Payment of dividends on RSI Common Stock is prohibited under the RSI Facility until all amounts outstanding thereunder have been paid in full and will also be subject to such limitations as may be imposed by any other credit facilities and debt securities that RSI may obtain or issue, as the case may be, from time to time. See "Dividend Policy."

RELIANCE ON KEY PERSONNEL

    The success of RSI and its affiliates depends to a significant degree upon the contribution of the Executive Officers, its management advisory committee and other key personnel, including the investment professionals employed by RSVP. None of the Executive Officers or members of the management advisory committee has an employment agreement with RSI; two of the investment professionals of RSVP have entered into employment contracts with RSVP. There can be no assurance that RSI and its affiliates will be able to retain their key managerial and other personnel or to attract suitable replacements or additional personnel if required. Neither RSI nor any of its affiliates has obtained key-man insurance for any of its executive officers, members of its management advisory committee or other key personnel.

CERTAIN ANTITAKEOVER PROVISIONS

    RSI's charter and bylaws, the Rights Plan and applicable sections of the DGCL may make more difficult the acquisition of control of RSI without the approval of the RSI Board of Directors. Certain provisions of RSI's charter and bylaws, among other things: (i) classify the RSI Board of Directors into three classes, each of which serves for staggered three-year terms; (ii) provide that a director of RSI may be removed by the affirmative vote of stockholders having at least 80% of the total voting power only for cause;
(iii) provide that only the Chairman of the Board, President or the RSI Board of Directors may call special meetings of the stockholders; (iv) provide that the stockholders may take action only at a meeting of RSI stockholders, not by written consent; (v) provide that stockholders must comply with certain advance notice procedures in order to nominate candidates for election to the RSI Board of Directors or to place stockholders' proposals on the agenda for consideration at meetings of the stockholders; (vi) provide that, under certain circumstances, the affirmative vote of the holders of two-thirds of the RSI Common Stock is required to approve any merger or similar business combination involving RSI; (vii) provide that the holder of "control shares" of RSI acquired in a control share acquisition have no voting rights with respect to such control shares except to the extent approved by the vote of the holders of two-thirds of the RSI Common Stock (the "control shares provision"); (viii) limit the ownership by any person of RSI Common Stock to 9.9% of the number of shares or value of the RSI Common Stock; and (ix) provide that the stockholders may amend or repeal any of the foregoing provisions of the charter or bylaws only by a vote of at least 80% of the stock entitled to vote generally in the election of directors. With certain exceptions, Section 203 of the DGCL ("Section 203") imposes certain restrictions on mergers and other business combinations between RSI and any holder of 15% or more of the RSI Common Stock. The charter provides that the control shares provision, the Rights Plan and Section 203 do not apply to Reckson and its affiliates. Accordingly, Reckson and its affiliates will be in a position to effect a business combination or other transaction with RSI in situations where others would be restricted from effecting a similar transaction. RSI's charter authorizes the Board of Directors to issue up to ( ) million shares of preferred stock, par value $.01 per share, in series, and to establish the rights and preferences (including the exchange of such shares of preferred stock into shares of RSI Common Stock) of any series of preferred stock so issued. The issuance of certain types of preferred stock could have the effect of delaying or preventing a change in control of RSI, even if such a change in control were in the best interests of some, or a majority, of RSI's stockholders. See "Description of RSI Capital Stock" and "Certain Antitakeover Provisions."

    The Rights Plan would cause substantial dilution to a person or group that attempts to acquire RSI on terms not approved in advance by the RSI Board of Directors. Under the Rights Plan, until 10 business days following such time as a person or group has acquired beneficial ownership of, or has proposed a tender offer or exchange offer that would result in such person or group owning, 10% or more of the outstanding shares of RSI Common Stock (the "Rights Distribution Effective Date"), the Rights will be transferred only with the RSI Common Stock. Following the Rights Distribution Effective Date, separate certificates evidencing the Rights will be mailed to each holder of record on the Rights Distribution Effective Date. Thereafter, each holder of a Right (other than the person or group) will thereafter have the right to receive, upon exercise of such Right, that number of shares of RSI Common Stock having a market value equal to two times the exercise price of the Right. Similar provisions apply in the event of a merger or other business combination as a result of which an acquiring person or group will own 10% or more of the outstanding shares of RSI Common Stock. Prior to the time that any such person or group acquires 10% or more of the outstanding shares of RSI Common Stock, the RSI Board of Directors may redeem the Rights in whole for $.01 per Right. After the time that any such acquiring person or group acquires 10% or more, but less than 50%, of the outstanding shares of RSI Common Stock, the RSI Board of Directors may exchange the Rights, in whole or in part, at an exchange ratio of one share of RSI Common Stock, or one-hundredth of a share of Series A Junior Preferred Stock, per Right. See "Description of RSI Capital Stock -- Series A Junior Preferred Stock."

FEDERAL INCOME TAX RISKS

    On the Distribution Effective Date, in the opinion of Brown & Wood LLP, counsel to RSI and Reckson ("Tax Counsel"), Reckson will recognize gain measured by the difference between the value of the RSI Common Stock distributed by Reckson and the basis of Reckson in such stock, which will depend in turn on the basis of Reckson Operating Partnership in such stock. Although management anticipates that any such gain will be nominal, the Internal Revenue Service (the "Service") may be able to assert successfully that the gain is not insubstantial. Because of its factual nature, Tax Counsel is not able to render an opinion concerning the valuation. Under the REIT rules, Reckson's gain, if any, will effectively be passed through to the Reckson stockholders. The value of the RSI Common Stock distributed, plus any cash distributed in lieu of fractional shares, will be subject to the rules generally applicable to cash distributions. Management anticipates that, for a typical Reckson stockholder, the result of the Distribution will be largely to increase the stockholder's tax-free return of capital. Because of the valuation issue, however, this result cannot be assured. With respect to Limited Partners, the Distribution will be taxable to a Limited Partner if and to the extent that the value of the RSI Common Stock and any cash received in lieu of fractional shares exceeds the Limited Partner's basis in his Units, but certain Limited Partners may not be required to recognize gain equal to the amount of such excess. See "The Distribution -- Federal Income Tax Consequences."


                               THE DISTRIBUTION

BACKGROUND OF, AND REASONS FOR, THE DISTRIBUTION

    RSI has been formed to (i) identify and acquire interests in operating companies that engage in businesses that provide Real Estate-Related Services and (ii) pursue investment opportunities outside of Reckson's traditional office and industrial sectors while creating a "research and development" vehicle for Reckson to explore and invest in alternative real estate sectors and thereby providing the potential for Reckson to incorporate one or more of these sectors into its core business. RSI has entered into the Intercompany Agreement pursuant to which RSI and Reckson Operating Partnership have agreed to provide each other with first opportunity rights in respect of certain types of transactions and activities thereby reducing the potential for conflicts of interest between the parties by formalizing their relationship at the outset. It is anticipated that decisions regarding such first opportunity rights of Reckson will be presented to a committee of the board of directors of Reckson.

    RSI, directly or through its affiliates, intends to (i) provide various Real Estate-Related Services to the Reckson Customer Base and third parties,
(ii) invest in and manage RSVP and (iii) make or acquire (a) real estate or real estate-related investments other than REIT-Qualified Investments and (b) REIT Qualified Investments made available to Reckson Operating Partnership that it has chosen not to pursue. RSI, directly or through its affiliates, may also act as a lessee and operator of real estate owned by Reckson Operating Partnership and others.

    Due to considerations relating to Reckson's status as a REIT under Federal tax laws, RSI was initially formed as a subsidiary in which Reckson Operating Partnership owned 95% of the outstanding capital stock in the form of non-voting common stock and certain Reckson officers owned the remaining 5% of the outstanding capital stock in the form of voting common stock. The shares of capital stock owned by Reckson Operating Partnership and Reckson officers were acquired on the same dates and at the same per share price. Immediately prior to the Distribution, the shares of non-voting common stock owned by Reckson Operating Partnership were exchanged by RSI for RSI Common Stock.

MANNER OF EFFECTING THE DISTRIBUTION

    It is expected that the Distribution Effective Date will be (_____), 1998. At the time of the Distribution, share certificates for RSI Common Stock will be delivered to the Distribution Agent. Commencing on or about the date of the Distribution, the Distribution Agent will begin mailing account statements reflecting ownership of RSI Common Stock to holders of Reckson Common Stock and Units as of the Record Date. The Distribution will be made on the basis of one share of RSI Common Stock for every 11 shares of Reckson Common Stock held by Reckson stockholders on the Record Date and one share of RSI Common Stock for every 11 Units held by Limited Partners on the Record Date. No certificates representing fractional shares of RSI Common Stock will be issued in connection with the Distribution. In lieu of fractional shares, the Distribution Agent will pay to any person who would be entitled to a fractional share of RSI Common Stock an amount of cash (without interest) equal to $1.10 per share. All shares of RSI Common Stock will be fully paid and nonassessable. See "Description of RSI Capital Stock."

    Prior to the Distribution Effective Date, inquiries relating to the Distribution should be directed to the Distribution Agent at (
), or by telephone at (                ), Monday through Friday, 9:00 a.m. to
5:00 p.m. (New York City time). After the Distribution Effective Date, inquiries may be directed to the Distribution Agent or RSI Investor Relations, at 225 Broadhollow Road, Melville, New York 11747, or by telephone at (516) ( ), Monday through Friday, 9:00 a.m. to 5:00 p.m. (New York City time).

    NO HOLDER OF SHARES OF RECKSON COMMON STOCK OR UNITS WILL BE REQUIRED TO MAKE ANY PAYMENT FOR THE SHARES OF RSI COMMON STOCK TO BE RECEIVED IN THE DISTRIBUTION OR TO SURRENDER OR EXCHANGE SHARES OF RECKSON COMMON STOCK OR UNITS OR TO TAKE ANY OTHER ACTION IN ORDER TO RECEIVE RSI COMMON STOCK TO WHICH SUCH HOLDER IS ENTITLED IN THE DISTRIBUTION.

FEDERAL INCOME TAX CONSEQUENCES

    Introduction. The following is a summary of the material federal income tax considerations associated with the Distribution. This discussion is based upon the laws, regulations and reported rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment circumstances or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of Reckson or RSI or to the Distribution is being requested from the Service or from any other tax authority. Tax Counsel has rendered certain opinions discussed herein, which Tax Counsel believes address the material issues with respect to the Distribution and with respect to the qualification of Reckson as a REIT which are raised by the structure and currently anticipated activities of RSI. Tax Counsel believes that if the Service were to challenge the conclusions of Tax Counsel, such conclusions would prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Tax Counsel would be sustained in court.

ALL RECKSON STOCKHOLDERS AND RECKSON OPERATING PARTNERSHIP LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

    Taxation of Reckson in General. Reckson has made an election to be treated as a real estate investment trust under Sections 856 through 860 of the Code (as used in this section, a "REIT"), commencing with its taxable year ended December 31, 1995. Reckson believes that it was organized and has operated in such a manner so as to qualify as a REIT, and Reckson intends to continue to operate in such a manner, but no assurance can be given that it has operated in a manner so as to qualify, or will operate in a manner so as to continue to qualify as a REIT.

    The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. In the opinion of Tax Counsel, Reckson qualified as a REIT under the Code with respect to its taxable years ending on or before December 31, 1996, and is organized in conformity with the requirements for qualification as a REIT, and its proposed manner of operation will enable it to meet the requirements for qualification as a REIT in the future. It must be emphasized that this opinion is based on various assumptions relating to the organization and operation of Reckson and Reckson Operating Partnership and is conditioned upon certain representations made by Reckson as to certain relevant factual matters, including matters related to the organization, expected operation, and assets of Reckson and Reckson Operating Partnership. Moreover, continued qualification as a REIT will depend upon Reckson's ability to meet, through actual annual operating results, the distribution levels, stock ownership requirements and various qualification tests and other requirements imposed under the Code, as discussed below. Tax Counsel will not review Reckson's operations. Accordingly, no assurance can be given that the actual stock ownership of Reckson, the mix of its assets, or the results of its operations for any particular taxable year will satisfy such requirements.

    Income Recognition by Reckson as a Result of the Distribution. On the Distribution Effective Date, Reckson will, in the opinion of Tax Counsel, recognize gain on the Distribution to the extent that the value of the RSI Common Stock distributed by Reckson exceeds the basis of Reckson in such stock. Management anticipates that any such gain will be nominal, but the Service may be able to assert successfully that the gain is not insubstantial. Because of the factual nature of the valuation issue, Tax Counsel is unable to render an opinion on it. The amount of gain, if any, will increase Reckson's current or accumulated earnings and profits.

    Taxation of Taxable Domestic Stockholders of Reckson as a Result of the Distribution. The Distribution will be treated as a distribution whose amount equals the value of the RSI Common Stock distributed plus any cash in lieu of fractional shares. Reckson stockholders will receive a basis in RSI Common Stock equal to the value thereof at the time of the Distribution. As long as Reckson qualifies as a REIT in the year of the Distribution, the portion of the Distribution made to Reckson's taxable U.S. stockholders out of Reckson's current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. stockholders as ordinary income and, for corporate stockholders, will not be eligible for the dividends received deduction. The portion of the Distribution in excess of current and accumulated earnings and profits allocable to the Distribution will not be taxable to a stockholder to the extent that such portion does not exceed the adjusted basis of the stockholder's Reckson Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that the portion of the Distribution in excess of current and accumulated earnings and profits allocable to the Distribution exceeds the adjusted basis of a stockholder's Reckson Common Stock, the Distribution will be included in income as capital gain (taxable at the short-term, mid-term or long-term rates depending on the period of time that the stockholder has held the shares) assuming the shares are a capital asset in the hands of the stockholder.

    To the extent that Reckson designates a portion of the Distribution as a capital gain dividend, such portion will be taxable to Reckson stockholders as gain from the sale of a capital asset held for more than one year, without regard to the period for which the stockholder has held its Reckson Common Stock. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

    As described above under "--Income Recognition by Reckson as a Result of the Distribution," the amount of gain, if any, to be recognized by Reckson as a result of the Distribution will increase Reckson's earnings and profits. Management anticipates that any such gain will be nominal. Reckson expects that, in the absence of the Distribution, it would in any event distribute all or substantially all of its earnings and profits in order to maintain its status as a REIT and avoid paying federal income taxes. As a result, management anticipates that, for a typical Reckson stockholder, the result of the Distribution will be largely to increase the stockholder's tax-free return of capital. However, the Service may be able to assert successfully that the gain to be recognized by Reckson upon the Distribution is not insubstantial. Accordingly, this result cannot be assured.

    Taxation of Tax-Exempt Stockholders of Reckson as a Result of the Distribution. Most tax-exempt employees' pension trusts are not subject to federal income tax except to the extent of their receipt of "unrelated business taxable income" as defined in Section 512(a) of the Code ("UBTI"). The Distribution to a stockholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its Reckson Common Shares with "acquisition indebtedness" within the meaning of the Code and the Reckson Common Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. In addition, certain pension trusts that own more than 10% of a "pension-held REIT" must report a portion of the dividends that they receive from such a REIT as UBTI. Reckson has not been and does not expect to be treated as a pension-held REIT for purposes of this rule.

    Taxation of Foreign Stockholders of Reckson as a Result of the Distribution. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made in this Prospectus to provide more than a summary of such rules. Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local tax laws with regard to the Distribution, including any reporting requirements. In general, as is the case with domestic taxable stockholders of Reckson, the Distribution is treated as a distribution whose amount equals the value of the RSI Common Stock distributed plus any cash in lieu of fractional shares, and Reckson stockholders will receive a basis in RSI Common Stock equal to the fair market value thereof at the time of the Distribution.

    The Distribution will be treated as an ordinary income dividend to the extent that it is made out of current and accumulated earnings and profits of Reckson and is neither attributable to gain from sale or exchange by Reckson of United States real property interests nor designated by Reckson as a capital gain dividend. The portion of the Distribution that will be treated as an ordinary income dividend ordinarily will be subject to a withholding tax equal to 30% of the gross amount thereof, unless an applicable tax treaty reduces or eliminates that tax. Reckson expects to withhold U.S. income tax at the rate of 30% on the gross amount of the Distribution made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and the Non-U.S. Stockholder has filed the required IRS Form 1001 with Reckson or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with Reckson claiming that the distribution is effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business. The portion of the Distribution that is in excess of Reckson's current and accumulated earnings and profits allocable to the Distribution will be subject to a 10% withholding requirement but will not be taxable to a stockholder to the extent that such excess does not exceed the adjusted basis of the stockholder's Reckson Common Shares, but rather will reduce the adjusted basis of such shares. To the extent that the portion of the Distributions in excess of current and accumulated earnings and profits allocable to the Distribution exceeds the adjusted basis of a Non-U.S. Stockholder's shares, the Distribution will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Reckson Common Shares.

    Provided that Reckson is a "domestically controlled REIT" for federal income tax purposes, a Non-U.S. Stockholder would be subject to taxation on gain from the sale or disposition of Reckson Common Shares only if (i) the investment in the Reckson Common Shares were treated as effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder were a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and either the individual has a "tax home" in the United States or the gain is attributable to an office or other fixed place of business maintained by the individual in the United States, in which case the gain would be subject to a 30% tax. The Company believes that Reckson is and will continue to be a domestically controlled REIT.

    As Reckson will not be able to determine, at the time that the Distribution is made, the portion of the Distribution, if any, that will be in excess of the current and accumulated earnings and profits allocable to the Distribution, the Distribution will be subject to withholding as though the entire Distribution (apart from any portion designated as a capital gain dividend) were an ordinary income dividend. However, a Non-U.S. Stockholder may seek a refund of such amounts from the Service if it is subsequently determined that a portion of the Distribution was, in fact, in excess of Reckson's current and accumulated earnings and profits allocable to the Distribution.

    Management believes that the Company's Common Stock may constitute a United States real property interest. However, because management anticipates that any gain to be recognized by Reckson as a result of the Distribution will be nominal, as described above under "--Income Recognition by Reckson as a Result of the Distribution," management does not anticipate that a significant portion of the Distribution will be treated as attributable to gain upon the disposition of United States real property interests. To the extent that a portion of the Distribution were to be treated as attributable to gain upon the disposition of a United States real property interest, a non-U.S. Stockholder would be subject to tax on such portion as though it were gain that was effectively connected with a United States trade or business of such Non-U.S. Stockholder. Thus, Non-U.S. Stockholders would be taxed on such portion of the Distribution at the normal capital gain rates applicable to U.S. stockholders. Reckson is required under applicable Treasury Regulations to withhold 35% of any distribution to a Non-U.S.Stockholder that could be designated by Reckson as a capital gain dividend. The amount so withheld is creditable against the Non-U.S. Stockholder's U.S. tax liability.

    Amounts required to be withheld from payments to Non-U.S. Stockholders will be collected by converting a portion of the Common Stock to be distributed into cash.

    Taxation of Limited Partners of Reckson Operating Partnership as a Result of the Distribution. The Distribution will generally result in the recognition of gain by a Limited Partner of the Operating Partnership to the extent that the sum of the fair market value of the RSI Common Stock plus any cash in lieu of fractional shares received by him exceeds his basis in his Units. The basis of a Limited Partner in the RSI Common Stock he receives will generally equal such fair market value. However, a Limited Partner who has not contributed appreciated property to the Operating Partnership, or who has contributed appreciated property where the excess of the fair market value of such property over its basis at the time of the contribution (the "Precontribution Gain") was less than the excess of the fair market value of the RSI Common Stock he received in the Distribution over the Operating Partnership's basis in such stock immediately before the Distribution (approximately $ per share), will not recognize gain on the Distribution in the full amount described above. Such a Limited Partner will generally recognize gain in an amount not greater than the sum of (i) the excess of
(x) the Operating Partnership's basis in the RSI Common Stock received by him plus the amount of any cash received by him in lieu of fractional shares over
(y) his basis in his Units and (ii) the amount of taxable gain that would have been allocated to him as Precontribution Gain if the Operating Partnership would have sold, in a taxable transaction prior to the
Distribution, all of the property that he had contributed to it. Such a Limited Partner's basis in the RSI Common Stock received in the Distribution will be equal to not less than the sum of the Operating Partnership's basis in such stock immediately before the Distribution plus any gain recognized by the Limited Partner upon the Distribution.

LISTING AND TRADING OF RSI COMMON STOCK

    There is currently no public market for RSI Common Stock. The Company intends to apply to have the shares of RSI Common Stock approved initially for quotation and trading on the OTC Bulletin Board under the symbol " ". Shares of RSI Common Stock have not been approved for listing on any national securities exchange or for quotation on any quotation system, and there can be no assurance that such shares will be so approved or quoted. There can be no assurance as to the prices at which trading in RSI Common Stock will occur after the Distribution. Until RSI Common Stock is fully distributed and if and when a regular trading market develops, the prices at which trading in such stock occurs may fluctuate significantly. There can be no assurance that a regular trading market in RSI Common Stock will develop or provide liquidity.

    The prices at which RSI Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the performance and prospects of RSI and its affiliates, the depth and liquidity of the market for RSI Common Stock, investor perception of RSI and its affiliates and of the sectors in which they operate and economic conditions in general, RSI's dividend policy, and general financial and other market conditions. In addition, financial markets have experienced extreme price and volume fluctuations that have affected the market price of many stocks and that, at times, could be viewed as unrelated or disproportionate to the operating performance of such companies. Such fluctuations have also affected the share prices of many newly public issuers. Such volatility and other factors may materially adversely affect the market price of RSI Common Stock.

    RSI will have approximately ( ) stockholders of record, based on the number of record holders of Reckson Common Stock and the number of Limited Partners on the Record Date. The Transfer Agent and Registrar for the RSI Common Stock will be American Stock Transfer & Trust Company. For certain information regarding options and other equity-based employee benefit awards involving RSI Common Stock that may become outstanding after the Distribution, see "Management."

SHARES AVAILABLE FOR FUTURE SALE

    RSI  Common Stock  distributed  in the  Distribution,  which based  on  a
Record  Date of (                ), 1998,  is approximately  3,885,400 shares
(subject to reduction to the extent that cash payments are made in lieu of the issuance of fractional shares of RSI Common Stock), will be freely transferable, except for securities received by persons who may be deemed to be "affiliates" of RSI under the Securities Act. Persons who may be deemed to be affiliates of RSI after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, RSI and may include certain officers and directors of RSI as well as principal stockholders of RSI. Persons who are affiliates of RSI will be permitted to sell their shares of RSI Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(2) of the Securities Act (relating to private sales) or by Rule 144 under the Securities Act. Neither Reckson nor RSI is able to predict whether substantial amounts of RSI Common Stock will be sold in the open market following the Distribution. Sale of substantial amounts of RSI Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of RSI Common Stock.


                               DIVIDEND POLICY

    Following the Distribution, RSI intends to use its available funds to pursue investment and business opportunities and, therefore, does not anticipate the payment of any cash dividends on RSI Common Stock in the foreseeable future. The declaration of dividends will be subject to the discretion of the RSI Board of Directors. In addition, payment of dividends on RSI Common Stock will be prohibited under the RSI Facility provided to RSI by Reckson Operating Partnership until all amounts outstanding thereunder are paid in full, and will also be subject to such limitations as may be imposed by any other credit facilities or debt securities that RSI may obtain or issue, as the case may be, from time to time.


                           SELECTED FINANCIAL DATA

       RECKSON SERVICES INDUSTRIES INC. SELECTED FINANCIAL INFORMATION

    The selected financial information set forth below has been derived from the historical financial statements of Reckson Services Industries Inc. The financial information for the nine-month period is not necessarily indicative of results for subsequent periods or the full year. This selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Reckson Services Industries Inc. and the historical financial statements and related notes thereto of Reckson Services Industries Inc. contained herein.


                                                          Nine Months Ended
OPERATIONS SUMMARY:                                       September 30, 1997
							---------------------

    Equity in earnings of RO
      Partners Management, LLC                                    $     9,501
    Total revenues                                                $    16,168
    Corporate operating expenses                                  $     4,489
    Net income                                                    $     7,008


FINANCIAL POSITION:                                       SEPTEMBER 30, 1997
							---------------------

    Investment in RO Partners
      Management LLC                                            $   3,632,001
    Total Assets                                                $   4,476,988
    Loan Payable to
      shareholder and affiliate                                 $     106,627
    Total liabilities                                           $     213,656
    Shareholders' equity                                        $   4,263,332



         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

    The  following  discussion  should  be  read   in  conjunction  with  the
"Summary Condensed Pro Forma Financial Information," "Selected Financial Data" and the financial statements appearing elsewhere in this Prospectus.

    This discussion is based on an analysis of the historical financial statements of RSI and the pro forma financial statements of RSI. The RSI historical financial statements include RSI's investment in ROPartners Management, LLC, which is the general partner of the predecessor to RSVP. The RSI pro forma financial statements include the pro forma effects of the acquisitions of interests in Dobie Center, ACLC and On-Site which are accounted for under the equity method of accounting.

    RSI was formed on July 15, 1997, to identify and acquire interests in operating companies that engage in businesses that provide certain services primarily directed towards occupants of office, industrial and other property types and to invest in and manage a real estate venture capital fund. The Company invested through RSVP approximately $3.62 million to acquire a 331/3% interest in a joint venture which owns a 70% interest in Dobie Center, a 27-story off-campus student housing project located directly opposite the campus of the University of Texas at Austin. Similarly, the Company has invested through RSVP approximately $1.51 million to acquire a 331/3% interest in a joint venture that owns a 76.09% interest in ACLC, a student housing enterprise which develops, constructs and acquires on- and off-campus student housing projects.

    RSI financed the acquisitions of its indirect interests in Dobie Center and ACLC with proceeds from its initial capital contributions and loans from Reckson Operating Partnership and anticipates financing the acquisition of the interest in On-Site with a loan from Reckson Operating Partnership. In addition, RSI anticipates making borrowings under the RSI Facility for purposes of meeting its investment commitment to RSVP, making additional investments and providing working capital for operations (see "Liquidity and Capital Resources").

LIQUIDITY AND CAPITAL RESOURCES

    In connection with the formation and capitalization of RSI, Reckson Operating Partnership contributed $4,256,324 to RSI for a 95% non-voting equity interest. Simultaneously, certain officers of Reckson contributed $224,017 of Notes to RSI in exchange for a 5% voting equity interest. In addition, RSI anticipates obtaining the RSI Facility from Reckson Operating Partnership comprised of two tranches: a $100 million tranche for RSI to meet its commitment to RSVP and a $100 million tranche for RSI's service sector investment activities. The RSI Facility has a term of five years, bears interest at a rate equal to the greater of the prime rate plus 2% or 12% per annum, with such 12% rate increasing annually by 4% over the prior year's rate, and is payable only to the extent of cash flow and on an interest only basis during its term. The RSI Facility is a recourse obligation of RSI. Additionally, RSVP has obtained a letter of intent with respect to a commitment from PWRES to invest up to $200 million in RSVP in the form of preferred equity, subject to certain conditions. Amounts available under the $200 million facility from PWRES will be used by RSVP to make investments consistent with its business objectives and to fund working capital.

PRO FORMA CAPITAL RESOURCES

    RSI has entered into a letter of intent to purchase an interest in On-Site. Financing for this acquisition is expected to be provided through a loan from Reckson Operating Partnership. RSI has no other external sources of financing except as described above in "Liquidity and Capital Resources." RSI's ability to make additional investments will be dependent upon availability under the RSI Facility and the $200 million facility from PWRES and securing additional financing on adequate terms as required.
The Company is not aware of any material unfavorable trends in either capital resources or the outlook for long-term cash generation, nor does it anticipate any material change in the availability and relative cost of such capital resources.

PRO FORMA RESULTS OF OPERATIONS

    For the nine months ended September 30, 1997 on a pro forma basis, after giving effect to the completion of the formation and initial capitalization of RSI, the acquisition of the Dobie Center interest, and the acquisitions of the On-Site interest and the ACLC interest, RSI would have incurred a net loss of $(342,095). This pro forma net loss reflects (i) the historical operating results of RSI for the period from July 15, 1997 (inception) to September 30, 1997, which includes RSI's equity in earnings of ROPartners Management, LLC of $9,501, primarily attributable to RSVP's interest in Dobie Center, (ii) $115,603 of equity in earnings related to the pro forma results of Dobie Center for the preacquisition period, (iii) the $150,710 equity in earnings related to RSI's indirect interest in the pro forma results of ACLC, and (iv) the $259,427 equity in losses related to RSI's indirect interest in the pro forma results of On-Site. The pro forma net loss also reflects the pro forma increase in interest expense on borrowings from Reckson Operating Partnership in connection with the financing of the acquisitions of the ACLC interest and the On-Site interest and incremental corporate general and administrative expenses of $75,000.

    For the year ended December 31, 1996, on a pro forma basis, RSI would have incurred a net loss of $(111,725) for the year ended December 31, 1996. This pro forma net loss reflects (i) the $151,142 equity in earnings related to RSI's indirect interest in the pro forma results of Dobie Center,
(ii) the $254,060 equity in earnings related to RSI's indirect interest in the pro forma results of ACLC and (iii) the $36,047 equity in losses related to RSI's indirect interests in the pro forma results of On-Site. The pro forma net loss also reflects the pro forma increase in interest expense on borrowings in connection with the acquisitions of the ACLC interest and the On-Site interest and incremental corporate general and administrative expense of $100,000.


                                   BUSINESS

OVERVIEW

    SERVICE SECTOR OPERATIONS. RSI will seek to create and manage a system of interrelated services to be offered to the marketplace through a centralized infrastructure. RSI will establish a platform position in Service Platforms that present significant opportunities to provide Real Estate-Related Services to the Reckson Customer Base and other third parties. RSI's growth strategy is to acquire primarily established businesses within each of its targeted service sectors, and, where appropriate, to retain the existing management of such businesses. RSI will seek growth in each Service Platform by (i) accessing the Reckson Customer Base as an anchor for growth opportunities in Reckson's markets, (ii) integrating each Service Platform into RSI's centralized infrastructure and (iii) acquiring similar businesses or making additional investment within such Service Platform.

    Management believes that there are significant opportunities to provide Real Estate-Related Services to the Reckson Customer Base and third parties that are currently provided by third parties in a more limited and fragmented manner or not provided at all. Management also believes that RSI will benefit from Reckson's reputation relationships with its tenants and from Reckson's reputation for providing high quality service to its tenants. RSI will offer to the marketplace Real Estate-Related Services at a uniformly high quality level and on competitive market terms which RSI shall facilitate through its centralized infrastructure. In support of this arrangement, the
Intercompany Agreement requires Reckson Operating Partnership to provide RSI with a right of first opportunity in respect of Real Estate-Related Service opportunities that it develops or that otherwise become available to it, as well as to provide RSI with access to its tenants so that RSI may offer Real Estate-Related Services directly to such tenants; provided, however, that RSI must offer to provide such Real Estate-Related Services to Reckson Operating Partnership at market rates and on terms and conditions as attractive as the best available for comparable services in the market or those offered by RSI to third parties.

    REAL ESTATE VENTURE CAPITAL FUND. RSI, through a subsidiary, will be the managing member of RSVP, a real estate venture capital fund formed to invest in real estate and real estate-related operating companies generally outside of Reckson's core office and industrial focus. RSVP's strategy is to identify and acquire interests in established entrepreneurial enterprises with experienced management teams in market sectors which are in the early stages of their growth cycle or offer unique circumstances for attractive investments as well as platforms for future growth. RSVP has established a platform in the area of student housing and is targeting additional platforms. RSVP anticipates that it will retain highly experienced investment professionals that will source, structure and execute transactions within each platform as well as manage the day-to-day operations of RSVP, subject to the overall management of RSI's executive officers. RSI's investments in RSVP will occur in the following manner: Reckson Operating Partnership has approved the funding of investments of $100 million in RSVP. This $100 million will be invested at the early stages of establishing platforms in alternative sectors. Reckson Operating Partnership will fund such investments (i) indirectly through advances under the RSI Facility or
(ii) directly in joint ventures with RSVP in REIT- Qualified Investments. After a platform has reached its maximum investment allocation by RSVP and Reckson has determined to incorporate that platform into its core business, Reckson may make additional investments in other opportunities within such platform; any such investments would be in addition to the $100 million RSVP Facility. In addition, as further described below, RSVP has entered into a letter of intent for the $200 million RSVP Facility from PWRES, which may be partially funded by an investment fund that is jointly sponsored by financier George Soros and PWRES.

INITIAL ASSETS OF RSI

    RSI's initial investments are comprised of (i) a letter of intent to acquire a 58.69% interest in On-Site, a company providing advanced telecommunications systems and services within commercial and residential buildings and/or building complexes, (ii) an option to acquire a majority equity interest in a privately-held national executive office suites business and (iii) RSI's indirect interest in the assets of RSVP (currently ACLC and Dobie Center).

    ON-SITE. RSI has entered into a letter of intent to acquire a 58.69% interest in On-Site, which has been formed as a joint venture entity to acquire and hold 100% of the equity interests of OnSite Access LLC and OnSite Access Local LLC (collectively, "OSA"). On-Site is engaged in the business of installing state-of-the-art telecommunications infrastructure in commercial and residential buildings and complexes, including wiring, cabling and transmission equipment, providing of telecommunication, computer and Internet services. OSA commenced operations in February 1997. Under the terms of the letter of intent, RSI will make an initial capital commitment of $6.5 million for a 58.69% interest in On-Site. An entity controlled by Jon
L. Halpern, a director of Reckson who is one of the founders of OSA, contributed all of the assets used in the On-Site business, including 100% of the ownership interest in OSA and owns an interest in On-Site.

    On-Site will be formed as a Delaware limited liability company managed by a management committee comprised of three designees of RSI and two designees of Veritech Ventures LLC, a New York limited liability company which is controlled by Mr. Jon L. Halpern ("Veritech"). The Limited Liability Company Agreement of On-Site (the "On-Site LLC Agreement") will provide that certain significant decisions (including liquidation or dissolution of On-Site, the issuance of equity securities, the hiring of certain executives and incurring indebtedness above a specified limit) by the management committee require the approval of both a representative of RSI and an OSA Representative. The On-Site LLC Agreement will also provide RSI and Veritech with buy/sell rights in the event of a deadlock with respect to a significant decision. In accordance with the On-Site LLC Agreement, Veritech will have the right, but not the obligation, to purchase all of RSI's interest if (i) RSI authorizes the dissolution of On-Site any time after its initial capital contribution has been spent or (ii) On-Site does not within the first two years of its operations spend $6.5 million with respect to the wiring of buildings or building complexes, provided that Veritech proposed transactions in accordance with the On-Site business plan sufficient to expend such $6.5 million. In addition, Veritech will have the right to sell all of its membership interest to RSI at any time after the first two years of the joint venture if RSI does not consent to an initial public offering by On-Site proposed by Veritech. RSI also will have the right for a period of six months to require On-Site to purchase 18.6% of the aggregate percentage interest in On-Site for a purchase price equal to $2 million commencing two years after the formation of the joint venture. The terms of the On-Site LLC Agreement provides RSI and Veritech a right of first refusal with respect to the sale of the other's membership interest, provides customary "tag-along" and "drag-along" rights and contemplates the adoption of an employee stock option or similar plan.

    Under the terms and conditions of the On-Site LLC Agreement, On-Site will be granted a right of first opportunity to deliver or provide communication, wiring and other related services with respect to Reckson's office buildings and complexes. The cost to Reckson for such services by On-Site will be the lesser of the best price offered by On-Site to its other customers and the lowest price otherwise available in the market, for a period through one year after RSI no longer holds an interest in On-Site.

    RSI and the entity controlled by Jon L. Halpern have also agreed to invest an additional $300,000 and $200,000 in OnSite Commerce and Content LLC, a newly formed Delaware Limited Liability Company which has been established to develop and acquire various forms of software products, content and other related computerized commercial products which may be delivered primarily by telecommunications and computer equipment service providers to their respective end users. The terms and conditions of the Limited Liability Company Agreement of OnSite Commerce and Content LLC will be substantially similar to the On-Site LLC Agreement.

    OFFICE SUITES COMPANY. RSI has obtained an option from Reckson Management Group, Inc., a company in which Reckson Operating Partnership owns a 97% non-voting interest (the "Reckson Management Company"), to acquire a majority equity interest in the Office Suites Company. The ROPartners Managing Directors (as defined below) each own a minority interest in the Office Suites Company. RSI's option to acquire Reckson Management Company's interest in the Office Suites Company has a five-year term and is exercisable at any time at a price equal to Reckson Management Company's cost in
acquiring the interest  (estimated to be approximately $(          ) million)
plus 8% interest from the date on which Reckson Management Company acquires such interest in the Office Suites Company. Management has determined that RSI will not exercise its option to acquire Reckson Management Company's interest in the Office Suites Company unless significant due diligence and an audit of such company's financial statements have been completed to its satisfaction.

    To the extent RSI exercises its option to acquire the Office Suites Company, RSI may seek to acquire a controlling ownership interest in Reckson Executive Centers LLC. The Reckson Executive Center business currently operates at nine of Reckson's properties encompassing approximately 100,800 rentable square feet. Reckson Executive Centers LLC provides tenants with furnished office suites and immediate support services, including secretarial services, telecommunication services and conference facilities.

    Reckson Operating Partnership currently owns a 9.9% interest in Reckson Executive Centers LLC and the remaining 90.1% interest is owned by a third party, who continues to manage the day-to-day operations of Reckson Executive Centers LLC.

    Reckson Executive Centers LLC leases space at the related Reckson properties as well as office furniture and equipment from Reckson Operating Partnership pursuant to five-year leases that provide for rental payments comprised of a fixed base rent. Reckson Executive Centers LLC effectively subleases such space to tenants on a short-term basis (generally one to five years).

    THE EXECUTIVE OFFICE SUITES INDUSTRY. The executive office suite ("EOS") business began approximately 35 years ago. There has been a significant expansion in the business during the last decade. This growth resulted largely from corporate downsizing and the development of technology which decreased the need for employees to be present in large corporate offices. Instead, more work has been outsourced to consultants, or smaller groups, who often work closer to their homes. A wide range of services are now offered by EOS businesses and are only paid for on an "as-used" basis. The EOS business meets the needs of a broad range of businesses from individual entrepreneurs to branch offices of Fortune 500 firms offering basic telephone and clerical services, as well as more advanced services such as teleconferencing, Internet access and virtual office concepts.

    The industry combines many aspects of the real estate business - supply and demand and location with those of a service intensive business, including technology. The industry is currently fragmented, with only four large participants operating on a national basis, with many operating under an affiliation, or networking basis. The total industry revenues are estimated at $2.4 billion. There are approximately 5,100 centers in North America, including 4,000 in the United States.

    INITIAL  INVESTMENTS   OF  RSVP.     RSVP  (formerly  known   as  Reckson
Opportunity  Partners, L.P. ("ROPartners")) has acquired  an interest  in two
investments:   ACLC and  Dobie  Center.   Jon L.  Halpern, a director  of
Reckson, and Martin Rabinowitz were formerly managing directors of ROPartners (the "ROPartners Managing Directors"). The ROPartners Managing Directors will each own minority interests in ACLC and the Dobie Center and have certain rights for additional investment in that platform. The ROPartners Managing Directors will not have any involvement in the future investments and operations of RSVP.

    RSVP has acquired a 331/3% interest in a joint venture that owns a 76.09% interest in American Campus Lifestyles Companies, LLC ("ACLC"), a student housing enterprise whichdevelops, constructs, manages and acquires on- and off-campus student housing projects, for $1.51 million.
RSVP is negotiating to acquire an additional interest in such joint venture. The ROPartners Managing Directors each own an interest in such joint venture. ACLC currently manages approximately 3,600 student beds in several different projects located in Texas, Oklahoma and Florida. ACLC employs 11 people at its corporate offices and in excess of 250 people carrying out responsibilities at its various projects. In addition to the Dobie Center, ACLC owns/manages student housing at the Texas A&M University at Prairie View (two projects), Texas A&M University at Laredo, Centennial Court Apartments, Langston University, Oklahoma, and Southgate Campus Center at Florida State University in Tallahassee. ACLC was acquired with an existing management group, which includes construction, development, marketing and accounting personnel.

    RSVP has acquired a 331/3% interest in a joint venture that owns a 70% interest in the Dobie Center, a 27-story off-campus student housing project located directly opposite the campus of the University of Texas at Austin, for $3.62 million. The ROPartners Managing Directors each own an interest in such joint venture. The Dobie Center is one of the nation's largest off-campus student housing facilities, with a student residential tower of 504 rooms accommodating approximately 950 students, a two story student oriented retail shopping mall comprising 70,000 rentable square feet and a six story parking garage accommodating up to 668 cars.

    STUDENT HOUSING MARKET OVERVIEW. The student housing industry is a specialized market sector that is highly fragmented and has relatively few large participants. Management believes that student housing represents a market sector that will maintain growth trends as the student population increases. According to the 1994 Statistical Abstract of the United States,
8.6 million students were enrolled in higher education institutions nationwide in 1970. This population increased to over 12.1 million in 1980. By 1995, it was estimated that the student population was over 16.5 million with over 18 million students projected by 2005. While the student population has continued to increase, the rate of growth slowed somewhat during the last several years. The U.S. Department of Education estimates that the student housing industry is currently a $10 billion dollar industry and could grow to a $20 billion industry in less than ten years.

    While the student population and the demand for student housing has increased, housing stock and in particular on-campus housing stock, has not kept up with demand. Student housing is comprised of two different sub-sectors, on-campus which accounts for approximately 25% of the housing stock and off-campus housing which accounts for approximately 75%. Currently, overall on-campus occupancy rates are estimated to be in excess of 90%. However, some university-run student housing projects are experiencing declining occupancy rates, as a direct result of age, general mismanagement, and physical and functional obsolescence rather than due to a lack of demand. The failure of the housing supply to keep pace with the increased demand provides the opportunity to develop new private on- and off-campus student housing and to improve the management and physical condition of existing university-owned housing through privatization.

FUNDING SOURCES FOR RSI

    Reckson Operating Partnership will establish a credit facility with RSI (the "RSI Facility") comprised of two tranches: a tranche of up to $100 million for RSI to meet its commitment to RSVP (the "RSVP Tranche") and a $100 million tranche for RSI's other funding needs (the "RSI Tranche"). Reckson Operating Partnership has approved the funding of investments of up to $100 million in RSVP, through (i) any capital contributions made in RSI prior to the Distribution, (ii) advances under the RSVP Tranche of the RSI Facility or (iii) joint venture investments with RSVP in REIT Qualified Investments. Advances under the RSVP Tranche in excess of $25 million in respect of any single platform are subject to approval by Reckson's board of directors, while advances under the RSI Tranche in excess of $10 million in respect of any single investment in a Real-Estate-Related Service Opportunity, as well as advances for investments in opportunities in non-Real Estate Related Services, are subject to approval by Reckson's board of directors, or a committee thereof. The RSI Facility has a term of five years and advances thereunder are recourse obligations of RSI. Interest accrues on advances made under the RSI Facility at a rate equal to the greater of the prime rate plus 2% and 12% per annum, with such 12% increasing annually at a rate of 4% of the prior year's rate, and, prior to maturity, is payable quarterly but only to the extent of net cash flow and on an interest-only basis and is prepayable without penalty at the option of RSI. As long as there are outstanding advances under the RSI Facility, RSI is prohibited from paying dividends on any shares of its capital stock. The RSI Facility prohibits advances thereunder to the extent such advances would, in the determination of Reckson, endanger Reckson's status as a REIT. Additional indebtedness may be incurred by subsidiaries of RSI.

    RSI has entered into a letter of intent with respect to the $200 million RSVP Facility. Under the terms of the RSVP Facility, it is anticipated that RSVP will be subject to various covenants and events of default and related remedies. Such remedies include increased control rights of PWRES over the operation of RSVP under certain circumstances. Advances under the RSVP Facility may be partially funded by an investment fund that is jointly sponsored by financier George Soros and PWRES. In addition, PWRES and such investment fund, if applicable, will receive a priority or preferred distribution from RSVP prior to the distribution of cash to RSI.

    Amounts advanced under the RSI Facility and RSVP Facility will be used primarily to fund the future growth of RSI and its direct and indirect subsidiaries.

THE INTERCOMPANY AGREEMENT

    The Operating Partnership and RSI will enter into an Intercompany Agreement in order to reduce potential conflicts of interest by formalizing their relationship. It is anticipated that decisions regarding first opportunity rights of Reckson granted in the Intercompany Agreement will be presented to a committee of the board of directors of Reckson. Pursuant to the Intercompany Agreement, RSI has granted Reckson Operating Partnership a right of first opportunity to make any REIT-Qualified Investment that it develops or that otherwise becomes available to RSI. In addition, in the event that any such investment opportunity becomes available to an affiliate of RSI, such affiliate will be required to allow Reckson Operating
Partnership to participate in such investment opportunity to the extent of RSI's interest, if any, therein.

    Under the Intercompany Agreement, Reckson Operating Partnership has granted RSI a right of first opportunity to provide Real Estate-Related Services to Reckson Operating Partnership and its tenants or that are developed by or otherwise become available to Reckson Operating Partnership. Any services provided by RSI to Reckson Operating Partnership must be at market rates on terms and conditions as attractive as the best available for comparable services in the market or those offered by RSI to third parties. In addition, Reckson Operating Partnership must give RSI access to its tenants in respect of Real Estate-Related Services that may be provided to such tenants.

    The Intercompany Agreement also provides, subject to certain conditions, that Reckson Operating Partnership will provide RSI with a right of first refusal to become the lessee of any real property acquired by Reckson Operating Partnership if Reckson Operating Partnership determines that, consistent with Reckson's status as a REIT, it is required to enter into a "master" lease arrangement.

    As to Real Estate-Related Service opportunities provided to RSI under the Intercompany Agreement, such Agreement requires that Reckson Operating Partnership give RSI written notice of opportunity. During the 30 days following such notice, RSI has a right of first refusal with regard to such opportunity and the right to negotiate with Reckson Operating Partnership on an exclusive basis regarding the terms and conditions of such opportunity. If a mutually satisfactory agreement cannot be reached within the 30-day period (or such longer period to which RSI and Reckson Operating Partnership may agree), Reckson Operating Partnership may offer the opportunity to others for a period of six months (or, to the extent there are ongoing discussions with respect thereto, one year) thereafter before it must again offer the opportunity to RSI in accordance with the procedures specified above.

    Under the Intercompany Agreement, RSI has agreed not to acquire or make any REIT-Qualified Investment unless it has provided written notice to Reckson Operating Partnership of the material terms and conditions of such investment, and Reckson Operating Partnership has determined not to pursue such investment either by providing written notice to RSI rejecting the opportunity within 10 days from the date of receipt of notice of the opportunity or by allowing such 10-day period to lapse. RSI also has agreed to assist Reckson Operating Partnership in structuring and consummating any REIT-Qualified Investment which Reckson Operating Partnership elects to pursue, on terms determined by Reckson Operating Partnership.

    Due to certain considerations relating to Reckson's status as a REIT, the Intercompany Agreement also obligates RSI to maintain the 9.9% limit on the ownership of RSI Common Stock set forth in its charter.

PROPERTY

    Reckson has agreed to make available to RSI, at Reckson's principal office at 225 Broadhollow Road, Melville, New York, 11747, space for RSI's principal corporate office. RSVP maintains offices in Melville, New York and New York, New York. RSI believes that its facilities are adequate to meet its expected requirements for the coming year.

EMPLOYEES

    As of January 12, 1998, RSI had no employees.



                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF RSI

    As of January 9, 1998, Scott H. Rechler, Donald J. Rechler and Roger Rechler were the directors of RSI. At such date, Scott H. Rechler served as RSI's President and J. Michael Maturo served as the Treasurer, Chief Financial Officer and Secretary. It is anticipated that RSI will appoint four additional directors, two of whom may be officers of Reckson. The following table sets forth certain information concerning those persons who have agreed to serve as executive officers and directors of RSI commencing
subsequent to (       ), 1998 and prior to the Distribution.


NAME                                      Position and Offices Held
----			       ----------------------------------------------

Donald J. Rechler . . . .      Chairman of the Board, Chief Executive
                               Officer and Director of RSI (term as director expires in 199_)

Roger M. Rechler  . . . .      Director of RSI; member of Management
                               Advisory Committee (term as director expires in 199_)

Scott H. Rechler  . . . .      President, Chief Operating Officer and
                               Director of RSI (term as director expires in 199_)

Michael Maturo  . . . . .      Executive Vice President, Chief Financial
                               Officer and Treasurer of RSI

Gregg M. Rechler  . . . .      Secretary of RSI

(Independent Director)  .

(Independent Director)  .

Mitchell D. Rechler . . .      Member of Management Advisory Committee

Jason M. Barnett  . . . .      Senior Vice President and General Counsel of
                               RSI


    The following is a biographical summary of the experience of the above-mentioned persons:

    Donald J. Rechler, age 62, serves as Chairman of the Board, Chief Executive Officer and Director of RSI and of Reckson. Prior to the initial public offering of Reckson (the "Reckson IPO"), Mr. Rechler was a Co-Founder and General Partner of Reckson Associates. As Chief Executive Officer, he coordinates and directs all of RSI's primary functions as well as establishing policy for RSI. He is a founder and former President and Chairman of the Association For A Better Long Island, a founder of the Long Island Commercial & Industrial Development Association, a member of the Board of Directors of the Development Division of North Shore Hospital, a member of the Council of Overseers of Long Island University, C.W. Post College. Mr. Rechler is a graduate of the University of Miami. Mr. Rechler is the father of Mitchell Rechler and the brother of Roger Rechler.

    Roger M. Rechler, age 54, serves as Director of RSI and member of the Management Advisory Committee and also serves as the Vice-Chairman of the Board and a Director of Reckson. Prior to the Reckson IPO, Mr. Rechler was a co-founder and general partner of Reckson Associates and supervised property construction, architectural and design services, interior construction and property management. Mr. Rechler attended the University of Miami. Mr. Rechler is the father of Scott Rechler and Gregg Rechler and the brother of Donald Rechler.

    Scott H. Rechler, age 30, serves as the President, Chief Operating Officer and a Director of RSI and of Reckson. Mr. Rechler has been employed at Reckson since 1989. He is responsible for the day-to-day operations and directing corporate policy for RSI. Prior to the Reckson IPO, he directed the financing of approximately $200 million of mortgage debt and the acquisition of property having a value in excess of $100 million for Reckson. He is a member of the Board of Directors of the Long Island Children's Museum. Mr. Rechler is a graduate of Clark University and received a Masters Degree in Finance with a specialization in real estate from New York University. He is the son of Roger Rechler and the brother of Gregg Rechler.

    Michael Maturo, age 36, serves as an Executive Vice President, Chief Financial Officer and Treasurer of RSI and of Reckson. He is responsible for the supervision of all financial, treasury and reporting functions. Mr. Maturo is also primarily responsible for banking and capital market activities and investor relations. Prior to joining Reckson, Mr. Maturo was a Senior Manager at E&Y Kenneth Leventhal Real Estate Group (formerly Kenneth Leventhal & Company), a public accounting and consulting firm. He specialized in diverse phases of real estate finance including corporate and property debt financings and recapitalization transactions. Mr. Maturo is a graduate of Seton Hall University with a degree in accounting and finance and is a certified public accountant. Mr. Maturo is a member of the accounting committee of the National Association of Real Estate Investment Trusts.

    Gregg M. Rechler, age 31, serves as the Secretary of RSI and serves as an Executive Vice President and Secretary of Reckson and as President of Reckson Construction Group, Inc. (the "Construction Company"). Mr. Rechler is responsible for the construction, architectural and property management activities of Reckson. Since 1985, he has been employed by Reckson and certain affiliates. From 1985 to 1988, Mr. Rechler held non-supervisory roles in the construction and property management areas. Beginning in 1989, as an Executive Vice President of Reckson, he served as the person responsible for the construction of the Omni office building and supervised all construction aspects of this project. In 1991, he organized the Construction Company and has been responsible for its significant growth. Mr. Rechler is a member of the Board of Directors of the Long Island chapter of the Building Owners and Managers Association ("BOMA"). Mr. Rechler attended the New York Institute of Technology. He is the son of Roger Rechler and the brother of Scott Rechler.

    Mitchell D. Rechler, age 37, serves as a member of the Management Advisory Committee; also serves as an Executive Vice President and a Director of Reckson and also serves as the President of Reckson Management Group, Inc. (the "Management Company"). From 1981 to 1985, he was employed by Reckson in various non-supervisory roles including positions in property management, construction, acquisitions and space leasing. Since 1986, Mr. Rechler has served as an Executive Vice President of Reckson, responsible for all leasing activities including the coordination of leasing and marketing strategies and overseeing tenant relations. During his career at Reckson, Mr. Rechler has completed over 300 leasing transactions encompassing in excess of 3 million square feet of office and industrial space. Mr. Rechler has served as President of the Management Company, since its organization in 1991. Mr. Rechler serves on the Executive Committee of the Children's Medical Fund of Schneider Children's Hospital of Long Island Jewish Medical Center and as a member of the Board of Directors of the Long Island Friends of the Arts. He is a graduate of Emory University. He is the son of Donald Rechler.

    Jason M. Barnett, age 29, serves as Senior Vice President and General Counsel of RSI and of Reckson. Mr. Barnett joined Reckson in 1996. He is responsible for the coordination of all legal and compliance matters for RSI. Prior to joining Reckson, Mr. Barnett practiced law as an associate in the REIT practice group of Brown & Wood LLP. While at Brown & Wood LLP, Mr. Barnett participated in numerous corporate and real estate transactions involving publicly held REITs, including initial public offerings, joint ventures and corporate and real estate acquisitions. Mr. Barnett holds a Bachelor of Arts degree from Clark University and Law Degree from Emory University School of Law. Mr. Barnett is admitted to the Bar of the State of New York.

COMMITTEES OF THE BOARD OF DIRECTORS

    The RSI Board has standing Audit and Compensation Committees. (___________________, ______________ and ______________) will serve as the members of the Audit Committee and (_____________ and ________________) will serve as the members of the Compensation Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of RSI's internal controls. The Compensation Committee is responsible for establishing compensation for RSI's officers and administering RSI's stock option plan.

COMPENSATION OF DIRECTORS

    Each  director other  than Donald  J.  Rechler, Scott  H. Rechler,  Roger
Rechler, (          ) and (          ) will receive from RSI an annual fee of
$7,500 or a meeting fee of $500 for each RSI Board or Committee meeting attended and reimbursements of expenses incurred in attending meetings.

ANNUAL MEETING

    RSI's Bylaws provide that its annual meeting of stockholders will be held in (May) of each year at its principal office or on such other date and at such other place and time as may be fixed by resolution of RSI's Board. The first annual meeting for which proxies will be solicited from stockholders will be held in 1999.

EMPLOYMENT AGREEMENTS

    None of the Executive Officers or members of the management advisory committee of RSI have entered into employment agreements with RSI.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AFTER THE DISTRIBUTION

    Executive officers and directors will receive shares of RSI Common Stock in the Distribution in respect of shares of Reckson Common Stock and Units held by them on the Record Date. The Distribution will be made on the basis of one share of RSI Common Stock for every 11 Reckson Common Shares held on the Record Date and one share of RSI Common Stock for every 11 Units held on the Record Date.

    For purposes of providing an indication of the beneficial ownership of certain persons following the Distribution, the following table sets forth the number of shares of RSI Common Stock that will be beneficially owned immediately following the Distribution, based on a Record Date of ( ), 1998, by each person then serving as an executive officer and director of RSI, all such executive officers and directors of RSI as a group, and persons or entities owning 5% or more of the outstanding shares of Reckson Common Stock and Units.

                   BENEFICIAL OWNERSHIP OF RSI COMMON STOCK

       NAME OF BENEFICIAL OWNER                NUMBER OF            Percent
       ------------------------                SHARES/(2)/             of
                                               ----------            Total
								   ----------

Donald J. Rechler . . . . . . . . .           (       (1)(3))          (   %)

Roger M. Rechler  . . . . . . . . .           (       (2)(4))          (   %)

Reckson Officer Entity (5)  . . . .           (             )          (   %)

Scott H. Rechler  . . . . . . . . .           (       (6))             (   %)

J. Michael Maturo . . . . . . . . .           (          )             (   %)

Mitchell D. Rechler . . . . . . . .           (       (7))             (   %)

FMR Corp. (8) . . . . . . . . . . .           (         )              (   %)

Cohen & Steers Capital Management
Inc. (9)  . . . . . . . . . . . . .	      (         )              (   %)

All directors and executive officers
  as a group (__ persons) . . . . .	      (         )              (   %)


--------------
(1) Includes  (          )  shares held by  a trust for the  benefit of Glenn
    Rechler, the son of Donald J. Rechler, beneficial ownership of which is disclaimed by Donald J. Rechler.

(2) Includes  (          )  shares held  by a trust  for the  benefit of Todd
    Rechler, the son of Roger M. Rechler, and 1,000 shares held by the wife of Roger M. Rechler, beneficial ownership of which is disclaimed by Roger M. Rechler.

(3) Includes (         ) Units held by trusts for  the benefit of the sons of
    Donald J. Rechler, beneficial ownership of  which is disclaimed by Donald
    J. Rechler.

(4) Includes (         ) Units held by trusts for  the benefit of the sons of
    Roger M.  Rechler, beneficial ownership of  which is disclaimed  by Roger
    M. Rechler.

(5) Reckson  Officer  Entity  is comprised of certain officers of Reckson.

(6) Includes (         ) shares held  in trust for  the children of  Scott H.
    Rechler,  beneficial  ownership  of  which  is  disclaimed  by  Scott  H.
    Rechler.

(7) Includes (       ) shares held by the wife of Mitchell D. Rechler and
        (             ) shares  held in trust for the children of Mitchell D.
        Rechler, beneficial ownership of which is disclaimed by Mitchell D. Rechler.

(8) The address of  FMR Corp. is 82 Devonshire Street,  Boston, Massachusetts
    02109.

(9) The address of Cohen & Steers Capital Management Inc. is 757 Third Avenue, New York, New York 10019.

EXECUTIVE COMPENSATION

    RSI was recently formed. None of the Company's executive officers has received compensation from or on behalf of RSI since its formation. The Company has no employment agreements with any person and does not currently contemplate paying a base salary to any executive officer that is also an executive officer of Reckson for his services in such capacity, although options have been, and in the future may be, granted to executive officers. Subsequent to the commencement of RSI's operations, it expects that it will pay salaries and other compensation to such executive officers when it begins conducting business operations material enough to warrant such compensation.

    The  following  table  provides  certain  information  regarding  options
granted to the Company's  named executive officers at (        ), 1998.  None
of the options is exercisable until the Distribution Effective Date. The Company has not granted any SARs.


                                                                   POTENTIAL
                                                                  REALIZABLE
                                                                   VALUE AT
                                                                    ASSUMED
                                                                    ANNUAL
                                                                   RATES OF
                                                                  STOCK PRICE
                                                                  APPRECIATION
                    NUMBER OF					      FOR
                     SHARES    % OF TOTAL   EXERCISE		   OPTION/SAR
                   UNDERLYING  OPTIONS/SARs  OR BASE		    TERM (1)
                     OPTIONS    IN FISCAL     PRICE   EXPIRATION -------------
       NAME          GRANTED       199       ($/sh)      DATE      5%     10%
------------------ ----------  ------------ --------  ---------- ------ ------

Donald J. Rechler 					  (2)
Scott H. Rechler                              		  (2)
J. Michael Maturo                              		  (2)


(1) Potential Realizable Value is based on the assumed annual growth rates shown over their 10-year option term. For example, a 5% growth rate compounded annually, for Scott H. Rechler's grant results in a stock price of $( ) per share and a 10% growth rate, compounded annually, results in a stock price of $( ) per share. These Potential Realizable Values are listed to comply with the regulations of the Commission, and the Company cannot predict whether these values will be achieved. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock.

(2) The exercise or base price  per share as of (                ), 19__ (the
    date of grant), which the Company's board of directors has determined represents the fair market value as of the date of grant.


RSI STOCK INCENTIVE PLAN

    RSI has adopted a Stock Incentive Plan pursuant to which grants of options ("Options") to purchase a specified number of shares of RSI Common Stock and shares of restricted stock in RSI ("Restricted Stock") were made in order to provide incentives to the recipient thereof. None of the Options is exercisable until the Distribution Effective Date. Under the Stock Incentive
Plan, (          ) shares of  RSI Common Stock  are authorized  for issuance.
Non-employee directors of RSI will receive annual grants of Options to purchase ( ) shares of RSI Common Stock (including an initial grant of an Option to purchase ( ) shares of RSI Common Stock upon appointment of any non-employee director). The Stock Incentive Plan expires on ______, 2008.

    The Compensation Committee of RSI has authority to determine the employees, officers and advisors to be granted Options or Restricted Stock, to interpret the Stock Incentive Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Stock Incentive Plan, to determine and interpret the details and provisions of each Option agreement and Restricted Stock agreement, to modify or amend any Option agreement or Restricted Stock agreement or waive any conditions or restrictions applicable to any Option (or the exercise thereof) or to Restricted Stock, and to make all other determinations necessary or advisable for the administration of the Stock Incentive Plan. With respect to any provisions of the Stock Incentive Plan granting the Compensation Committee the right to agree, in its sole discretion, to further extend the term of any award, the Compensation Committee may exercise such right at the time of grant, in the agreement relating to such award, or at any time or from time to time after the grant of any award thereunder. The discretion of the Compensation Committee under the Stock Incentive Plan does not extend to Options granted to outside directors.


                             CERTAIN TRANSACTIONS

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    As of __________, Donald J. Rechler, Roger M. Rechler and Scott H. Rechler beneficially own approximately _____%, _____% and _____%, respectively, of Reckson, which interests consist of shares of Reckson Common Stock and Units (including vested options to acquire shares of Reckson Common Stock) and will own RSI Common Stock following the Distribution, as set forth above under "Management -- Security Ownership of Certain Beneficial Owners and Management After the Distribution."

ACQUISITION OF ASSETS

    During 1997, RSI acquired its indirect interests in ACLC and Dobie Center from a Rechler family entity for $5.13 million. Such entity had acquired the interests in ACLC and the Dobie Center earlier in 1997 for $5.06 million in contemplation of transferring such interests to RSI, the difference representing interest carrying costs.

FORMATION AND EQUITY CAPITALIZATION OF RSI; OWNERSHIP OF RSI COMMON STOCK

    Due to considerations relating to the Reckson's status as a REIT under Federal tax laws, RSI was initially formed as a subsidiary in which Reckson Operating Partnership owned 95% of the outstanding capital stock in the form of non-voting common stock and Reckson officers owned the remaining 5% of the outstanding capital stock in the form of common stock. The shares of capital stock owned by Reckson Operating Partnership and Reckson officers were acquired on the same terms. Immediately prior to the Distribution, the shares of non-voting common stock owned by Reckson Operating Partnership were exchanged for RSI Common Stock.

    The Company has also obtained the RSI Facility from Reckson Operating Partnership which shall bear interest at the rate equal to the greater of the prime rate plus 2% and 12% per annum, with such 12% increasing annually at a rate of 4% of the prior year's rate. The RSI Facility will be payable on an interest-only basis from net cash flow during its five-year term. Advances under the RSI Facility will be recourse obligations of RSI.

    Jon L. Halpern, a director of Reckson, and affiliated parties own a 39.13% interest in On-Site, a 331/3% interest in a joint venture that owns 76.09% of ACLC, a 331/3% interest in a joint venture that owns a 70% interest in Dobie and a 22.75% interest in the Office Suites Company, and may participate in the management and operation of these companies. Management believes that RSI's participation in such investments, or in the Office Suites Company's case, possible participation, with Mr. Halpern has been the subject of arm's-length negotiations.

THE INTERCOMPANY AGREEMENT

    The Intercompany Agreement between the Company and Reckson Operating Partnership sets forth the basis on which RSI and Reckson Operating Partnership will allocate business opportunities among them. See "Business -
- The Intercompany Agreement."


                      DESCRIPTION OF RSI CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

    RSI's  authorized capital  stock consists  of (               ) shares of
preferred stock, par value $.01 per share (the "Preferred Stock"), (
) shares  of RSI Common Stock and (                 ) shares of excess stock,
par   value  $.01  per  share.     Immediately  following  the  Distribution,
approximately  (         ) shares  of  RSI Common  Stock will  be outstanding
(subject to reduction to the extent that cash payments are made in lieu of the issuance of fractional shares of RSI Common Stock). All of the shares of RSI Common Stock that will be outstanding immediately following the Distribution will be validly issued, fully paid and nonassessable.

COMMON STOCK

    The holders of RSI Common Stock will be entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by RSI's Board with respect to any series of Preferred Stock, the holders of such shares will possess all voting power. The Charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock created by the RSI Board from time to time, the holders of RSI Common Stock will be entitled to such dividends as may be declared from time to time by the RSI Board from funds available therefor, and upon liquidation will be entitled to receive pro rata all assets of the Company available for distribution to such holders.

PREFERRED STOCK

    The Charter authorizes the RSI Board to establish one or more series of Preferred Stock and to determine, with respect to any series of Preferred Stock, the terms and rights of such series, including (i) the designation of the series, (ii) the number of shares of the series, which number the RSI Board may thereafter (except where otherwise provided in the applicable certificate of designation) increase or decrease (but not below the number of shares thereof then outstanding), (iii) whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative, (iv) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable, (v) the redemption rights and price or prices, if any, for shares of the series, (vi) the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series, (vii) the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of RSI, (viii) whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of RSI or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made, (ix) restrictions on the issuance of shares of the same series or of any other class or series, (x) the voting rights, if any, of the holders of the shares of the series, and (xi) any other relative rights, preferences and limitations of such series.

    RSI believes that the ability of the RSI Board to issue one or more series of Preferred Stock will provide it with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise. The authorized shares of Preferred Stock, as well as shares of RSI Common Stock, will be available for issuance without further action by RSI's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which RSI's securities may be listed or traded. If the approval of RSI's stockholders is not required for the issuance of shares of Preferred Stock or RSI Common Stock, the RSI Board may determine not to seek stockholder approval.

    Although the RSI Board has no intention at the present time of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The RSI Board will make any determination to issue such shares based on its judgment as to the best interests of RSI and its stockholders. The RSI Board, in so acting, could issue Preferred Stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the RSI Board, including a tender offer or other transaction that some, or a majority, of RSI's stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then-current market price of such stock.

SERIES A JUNIOR PREFERRED STOCK

    The Company  expects to reserve (            ) shares of Series  A Junior
Preferred Stock for issuance upon exercise of the Rights. The Series A Junior Preferred Stock will not be redeemable and will rank, with respect to the payment of dividends and the distribution of assets, junior to any other series of any other classes of Preferred Stock that may exist from time to time. Generally, each share of Series A Junior Preferred Stock will entitle its holder to 100 votes on all matters submitted to a vote of the Company's stockholders.

    Subject to the rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Junior Preferred Stock with respect to dividends, holders of shares of Series A Junior Preferred Stock, in preference to holders of RSI Common Stock and any other junior stock, will be entitled to receive, when, as and if declared by the RSI Board, quarterly cash dividends, in an amount per share equal to the greater of (i) $1 or (ii) subject to adjustment as set forth herein, 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than dividends payable in RSI Common Stock or a subdivision of outstanding shares of RSI Common Stock) declared on the RSI Common Stock since the immediately preceding quarterly dividend payment date, or since the first issuance of any share of Series A Junior Preferred Stock, in the case of the first quarterly dividend payment date. In the event the Board declares or pays a dividend on the RSI Common Stock payable in shares of RSI Common Stock or subdivides, combines or consolidates the outstanding shares of RSI Common Stock into a greater or lesser number of shares of RSI Common Stock, the amount of in-kind dividend payable to holders of Series A Junior Preferred Stock will be adjusted for such dividend on, or subdivision, combination or consolidation of, shares of RSI Common Stock. Dividends on the Series A Junior Preferred Stock generally will be declared immediately following a dividend declaration on the RSI Common Stock, and will be cumulative. Accrued but unpaid dividends will not bear interest.

    During such times as dividends payable on the Series A Junior Preferred Stock are in arrears, and until such arrearages have been paid in full, RSI will be prohibited from (i) declaring or paying dividends, or making other distributions on any shares of stock ranking junior to the Series A Junior Preferred Stock, (ii) declaring or paying dividends, or making other distributions on any shares of stock ranking on a parity with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock and all such parity stock, in proportion to the amounts to which holders of all such shares are then entitled, (iii) redeeming or otherwise acquiring for value any stock ranking junior to the Series A Junior Preferred Stock, and (iv) redeeming or otherwise acquiring for value any shares of Series A Junior Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Preferred Stock, except in accordance with a purchase offer made under certain limited circumstances. Redemptions and other acquisitions of stock ranking junior to the Series A Junior Preferred Stock will be permissible if such redemptions or acquisitions are made in exchange for shares of any stock of RSI ranking junior to the Series A Junior Preferred Stock.

    In the event of any liquidation, dissolution or winding up of RSI, no distribution will be made to the holders of shares of stock ranking junior to the Series A Junior Preferred Stock unless and until the holders of the Series A Junior Preferred Stock have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon. Holders of Series A Junior Preferred Stock will be entitled to receive an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of RSI Common Stock. Further, no distribution will be made to the holders of shares of stock ranking on a parity with the Series A Junior Preferred Stock, except distributions made ratably on the Series A Junior Preferred Stock and all such parity stock in proportion to the totals to which the holders are entitled upon such liquidation, dissolution or winding up. In the event the Board declares or pays a dividend payable in shares of RSI Common Stock or subdivides, combines or consolidates the outstanding shares of RSI Common Stock into a greater or lesser number of shares of RSI Common Stock, the amount of the liquidating distribution payable to holders of Series A Junior Preferred Stock will be adjusted for such dividend on, or subdivision, combination or consolidation of, shares of RSI Common Stock.

    In the event RSI enters into a consolidation, merger, combination or other transaction pursuant to which shares of RSI Common Stock are exchanged for or changed into other stock or securities, cash or other property, each share of Series A Junior Preferred Stock must be similarly exchanged or changed into an amount per share equal to 100 times the aggregate amount of stock, securities, cash or other property (payable in kind) into which or for which each share of RSI Common Stock is changed or exchanged. In the event the Board declares or pays a dividend payable in shares of RSI Common Stock or subdivides, combines or consolidates the outstanding shares of RSI Common Stock into a greater or lesser number of shares of RSI Common Stock, the amount payable to holders of Series A Junior Preferred Stock in respect of a consolidation, merger, combination or other such transaction will be adjusted for such dividend on, or subdivision, combination or consolidation of, shares of RSI Common Stock.

RESTRICTION ON OWNERSHIP OF RSI CAPITAL STOCK

    In order for Reckson to qualify as a REIT under the Code, it must satisfy a variety of requirements, including annual tests with respect to the nature of its gross income. Substantially all of Reckson's gross income meets these requirements by qualifying as "rentals from real property" under
Section 856(d) of the Code. Under this provision, however, a REIT's real property rentals can be disqualified if the rent is received by the REIT from a related party or if noncustomary services are performed for the tenant other than by an independent contractor. The characterization of a party as a related-party tenant or as an independent contractor depends, in part, upon the percentage of stock, assets or net profits of such party that may be owned by the REIT or by shareholders of the REIT. Such ownership may be direct or may be indirect under certain attribution rules prescribed by the Code. Immediately after the Distribution, there will be a substantial identity of ownership between stockholders of Reckson and stockholders of the Company. It cannot be predicted how long or to what degree such identity of ownership may continue. In order to protect Reckson from the risk that rental income that it will earn from the Company or its affiliates and from tenants with respect to which the Company or its affiliates may provide Real Estate-Related Services will not be disqualified as rent from real property for REIT qualification purposes, the ownership by any person or entity of RSI Common Stock is limited to 9.9% of the aggregate number or value of shares of RSI stock.

EXCESS STOCK

    The Articles of Incorporation provide that the Company may issue up to 75 million shares of excess stock, par value $.01 per share ("Excess Stock"). For a description of Excess Stock, see " -- Restrictions on Ownership" below.

RESTRICTIONS ON OWNERSHIP

    In order to protect Reckson against the risk of failing to satisfy certain tax laws applicable to REITs due to common ownership among 10% holders of RSI Common Stock and Reckson Common Stock the Certificate of Incorporation, subject to certain exceptions, provides that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% (the "Ownership Limit") of the aggregate number or value of the Company's outstanding shares of Common Stock. In the event the Company issues Preferred Stock, it may, in the Designating Amendment, determine a limit on the ownership of such stock. Any direct or indirect ownership of shares of stock in excess of the Ownership Limit or that would result in (common ownership among 10% holders of RSI Common Stock and Reckson Common Stock), shall be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if Reckson determines that it is no longer in its best interests to attempt to qualify, or to continue to qualify, as a REIT. Under the terms of the Intercompany Agreement, the RSI Board of Directors may waive the Ownership Limit only if permission to do so is granted by Reckson, in Reckson's sole discretion, and the RSI Board of Directors otherwise decides that such action is in the best interest of the Company.

    Shares of capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit will automatically be converted into shares of Excess Stock that will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations described in Section 170(b)(1)(A) and 170(c) of the Code (the "Charitable Beneficiary"). The trustee of the trust will be deemed to own the Excess Stock for the benefit of the Charitable Beneficiary on the date of the violative transfer to the original transferee-stockholder. Any dividend or distribution paid to the original transferee-stockholder of Excess Stock prior to the discovery by the Company that capital stock has been transferred in violation of the provisions of the Company's Certificate of Incorporation shall be repaid to the trustee upon demand. Any dividend or distribution authorized and declared but unpaid shall be rescinded as void ab initio with respect to the original transferee-stockholder and shall instead be paid to the trustee of the trust for the benefit of the Charitable Beneficiary. Any vote cast by an original transferee-stockholder of shares of capital stock constituting Excess Stock prior to the discovery by the Company that shares of capital stock have been transferred in violation of the Company's Certificate of Incorporation shall be rescinded as void ab initio. While the Excess Stock is held in trust, the original transferee-stockholder will be deemed to have given an irrevocable proxy to the trustee to vote the capital stock for the benefit of the Charitable Beneficiary. The trustee of the trust may transfer the interest in the trust representing the Excess Stock to any person whose ownership of the shares of capital stock converted into such Excess Stock would be permitted under the Ownership Limit. If such transfer is made, the interest of the Charitable Beneficiary shall terminate and the proceeds of the sale shall be payable to the original transferee-stockholder and to the Charitable Beneficiary as described herein. The original transferee-stockholder shall receive the lesser of (i) the price paid by the original transferee-stockholder for the shares of capital stock that were converted into Excess Stock or, if the original transferee-stockholder did not give value for such shares (e.g., the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of capital stock were converted for the ten trading days immediately preceding such sale or gift, and (ii) the price received by the trustee from the sale or other disposition of the Excess Stock held in trust. The trustee may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of Excess Stock which have been paid to the original transferee-stockholder and are owed by the original transferee-stockholder to the trustee. Any proceeds in excess of the amount payable to the Original transferee-stockholder shall be paid by the trustee to the Charitable Beneficiary. Any liquidation distributions relating to Excess Stock shall be distributed in the same manner as proceeds of a sale of Excess Stock. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulations, then the original transferee-stockholder of any shares of Excess Stock may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring the shares of Excess Stock and to hold the shares of Excess Stock on behalf of the Company.

    In addition, the Company will have the right, for a period of 90 days during the time any shares of Excess Stock are held in trust, to purchase all or any portion of the shares of Excess Stock at the lesser of (i) the price initially paid for such shares by the original transferee-stockholder, or if the original transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the class of stock from which such shares of Excess Stock were converted for the ten trading days immediately preceding such sale or gift, and (ii) the average closing price for the class of stock from which such shares of Excess Stock were converted for the ten trading days immediately preceding the date the Company elects to purchase such shares. The Company may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of Excess Stock which have been paid to the original transferee-stockholder and are owned by the original transferee-stockholder to the trustee. The Company may pay the amount of such reductions to the trustee for the benefit of the Charitable Beneficiary. The 90-day period begins on the later date of which notice is received of the violative transfer if the original transferee-stockholder gives notice to the Company of the transfer or, if no such notice is given, the date the RSI Board of Directors determines that a violative transfer has been made.

    All certificates representing shares of capital stock will bear a legend referring to the restrictions described above.

    Each stockholder shall, upon demand by the Company, be required to disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of capital stock of the Company as Reckson deems necessary for Reckson to comply with the provision of the Code applicable to REITs.

    The  Company  is  required  to maintain  in  its  charter  the  foregoing
Ownership Limit, Excess Stock and stock ownership disclosure requirements under the terms of the Intercompany Agreement.

    The Ownership Limit may have the effect of delaying, deferring or preventing a change in control of the Company.


                       CERTAIN ANTITAKEOVER PROVISIONS

STAGGERED BOARD OF DIRECTORS

    The Charter and the Bylaws provide that the RSI Board will be divided into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes serving staggered three-year terms. The classification of the RSI Board will have the effect of making it more difficult for stockholders to change the composition of the RSI Board, because only a minority of the directors are up for election, and the RSI Board may not be replaced by vote of the stockholders, at any one time. RSI believes, however, that the longer terms associated with the classified RSI Board will help to ensure continuity and stability of the Company's management and policies.

    The classification provisions also could have the effect of discouraging a third party from accumulating a large block of RSI Common Stock or attempting to obtain control of RSI, even though such an attempt might be beneficial to the Company and some, or a majority, of its stockholders. Accordingly, under certain circumstances stockholders could be deprived of opportunities to sell their shares of RSI Common Stock at a higher price than might otherwise be available.

NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

    The Charter provides that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances ("Preferred Holders' Rights"), the number of directors will be fixed by the Bylaws. The Bylaws provide that, subject to any Preferred Holders' Rights, the number of directors will be fixed by the RSI Board, but must not be more than 25 nor less than three. In addition, the Bylaws provide that, subject to any Preferred Holders' Rights, and unless the RSI Board otherwise determines, any vacancies (other than vacancies created by an increase in the total number of directors) will be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, and any vacancies created by an increase in the total number of directors may be filled by a majority of the entire RSI Board. Accordingly, the RSI Board could temporarily prevent any stockholder from enlarging the RSI Board and then filling the new directorships with such stockholder's own nominees.

    The Charter and the Bylaws provide that, subject to any Preferred Holders' Rights, directors may be removed only for cause upon the affirmative vote of holders of at least 80% of the entire voting power of all the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

    The Charter and Bylaws provide that any action required or permitted to be taken by the stockholders of RSI must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any Preferred Stock, special meetings of stockholders of RSI for any purpose or purposes may be called only by the Chairman of the Board, Vice Chairman, President or the RSI Board pursuant to a resolution stating the purpose or purposes thereof. No business other than that stated in the notice shall be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the Chairman of the Board, Vice Chairman, President or the RSI Board.

ADVANCE   NOTICE  PROVISIONS  FOR  STOCKHOLDER  NOMINATIONS  AND  STOCKHOLDER
PROPOSALS

    The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for directors or bring other business before an annual meeting of stockholders of RSI (the "Stockholder Notice Procedure").

    The Stockholder Notice Procedure provides that (i) only persons who are nominated by, or at the direction of, the RSI Board, or by a stockholder who has given timely written notice containing specified information to the Secretary of RSI prior to the meeting at which directors are to be elected, will be eligible for election as directors of RSI and (ii) at an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of the Chairman or the RSI Board or by a stockholder who has given timely written notice to the Secretary of RSI of such stockholder's intention to bring such business before such meeting. In general, for notice of stockholder nominations or proposed business to be conducted at an annual meeting to be timely, such notice must be received by the Company not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting.

    The purpose of requiring stockholders to give the Company advance notice of nominations and other business is to afford the RSI Board a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the RSI Board, to inform stockholders and make recommendations about such nominees or business, as well as to ensure an orderly procedure for conducting meetings of stockholders. Although the Bylaws do not give the RSI Board power to block stockholder nominations for the election of directors or proposal for action, they may have the effect of discouraging a stockholder from proposing nominees or business, precluding a contest for the election of directors or the consideration of stockholder proposals if procedural requirements are not met, and deterring third parties from soliciting proxies for a non-management slate of directors or proposal, without regard to the merits of such slate or proposal.

RELEVANT FACTORS TO BE CONSIDERED BY THE RSI BOARD

    The Charter, which provides that one of the purposes of RSI is to perform the Intercompany Agreement, also provides that, in determining what is in the best interest of RSI in evaluating a "business combination," "change in control" or other transaction, a director of RSI shall consider all of the relevant factors, which may include (i) the immediate and long-term effects of the transaction on RSI's stockholders, including stockholders, if any, who do not participate in the transaction; (ii) the social and economic effects of the transaction on the Company's employees, suppliers, creditors and customers and others dealing with the Company and on the communities in which the Company operates and is located; (iii) whether the transaction is acceptable, based on the historical and current operating results and financial condition of the Company; (iv) whether a more favorable price would be obtained for the Company's stock or other securities in the future; (v) the reputation and business practices of the other party or parties to the proposed transaction, including its or their management and affiliates, as they would affect employees of the Company; (vi) the future value of the Company's securities; (vii) any legal or regulatory issues raised by the transactions; (viii) the effect on the Intercompany Agreement; and (ix) the business and financial condition and earnings prospects of the other party or parties to the proposed transactions including, without limitation, debt service and other existing financial obligations, financial obligations to be incurred in connection with the transaction and other foreseeable financial obligations of such other party or parties. Pursuant to this provision, the RSI Board may consider subjective factors affecting a proposal, including certain nonfinancial matters, and on the basis of these considerations, may oppose a business combination or other transaction which, evaluated only in terms of its financial merits, might be attractive to some, or a majority, of the Company's stockholders.

AMENDMENT

    The  Charter provides  that the  affirmative vote  of the  holders  of at least 80% of the stock entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, is required to amend provisions of the Charter relating to stockholder action without a meeting; the calling of special meetings; the number, election and term of the Company's directors; the filling of vacancies and the removal of directors. The Charter further provides that the related Bylaws described above (including the Stockholder Notice Procedure) may be amended only by the RSI Board or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of Voting Stock, voting together as a single class. In all cases, amendments to the charter and by-laws require that the RSI Board determines that the proposed amendment is advisable.

RIGHTS PLAN

    The RSI Board currently expects to adopt the Rights Plan on or prior to the Distribution Effective Date. Pursuant to the Rights Plan, the RSI Board will cause to be issued one Right for each share of RSI Common Stock outstanding on the Distribution Effective Date. Each Right will entitle the registered holder to purchase from RSI one one-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $__ (the "Purchase Price"), subject to adjustment. The description and terms of the Rights will be set forth in a Rights Agreement (the "Rights Agreement"), between RSI and the designated Rights Agent (the "Rights Agent"). The description set forth below is intended as a summary only and is qualified in its entirety by reference to the form of the Rights Agreement filed as an exhibit to the Registration Statement. See "Available Information."

    Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of __% or more of the outstanding shares of RSI Common Stock or (ii) 10 business days (or such later date as may be determined by action of the RSI Board prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of __% or more of such outstanding shares of RSI Common Stock (the earlier of such dates being called the "Rights Distribution Effective Date"), the Rights will be evidenced by the certificates representing the RSI Common Stock.

    The Rights Agreement will provide that, until the Rights Distribution Effective Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the RSI Common Stock. Until the Rights Distribution Effective Date (or earlier redemption or expiration of the Rights), the RSI Common Stock certificates will contain a notation incorporating the Rights Agreement by reference. As soon as practicable following the Rights Distribution Effective Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the RSI Common Stock as of the close of business on the Rights Distribution Effective Date and such separate Right Certificates alone will evidence the Rights.

    The Rights will not be exercisable until the Rights Distribution Effective Date. The Rights will expire on the tenth anniversary of the Record Date (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by RSI, in each case, as summarized below.

    In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of RSI Common Stock having a market value of two times the exercise price of the Right. In the event that RSI is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

    At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of __% or more of the outstanding RSI Common Stock, and prior to the acquisition by such person or group of 50% or more of the outstanding RSI Common Stock, the RSI Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of RSI Common Stock, or one one-hundredth of a share of Series A Junior Preferred Stock (or a share of a class or series of the Preferred Stock having equivalent rights, preference and privileges) per Right (subject to adjustment).

    At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding shares of RSI Common Stock, the RSI Board may redeem the Rights in whole, but not in part, at the Redemption Price of $__ per Right. The redemption of the Rights may be made effective at such time on such basis and with such conditions as the RSI Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will be terminated and the only right of the holders of Rights will be to receive the Redemption Price.

    The terms of the Rights may be amended by the RSI Board without the consent of the holders of the Rights; provided, however, that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of RSI, including, without limitations, the right to vote or to receive dividends.

    The number of outstanding Rights and the number of one one-hundredths of a share of Series A Junior Preferred Stock issuable upon exercise of each Right also will be subject to adjustment in the event of a stock split of the RSI Common Stock, or a stock dividend on the RSI Common Stock payable in RSI Common Stock or subdivisions, consolidations or combinations or the RSI Common Stock occurring, in any such case, prior to the Rights Distribution Effective Date.

    The Purchase Price payable, and the number of shares of Series A Junior Preferred Stock or other securities or property issuable, upon exercise of the Rights will be subject to adjustment from time to time to prevent dilution (i) in the event or a stock dividend on, or a subdivision, combination or reclassification of, the shares of Series A Junior Preferred Stock; (ii) upon the grant to holders of shares of Series A Junior Preferred Stock of certain rights or warrants to subscribe for or purchase shares of Series A Junior Preferred Stock at a price, or securities convertible into shares of Series A Junior Preferred Stock with a conversion price, less than the then-current market price of shares of the Series A Junior Preferred Stock; or (iii) upon the distribution to holders of shares of Series A Junior Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in shares of Series A Junior Preferred Stock) or of subscription rights or warrants (other than those referred to above).

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent in such Purchase Price. No fractional shares of Series A Junior Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Series A Junior Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the shares of Series A Junior Preferred Stock on the last trading day prior to the date of exercise.

    Shares of Series A Junior Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Junior Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $__ per share but will be entitled to an aggregate dividend of ___ times the dividend declared per share of RSI Common Stock. In the event of liquidation, the holders of the shares of Preferred Stock will be entitled to a minimum preferential liquidation payment of $__ per share but will be entitled to an aggregate payment of ___times the payment made per share of RSI Common Stock. Each share of Series A Junior Preferred Stock will have ___ votes voting together with the RSI Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of RSI Common Stock are exchanged, each share of Series A Junior Preferred Stock will be entitled to receive ___ times the amount received per share of RSI Common Stock. These rights are protected by customary anti-dilution provisions.

    Due to the nature of the shares of Series A Junior Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Series A Junior Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of RSI Common Stock.

    The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group of persons that attempts to acquire RSI on terms not approved by the RSI Board. The Rights should not interfere with any merger or other business combination approved by the RSI Board prior to the time that a person or group has acquired beneficial ownership of 10% or more of the RSI Common Stock since the Rights may be redeemed by RSI at the Redemption Price until such time.

    The Rights Plan contains certain provisions to exclude RSI and its affiliates from the operative provisions thereof.

DELAWARE BUSINESS COMBINATION STATURE

    Section 203 of the DGCL provides that, subject to certain exceptions specified therein, an "interested stockholder" of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as otherwise specified in
Section 203, an interested stockholder is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and (y) the affiliates and associates of any such person.

    Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. RSI has not elected to be exempt from the restrictions imposed under Section 203. However, the Charter excludes Reckson and its affiliates from the definition of "interested stockholder" pursuant to the terms of Section 203. The provisions of Section 203 may encourage persons interested in acquiring RSI to negotiate in advance with the RSI Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the management of RSI. It is possible that such provisions could make it more difficult to accomplish transactions which the Company's stockholders may otherwise deem to be in their best interests.

CONTROL SHARE ACQUISITIONS

    The Charter provides that the holder of "control shares" of RSI acquired in a control share acquisition have no voting rights with respect to such control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast by stockholders, excluding shares owned by the acquiror, officers of RSI and employees of RSI who are also directors. "Control shares" are shares which, if aggregated with all other shares previously acquired which the person is entitled to vote, would entitle the acquiror to vote (i) 20% or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of the outstanding shares. Control shares do not include shares that the acquiring person is entitled to vote on the basis of prior stockholder approval. A "control share acquisition" means the acquisition of control shares subject to certain exceptions.

    The Charter provides that a person who has made or proposed to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel the RSI Board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the holder in respect of such control shares. If no request for a meeting is made, the Charter permits RSI itself to present the question at any stockholders' meeting.

    Pursuant to the Charter, if voting rights are not approved at a stockholders' meeting or if the acquiring person does not deliver an acquiring person's statement, which would disclose certain information about the particular control share acquisition, as required by the Charter, then, subject to certain conditions and limitations set forth in the Charter, RSI may redeem any or all of the control shares, except those for which voting rights have previously been approved, for "fair value." Fair value is determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the holder in respect of such control shares are considered and not approved, and means, for purposes of the redemption, the highest closing sale price during the 30-day period immediately prior to and including the date in question, of a share of such stock on the exchange on which the shares are listed or, if not so listed, the highest closing bid quotation during such 30-day period or, if no such quotations are available, the fair market value as determined by the RSI Board. Under the Charter, if voting rights of the holder in respect of such control shares are approved at a stockholders' meeting and, as a result, the acquiror would be entitled to vote a majority of the shares entitled to vote, then the Charter shall be amended to so state, and all other stockholders will have the rights of dissenting stockholders under the DGCL. The Charter provides that the fair value of the shares for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and that certain limitations and restrictions of the DGCL otherwise applicable to the exercise of dissenters' rights do not apply.

    The control share acquisition provisions do not apply to the holder in respect of control shares acquired in a merger, consolidation or share exchange if RSI is a party to the transaction, or if the acquisition is approved or excepted by the Charter or Bylaws prior to a control share acquisition. The control share provisions in the Charter do not apply to Reckson and its affiliates.

LIABILITY OF DIRECTORS AND OFFICERS; INDEMNIFICATION

    The Charter provides that a director of RSI will not be personally liable to RSI or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL, as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to RSI or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

    While the Charter provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Charter will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

    The Charter provides that each person who was threatened to be made a party to or is involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of RSI or is or was serving at the request of RSI as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plan, whether the basis of such proceeding in an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by RSI to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits RSI to provide broader indemnification rights than said law permitted RSI to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have RSI pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the Charter, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of RSI thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. The Charter also specifically authorizes RSI to maintain insurance and to grant similar indemnification rights to employees or agents of RSI.

    RSI has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other things, that RSI indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that the indemnification is not permitted. The Company also must indemnify and advance expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and cover officers and directors under the Company's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Charter and Bylaws, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to alter, limit or eliminate the rights they provide.


                                   EXPERTS

    The financial statements of RSI, Veritech Ventures, L.L.C. and American Campus Lifestyles Company L.L.C. appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also appearing elsewhere herein and in the Registration Statement. Such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The financial statements and Schedule of Dobie Center as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, included in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The financial statements of American Campus Lifestyles Companies LLC as of December 31, 1996 and 1995, and for the two years in the period ended December 31, 1996, included in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                                LEGAL MATTERS

    The legality of the issuance of the shares of RSI Common Stock to be distributed in the Distribution and certain legal matters relating to federal income tax considerations will be passed upon for the Company by Brown & Wood LLP, New York, New York.


                        INDEX TO FINANCIAL STATEMENTS


                                                                         Page
                                                                      	 ----

Reckson Services Industries Inc.

Pro Forma Condensed Combining Balance Sheet (unaudited)
as of September 30, 1997  . . . . . . . . . . . . . . . . . . . . . . .   F-4

Pro Forma Condensed Combining Statement of Operations (unaudited)
for the year ended December 31, 1996  . . . . . . . . . . . . . . . . .   F-7

Pro Forma Condensed Combining Statement of Operations (unaudited)
for the nine months ended September 30, 1997  . . . . . . . . . . . . . . F-9

Reckson Services Industries Inc.

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . F-11

Balance Sheet as of September 30, 1997  . . . . . . . . . . . . . . . . . F-12

Statement of Income for the Period July 15, 1997
(commencement of operations) to September 30, 1997  . . . . . . . . . . . F-13

Statement of Cash Flows for the Period July 15, 1997
(commencement of operations) to September 30, 1997  . . . . . . . . . . . F-14

Statement of Shareholders' Equity for the Period July 15, 1997
(commencement of operations) to September 30, 1997  . . . . . . . . . . . F-15

Notes to the Financial Statements . . . . . . . . . . . . . . . . . . . . F-16

INVESTEES ACCOUNTED FOR UNDER THE EQUITY METHOD

VERITECH VENTURES LLC

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . F-19

Balance Sheet as of December 31, 1996 and the
unaudited Balance Sheet as of September 30, 1997  . . . . . . . . . . . . F-20

Statements of Operations for the period July 5, 1996
(date of inception) to December 31, 1996 of
Veritech Ventures LLC and the unaudited Statements of
Operations for the nine months ended September 30, 1997
and for the period July 5, 1996 (date of inception)
to September 30, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . F-21

Statements of Members' Equity for the period July 5, 1996
(date of inception) to December 31, 1996 and the unaudited
Statement of Members' Equity for the nine months
ended September 30, 1997  . . . . . . . . . . . . . . . . . . . . . . . . F-22

Statements of Cash Flows for the period July 5, 1996
(date of inception) to December 31, 1996 of
Veritech Ventures LLC and the unaudited Statements of
Cash Flows for the nine months ended September 30, 1997
and for the period July 5, 1996 (date of inception)
to September 30, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . F-23

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . F-24


DOBIE CENTER

Report of Independent Public Accountants  . . . . . . . . . . . . . . . . F-27

Balance Sheets as of December 31, 1996 and 1995 . . . . . . . . . . . . . F-28

Statement of Changes in Project Equity (Deficit) for the years ended December 31, 1996, 1995 and 1994  . . . . . . . . . . . . . . . . . F-30

Combined Statements of Operations for the years ended
December 31, 1996, 1995 and 1994 and the unaudited
Statement of Operations for the nine months
ended September 30, 1996  . . . . . . . . . . . . . . . . . . . . . . . . F-31

Statements of Cash Flows for the years ended
December 31, 1996, 1995 and 1994 and the unaudited
Statement of Cash Flows for the nine months
ended September 30, 1996  . . . . . . . . . . . . . . . . . . . . . . . . F-32

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . F-33

Schedule III - Real Estate Investments, Accumulated
Depreciation and Amortization as of December 31, 1996 . . . . . . . . . . F-38

Notes to Schedule III . . . . . . . . . . . . . . . . . . . . . . . . . . F-39


DOBIE CENTER

Balance Sheet (unaudited) as of July 14, 1997 . . . . . . . . . . . . . . F-40

Statement of Income (unaudited) for the period January 1, 1997 through July 14, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . F-41

Statement of Changes in Members' Equity (Deficit) (unaudited)
for the period January 1, 1997 through July 14, 1997  . . . . . . . . . . F-42

Statement of Cash Flows (unaudited) for the period
January 1, 1997 through July 14, 1997 . . . . . . . . . . . . . . . . . . F-43

Notes to Financial Statements (unaudited) . . . . . . . . . . . . . . . . F-44


AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C.

Report of Independent Public Accountants  . . . . . . . . . . . . . . . . F-49

Statements of Assets, Liabilities, and Members'
Equity (Deficit) as of December 31, 1996 and 1995 . . . . . . . . . . . . F-50

Statements of Revenues and Expenses for the years
ended December 31, 1996 and 1995 and the unaudited
Statements of Revenues and Expenses for the nine
months ended September 30, 1996 . . . . . . . . . . . . . . . . . . . . . F-52

Statement of Changes in Members' Equity (Deficit)
for the years ended December 31, 1996 and 1995  . . . . . . . . . . . . . F-53

Statements of Cash Flows for the years ended
December 31, 1996 and 1995 and the unaudited
Statement of Cash Flows for the nine months
ended September 30, 1996  . . . . . . . . . . . . . . . . . . . . . . . . F-54

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . F-55


AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C.

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . F-60

Balance Sheet as of September 30, 1997  . . . . . . . . . . . . . . . . . F-61

Statement of Income for the nine months
ended September 30, 1997  . . . . . . . . . . . . . . . . . . . . . . . . F-62

Statement of Changes in Members' Equity for the
nine months ended September 30, 1997  . . . . . . . . . . . . . . . . . . F-63

Statement of Cash Flows for the period
January 1, 1997 through September 30, 1997  . . . . . . . . . . . . . . . F-64

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . F-65



RECKSON SERVICES INDUSTRIES INC.
PRO FORMA CONDENSED COMBINING BALANCE SHEET
AS OF SEPTEMBER 30, 1997
(UNAUDITED)

The following unaudited pro forma condensed combining balance sheet is presented as if the Company had acquired (i) a 33-1/3% interest in a joint venture that owns a 76.09% interest in ACLC and (ii) a 58.69% interest in On-Site (collectively, the "Acquired Businesses") on September 30, 1997.

This pro forma condensed combining balance sheet should be read in conjunction with the pro forma condensed combining statement of operations of the Company and the historical financial statements and notes thereto of the Company as of and for the period ended September 30, 1997 included elsewhere in this Registration Statement.

This pro forma condensed combining balance sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the Acquired Businesses on September 30, 1997, nor does it purport to represent the future financial position of the Company.


											     September 30,
				   Historical    Capitalization       ACLC	  On-Site	 1997
				       (a)             (b)             (c)          (c)        Pro Forma
				   -----------   --------------    ----------    ----------  -------------
Assets

Cash				    $    7,370    $     224,017          --            --    $     231,387
Investment in RO Partners
Management, LLC    		     3,632,001		     --			       --	 3,632,001
Investment in nonconsolidated
joint ventures				    --		     --	  $1,674,000    $1,500,000       3,174,000
Loan to affiliate		       666,666		     --		  --		--    	   666,666
Organization costs		       164,284		     --		  --		--	   164,284
Other assets				 6,667		     --		  --		--	     6,667
				    ----------   --------------   ----------    ----------   -------------
    Total Assets		    $4,476,988	 $      224,017	  $1,674,000    $1,500,000   $   7,875,005
				    ----------   --------------   ----------    ----------   -------------

Liabilities and shareholder's
equity

Accounts payable and accrued
expenses			    $  107,029		    --		 --	       --    $     107,029
Loan payable to shareholder
and affiliate			       106,627		    --	  $1,674,000	$1,500,000	 3,280,627
				   -----------   -------------    ----------    ----------   -------------
    Total liabilities		       213,656		    --	   1,674,000	 1,500,000	 3,387,656

Shareholder's equity

Common Stock                      	    10        	    --        	  --        	--		10
Additional paid-in-capital	     4,256,314	       224,017            --            --       4,480,331
Retained earnings              		 7,008        	    --        	  --        	-- 	     7,008
				   -----------   -------------    ----------    ----------   -------------
  Total shareholder's equity         4,263,332         224,017    	  --            --       4,487,349
				   -----------   -------------    ----------    ----------   -------------
  Total Liabilities and
    Shareholder's Equity	    $4,476,988   $    224,017     $1,674,000    $1,500,000   $   7,875,005
				   -----------   -------------    ----------    ----------   -------------



RECKSON SERVICES INDUSTRIES INC.
NOTES TO PRO FORMA FINANCIAL STATEMENT
(UNAUDITED)


(a) Reflects the Company's historical balance sheet as of September 30, 1997.

(b) Reflects the payment on $224,017 of notes contributed by certain officers of Reckson in exchange for a 5% voting common stock interest in the Company.

(c) Represents the acquisition of ACLC and On-Site with borrowings from Reckson Operating Partnership, L.P.


RECKSON SERVICES INDUSTRIES INC.
PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1996
(UNAUDITED)

The following unaudited pro forma condensed combining statement of operations is presented as if the Company had acquired the Acquired Businesses as of January 1, 1996.

This pro forma condensed combining statement of operations should be read in conjunction with the pro forma condensed combining balance sheet of the Company and the historical financial statements and notes thereto of the Company as of and for the period ended September 30, 1997 included elsewhere in this Registration Statement.

This pro forma condensed combining statement of operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company acquired the Acquired Businesses on January 1, 1996, nor does it purport to represent the operations of the Company for future periods.


											  Pro Forma	December 31,
				   Historical       Dobie        ACLC        On-Site	 Adjustments	    1996
				                     (a)	 (b)           (c)           (d)	  Pro Forma
				   -----------   ----------   ----------   -----------  -------------	-------------
Revenues:
Equity in earnings (loss) of               --      $151,142     $254,060    $(36,047)             --        $369,155
nonconsolidated joint ventures	   -----------   ----------   ----------   -----------  -------------   -------------
    Total revenues                         --       151,142      254,060     (36,047)             --         369,155
				   -----------   ----------   ----------   -----------  -------------   -------------

Expenses:
Corporate general and
administrative                             --           --          --             --        100,000         100,000
Interest                                   --           --          --             --        380,880         380,880
				   -----------   ----------   ----------   -----------  -------------   -------------
    Total expenses                         --           --          --             --        480,880         480,880
				   -----------   ----------   ----------   -----------  -------------   -------------

Income before income taxes                 --       151,142      254,060     (36,047)       (480,880)       (111,725)
Income tax provision                       --            --           --          --              --              --
				   -----------   ----------   ----------   -----------  -------------   -------------
Net income (loss)                          --      $151,142     $254,060    $(36,047)      $(480,880)      $(111,725)
				   -----------   ----------   ----------   -----------  -------------   -------------
Net (loss) per
common share   (e)                                                                                            $(.03)
                                                                                                        -------------
                                                                                                        -------------



RECKSON SERVICES INDUSTRIES INC.
NOTES TO PRO FORMA FINANCIAL STATEMENT
(UNAUDITED)


(a) Reflects the pre-acquisition equity in earnings of Dobie Center, a mixed use student housing retail property in Austin, Texas for the year ended December 31, 1996.

(b) Reflects the pre-acquisition equity in earnings of ACLC for the year ended December 31, 1996.

(c) Reflects the pre-acquisition equity in earnings of On-Site for the year ended December 31, 1996.

(d) Reflects the effect of an increase in interest costs associated with borrowings from Reckson Operating Partnership, L.P. to fund the acquisition of the Acquired Businesses at a 12% interest rate and incremental general and administrative costs of $100,000.

(e) Pro forma net (loss) per share of common stock is based upon 4,089,895 shares outstanding.

RECKSON SERVICES INDUSTRIES INC.
PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 1997
(UNAUDITED)

The following unaudited pro forma condensed combining statement of operations is presented as if the Company had acquired the Acquired Businesses as of January 1, 1997.

This pro forma condensed combining statement of operations should be read in conjunction with the pro forma condensed combining balance sheet of the Company and the historical financial statements and notes thereto of the Company as of and for the period ended September 30, 1997 included elsewhere in this Registration Statement.

This pro forma condensed combining statement of operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company acquired the Acquired Businesses on January 1, 1997, nor does it purport to represent the operations of the Company for future periods.


											  Pro Forma	September 30,
				   Historical       Dobie        ACLC        On-Site	 Adjustments	    1997
				       (a)           (b)	 (c)           (d)           (e)	  Pro Forma
				   -----------   ----------   ----------   -----------  -------------	-------------
Revenues:
Equity in earnings of RO
Partners Management, LLC            $   9,501           --          --           --             --       $   9,501
Equity in earnings (loss)
of nonconsolidated joint
ventures				   --      $115,603    $150,710   $(259,427)             --          6,886
Interest income                         6,667           --           --           --             --          6,667
				   -----------   ----------   ----------   -----------  -------------	-------------
    Total revenues                     16,168       115,603     150,710    (259,427)            --          23,054
				   -----------   ----------   ----------   -----------  -------------	-------------

Expenses:
Corporate general and                   4,489           --           --           --          75,000         79,489
administrative
Interest                                   --           --           --           --         285,660        285,660
				   -----------   ----------   ----------   -----------  -------------	-------------
    Total expenses                      4,489           --           --           --         360,660        365,149
				   -----------   ----------   ----------   -----------  -------------	-------------

Income before income taxes             11,679       115,603     150,710     (259,427)      (360,660)       (342,095)
Income tax provision                    4,671            --          --           --         (4,671)             --
				   -----------   ----------   ----------   -----------  -------------	-------------
Net income (loss)                       7,008      $115,603    $150,710	   $(259,427)     $(355,989)	  $(342,095)
				   -----------   ----------   ----------   -----------  -------------	-------------
Net (loss) per
common share   (f)                                                                                            $(.08)
                                                                                                        -------------
                                                                                                        -------------



RECKSON SERVICES INDUSTRIES INC.
NOTES TO PRO FORMA FINANCIAL STATEMENT
(UNAUDITED)


(a) Reflects the Company's historical operations for the nine months ended September 30, 1997.

(b) Reflects the pre-acquisition equity in earnings of Dobie Center, a mixed use student housing retail property in Austin, Texas for the nine months ended September 30, 1997, through the Company's investment in RO Partners Management, LLC.

(c) Reflects the pre-acquisition equity in earnings of ACLC for the nine months ended September 30, 1997.

(d) Reflects the pre-acquisition equity in earnings of On-Site for the nine months ended September 30, 1997.

(e) Reflects the effect of an increase in interest costs associated with borrowings from Reckson Operating Partnership, L.P. to fund the acquisition of the Acquired Businesses for the nine months ended September 30, 1997 at an interest rate of 12% and incremental general and administrative costs of $75,000.

(f) Pro forma net (loss) per share of common stock is based upon 4,089,895 shares outstanding.


                        REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of
Reckson Services Industries Inc.:

We have audited the accompanying balance sheet of Reckson Services Industries Inc. (the "Company") as of September 30, 1997 and the related statements of income, shareholders' equity and cash flows for the period from July 15, 1997 (commencement of operations) to September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at September 30, 1997, and the results of its operations and its cash flows for the period from July 15, 1997 (commencement of operations) to September 30, 1997, in conformity with generally accepted accounting principles.

                                 /s/ Ernst & Young LLP
New York, New York
December 8, 1997


                       Reckson Services Industries Inc.

                                Balance Sheet

                              September 30, 1997



ASSETS
Cash                                                              $     7,370
Investment in RO Partners Management, LLC - Note 3                  3,632,001
Loan to affiliate - Note 5                                            666,666
Organization costs                                                    164,284
Other assets                                                            6,667
								  -----------
Total assets                                                       $4,476,988
								  -----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses                              $  107,029
Loan payable to shareholder and affiliate                             106,627
								  -----------
Total liabilities                                                     213,656

Commitments - Note 6                                                       --

Shareholders' equity - Note 4:
   Common Stock, $.01 par value                                            10
   Additional paid-in capital                                       4,256,314
   Retained earnings                                                    7,008
								  -----------
Total shareholder's equity                                          4,263,332
								  -----------
Total liabilities and shareholders' equity                         $4,476,988
								  -----------

See accompanying notes.


                       Reckson Services Industries Inc.

                             Statement of Income

 Period from July 15, 1997 (Commencement of Operations) to September 30, 1997


Revenues:
   Equity in earnings of RO Partners Management, LLC               $    9,501
   Interest income                                                      6,667
								  -----------
Total revenues                                                         16,168
								  -----------
Expenses:
   General and administrative                                           4,489
								  -----------
Total expenses                                                          4,489
								  -----------
Income before income taxes                                             11,679
Income tax provision                                                    4,671
								  -----------
Net income                                                        $     7,008
								  -----------

See accompanying notes.


                       Reckson Services Industries Inc.

                           Statement of Cash Flows

 Period from July 15, 1997 (Commencement of Operations) to September 30, 1997


OPERATING ACTIVITIES
Net Income                                                       $      7,008

Changes in operating assets and liabilities:
 Organization costs                                                 (164,284)
 Other assets                                                         (6,667)
 Accounts payable and accrued expenses                                107,029
								  -----------
Net cash used in operating activities                                (56,914)
								  -----------
INVESTING ACTIVITIES
Investment in RO Partners Management, LLC                         (3,632,001)
								  -----------
Net cash used in investing activities                             (3,632,001)
								  -----------
FINANCING ACTIVITIES
Proceeds from borrowing-shareholder                                   106,627
Capital contribution                                                4,256,324
Loan to affiliate                                                   (666,666)
								  -----------
Net cash provided by financing activities                           3,696,285
								  -----------
Net increase in cash                                                    7,370
Cash beginning of period                                                    -
								  -----------
Cash end of period                                                $     7,370
								  -----------

See accompanying notes.


                       Reckson Services Industries Inc.

                      Statement of Shareholders' Equity

 Period from July 15, 1997 (Commencement of Operations) to September 30, 1997


                                           ADDITIONAL            TOTAL
                                 COMMON    PAID-IN     RETAINED  SHAREHOLDERS'
                                 STOCK     CAPITAL     EARNINGS  EQUITY
				 ---------------------------------------------
Stock issued-July 15, 1997       $   10    $4,480,331            $4,480,341
Stock Subscriptions receivable       --      (224,017)      --     (224,017)
Net income                           --                $ 7,008        7,008
Shareholders' equity September
30, 1997                         $   10    $4,256,314  $ 7,008   $4,263,332
				 ---------------------------------------------


See accompanying notes.

                       Reckson Services Industries Inc.

                        Notes to Financial Statements


                              September 30, 1997


1. SUMMARY OF SIGNIFICANT TRANSACTIONS

Reckson Services Industries Inc. ("RSI" or the "Company") was formed on July 15, 1997 to identify and acquire interests in operating companies that engage in businesses that provide services to property tenants and their entities and to invest in a real estate venture capital fund. The Company will operate under an agreement between the Company and Reckson Operating Partnership, L.P. ("ROP") whose general partner is Reckson Associates Realty Corp. ("Reckson") (the "Intercompany Agreement"). Under the Intercompany Agreement, the Company and ROP agree, subject to certain terms, to provide each other with first refusal rights to participate in certain transactions.

Subsequent to the effectiveness of the Company's Registration Statement on Form S-1, the common stock of RSI will be distributed (the "Distribution") to holders of common shares of Reckson and unitholders of ROP. Each share of the Company's Common Stock issued in the Distribution is expected to be accompanied by one Preferred Share Purchase Right.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements of RSI include the Company's equity interest in RO Partners Management, LLC ("RO").

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

LONG-LIVED ASSETS

At inception, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which establishes methods of valuation for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used. The adoption of this statement had no material impact on the accompanying financial statements.

STOCK OPTIONS

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," ("FAS No. 123") requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, no compensation expense was recognized because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant.

EQUITY INVESTMENTS


The Company accounts for its investment of less than 50% in other entities using the equity method.

INCOME TAXES

At inception, the Company adopted SFAS No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which prescribes an asset and liability method of accounting for income taxes. Under SFAS No. 109, deferred tax assets are to be recognized unless it is more likely than not that some portion or all of the deferred tax assets will not be realized.

3. INVESTMENTS

The Company has invested $3.62 million in RO which is the general partner in the predecessor to Reckson Strategic Venture Partners ("RSVP"), a real estate venture capital entity in which the Company owns the managing member interest. Such predecessor contributed approximately $10.8 million in exchange for a 70% interest in Dobie Center, L.P., a mixed use student housing and retail property located in Austin, Texas.

Summarized financial information and a summary of the Company's investment in and share of income from RO follows:


                                                              SEPTEMBER 30, 1997
							      ------------------
BALANCE SHEET
    Property and equipment, less accumulated depreciation    	 $36,623,570
    Other assets                                                  11,679,498
							      ------------------
    Total assets                                                  48,303,068
							      ------------------

    Mortgage payable                                              26,032,559
    Other liabilities                                              6,701,966
							      ------------------
    Total liabilities                                             32,734,525
							      ------------------

    Minority Interest                                              4,672,541
    Members' equity                                               10,896,002
    Less: Other members' equity                                   (7,264,001)
							      ------------------
    Net investment in RO Partners Management, LLC                 $3,632,001
							      ------------------

                                                                 PERIOD FROM
                                                              JULY 15, 1997 TO
                                                              SEPTEMBER 30, 1997
							      ------------------
STATEMENT OF OPERATIONS
    Rental income                                                 $ 1,955,748
    Interest income                                                    69,854
    Other income                                                      470,915
							      ------------------
    Total income                                                    2,496,517
							      ------------------

    Property operating expenses                                       959,802
    General and administrative expenses                               715,461
    Interest expense                                                  538,848
    Depreciation and amortization                                     238,863
							      ------------------
    Total expenses                                                  2,452,974
							      ------------------

    Minority interest                                                 15,041
    Net income                                                        28,502
    Less: Other members' share                                        19,001
							      ------------------
    Company's share                                               $    9,501
							      ------------------


                       Reckson Services Industries Inc.

                        Notes to Financial Statements



4. SHAREHOLDER'S EQUITY

In connection with the initial Capitalization of RSI, ROP contributed $4,256,324 for a 95% nonvoting equity interest and certain Reckson management contributed notes of $224,017 to the Company in exchange for a 5% voting ownership interest. On October 29, 1997, the $224,017 was contributed to the Company in satisfaction of the notes.

5. TRANSACTIONS WITH RELATED PARTIES

On August 28, 1997, the Company made an unsecured loan of $666,666 to RFG Capital Management Partners. The note bears interest at 12% per annum.

RSI acquired its indirect interests in ACLC and Dobie Center from a Rechler family entity for $5.13 million. Such entity had acquired the interests in ACLC and the Dobie Center in 1997 for $5.06 million in contemplation of transferring such interest to RSI. The difference represents interest carry costs.

6. SUBSEQUENT EVENTS

On October 17, 1997, RSVP acquired a 33-1/3% interest in a joint venture that owns a 76.09% interest in American Campus Lifestyles Companies, L.L.C. ("ACLC"), a student housing enterprise which develops, constructs, manages and acquires, on- and off-campus student housing projects, for $1.51 million. The acquisition was financed with proceeds from a loan from ROP.

RSI has entered into a letter of intent to acquire a 58.69% equity interest in On-Site Ventures L.L.C. ("On-Site"), a company that provides advanced telecommunications systems and services within commercial and residential buildings and/or building complexes.

RSI has obtained an option from Reckson Management Group, Inc., a company in which ROP owns a 97% interest to acquire a majority equity interest in a privately held national executive office suites business.

The Company has entered into a letter of intent with PaineWebber Real Estate Securities, Inc. to invest up to $200 million in RSVP in the form of a preferred equity interest.


                        REPORT OF INDEPENDENT AUDITORS


To the Board of Members of
Veritech Ventures LLC:

We have audited the accompanying balance sheet of Veritech Ventures LLC (the "Company") (a development stage company) as of December 31, 1996, and the related statements of operations and members' equity and cash flows for the period from July 5, 1996 (date of inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Veritech Ventures LLC at December 31, 1996, and the results of its operations and its cash flows for the period from July 5, 1996 (date of inception) to December 31, 1996 in conformity with generally accepted accounting principles.


                                                        /s/ Ernst & Young LLP
New York, New York
December 10, 1997


                            Veritech Ventures LLC
                        (A Development Stage Company)

                                Balance Sheets

                                                    DECEMBER 31  SEPTEMBER 30
                                                       1996         1997
                                                                 (unaudited)
ASSETS
Current assets:
     Cash                                            $    -       $  1,916
     Accounts receivable                               11,994        3,416
     Prepaid expenses                                     -          8,500
Total current assets                                   11,994       13,832

Property and equipment, net of depreciation
    of $477 and $5,875, respectively                    2,956      167,606

Deposits                                                  -        158,431

Organization cost, net of amortization of
    $514 and $771, respectively                         4,625        3,854
Total assets                                         $ 19,575     $343,723

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses           $  5,256     $196,303

Commitments

Members' equity:
     Members' capital                                  75,739      650,870
     Deficit accumulated during development stage     (61,420)    (503,450)

Total liabilities and members' equity                $ 19,575     $343,723


See accompanying notes.



                            Veritech Ventures LLC
                        (A Development Stage Company)

                           Statements of Operations



                                                           PERIOD ENDED
                          PERIOD FROM                        FROM JULY
                          JULY 5, 1996      NINE MONTH       5, 1996         CUMULATIVE AMOUNTS
                           (DATE OF           PERIOD         (DATE OF         FROM JULY 5, 1996
                          INCEPTION)           ENDED         INCEPTION)       (DATE OF INCEPTION)
                          TO DECEMBER        SEPTEMBER     TO SEPTEMBER         TO SEPTEMBER
                           31, 1996          30, 1997        30, 1996             30, 1997

                                            (unaudited)     (unaudited)           (unaudited)

Consulting revenue        $ 20,109           $ 328,977        $   -            $   349,086

Costs of revenue              -                                   -                (82,011)

General and
   administrative          (76,504)           (528,965)         (34,248)          (605,469)

Sales and marketing         (1,034)           (130,385)           -               (131,419)

Depreciation and
   amortization               (991)             (6,646)            (400)            (7,637)

                           (78,529)           (748,007)         (34,648)          (826,536)

Other expense:
   Preferred return         (3,000)            (23,000)            (700)           (26,000)

Net loss                  $(61,420)          $(442,030)       $ (35,348)       $  (503,450)


See accompanying notes.




                            Veritech Ventures LLC
                        (A Development Stage Company)

                        Statements of Members' Equity

     Periods ended July 5, 1996 (date of inception) to December 31, 1996, and the nine month period ended September 30, 1997 (unaudited)



                                                                                DEFICIT
                                                                              ACCUMULATED
                                                                  NON-           DURING
                                                 MANAGING       MANAGING      DEVELOPMENT
                                                  MEMBER        MEMBERS          STAGE              TOTAL

Capital contributed                               $ 72,739       $   -         $    -                $ 72,739

Preferred return                                     3,000           -              -                   3,000

Net loss for the period July 5, 1997
   (date of inception) to December 31, 1996             -            -           (61,420)             (61,420)

Balance as of December 31, 1996                     75,739           -           (61,420)              14,319


Capital contributed (unaudited)                    542,810         9,321            -                 552,131

Preferred return (unaudited)                        22,500           500            -                  23,000

Net loss for the nine month period
    ended September 30, 1997 (unaudited)                -            -          (442,030)            (442,030)

Balance as of September 30, 1997                  $641,049       $ 9,821       $(503,450)            $147,420



See accompanying notes.




                            Veritech Ventures LLC
                        (A Development Stage Company)

                           Statements of Cash Flows




                                         PERIOD FROM                                 PERIOD ENDED             CUMULATIVE AMOUNTS
                                         JULY 5, 1996           NINE MONTH          FROM JULY 5, 1996         FROM JULY 5, 1996
                                       (DATE OF INCEPTION      PERIOD ENDED         (DATE OF INCEPTION        (DATE OF INCEPTION)
                                      TO DECEMBER 31, 1996    SEPTEMBER 30, 1997    TO SEPTEMBER 30, 1996    TO SEPTEMBER 30, 1997
                                                                 (unaudited)           (unaudited)              (unaudited)

OPERATING ACTIVITIES
Net loss                               $ (61,420)              $ (442,030)           $   (35,348)               $   (503,450)
Adjustments to reconcile net loss to
net cash used in operating activities
  Depreciation and amortization              991                    6,646                    400                       7,637
  Preferred return                         3,000                   23,000                    700                      26,000
  Changes in operating assets and
  liabilities
    Accounts receivable                  (11,974)                   8,578                   -                         (3,416)
    Prepaid expenses                          -                    (8,500)                  -                         (8,500)
    Deposits                                  -                  (158,430)                  -                       (158,430)
    Accounts payable and accrued
    expenses                               5,256                  191,046                    217                     196,302
Net cash used in operating activities    (64,167)                (379,690)               (34,031)                   (443,857)


CASH USED IN INVESTING ACTIVITIES
Organization costs                        (5,139)                     -                   (5,139)                     (5,139)
Acquisition of property and equipment     (3,433)                (170,525)                (3,433)                   (173,958)
Net cash used in investing activities     (8,572)                (170,525)                (8,572)                   (179,097)

CASH FROM FINANCING ACTIVITIES
Members' contributions                    72,739                  552,131                 42,603                     624,870
Net cash provided by financing
    activities                            72,739                  552,131                 42,603                     624,870

Increase in cash                              -                     1,916                     -                        1,916
Cash at beginning of period                   -                       -                       -                          -
Cash at end of period                  $      -                  $  1,916                 $   -                     $  1,916


See accompanying notes.



1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Veritech Ventures, LLC (the "Company") was formed on July 5, 1996, as a New York Limited Liability Company, pursuant to an operating agreement (the "Members' Agreement") executed between the Company's two founding members, and will terminate on July 5, 2016 unless terminated by certain events, as defined, in the Members' Agreement.

The Company has been organized for the purpose of developing and implementing concepts related to the integration of modern technology applications within commercial and residential real estate operations.

FINANCIAL STATEMENT PRESENTATION

The Company's efforts have been devoted substantially to financial and organization planning, raising capital and the development of its products. The Company has generated nominal revenue and, accordingly, the financial statements are presented in accordance with guidance provided by the Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises.

EQUIPMENT

Equipment is recorded at cost and is depreciated on the straight-line method over its estimated useful life.

INCOME TAXES

The Company is taxed as a limited liability Company and, accordingly, no provision for federal, state or local income taxes has been made in the accompanying financial statements.

ORGANIZATION COSTS

Organization costs are being amortized on a straight-line basis over five years.

STATEMENTS OF CASH FLOWS

For purposes of the statements of cash flows, the Company considers all highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. MEMBERS' EQUITY

The Members' Agreement provides that the Company shall have two classes of membership interest, managing and non-managing, with both classes voting equally. The Agreement further provides governance for the maintenance of individual member capital accounts, the allocation of profit and loss, as defined, to such capital accounts, the accretion of a preferred return, as defined, to certain outstanding member capital balances, and the return of such capital from available cash flow, as defined.


The Agreement further provides for a minimum capital contribution of approximately $840,000 and $9,000 from its managing member and its non-managing member, respectively, and also allows the non-managing member to acquire an additional 12.5% interest of the managing members' interest at fair market value, as defined.


3. COMMITMENTS

LEASES

The Company has lease commitments for office rentals which expire through July 30, 2002. These operating leases provide for basic annual rents plus escalation charges. Minimum commitments through the life of such lease are approximately as follows:

                    1997                   $   54,000
                    1998                      102,000
                    1999                      105,000
                    2000                      115,000
                    2001                      119,000
                    2002                       71,000
                    Total                  $  566,000

Rent expense was approximately $0 and $29,000 for the period from July 5, 1996 (date of inception) to December 31, 1996 and the nine month period ended September 30, 1997, respectively.

EMPLOYMENT AGREEMENTS

On January 6, 1997, the Company entered into a 3 year employment agreement which obligated the company to a minimum of $100,000 per year in guaranteed payments.

4. RELATED PARTY TRANSACTIONS

During the nine month period ended September 30, 1997, the Company rented temporary office space from its managing member whereby the Company paid approximately $5,250 to such managing member.

5. SUBSEQUENT EVENTS

On February 7, 1997, the Company formed two wholly-owned subsidiaries, On-site Access, LLC and On-site Access Local, LLC for purposes of implementing distinct elements of its business intentions (i.e., providing Internet access and local phone service, respectively).

In November 1997 the Company commenced negotiations with Reckson Services Industries Inc. ("RSI") and other third parties (the "Proposed RSI Agreement") whereby the parties would form a new company, On-site Ventures, LLC ("OSV"). Pursuant to a draft of the Proposed RSI Agreement, the Company would contribute all of its assets, including its two subsidiaries, in consideration for approximately a 39% interest in OSV and RSI would contribute $6.5 million in consideration for its approximate 59% interest in OSV.



                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Management of
Dobie Center:

We have audited the accompanying balance sheets of Dobie Center as of Decem-ber 31, 1996 and 1995, and the related combined statements of operations, changes in project equity (deficit), and cash flows for each of the three years in the period ending December 31, 1996. These financial statements and the schedule referred to below are the responsibility of the Projects' management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dobie Center as of Decem-ber 31, 1996 and 1995, and the results of its operations and its cash flows for the each of the three years in the period ending December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule III attached to the financial statements is presented for purposes of complying with the Securi-ties and Exchange Commission's rules and is not part of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                                    /s/ Arthur Andersen LLP


Dallas, Texas,
April 4, 1997


                                 DOBIE CENTER
                                 ------------

                  BALANCE SHEETS-DECEMBER 31, 1996 AND 1995
                  -----------------------------------------

                                                   As of December 31,
                  ASSETS                        1996              1995

CURRENT ASSETS:
    Cash                                    $  2,678,742      $  2,403,348
    Accounts receivable-
         Student contracts                       553,433           578,400
         Straight line rent                       77,614           109,372
         Other                                   139,625            89,280
    Prepaid insurance                             59,496            62,579
             Total current assets              3,508,910         3,242,979

FIXED ASSETS:
    Land                                       2,263,599         2,263,599
    Building and improvements                 11,826,888        10,364,362
    Mall renovations and improvements          5,438,501         5,250,550
    Furniture, fixture, and equipment          1,678,839         1,437,245
    Less- Accumulated depreciation            (2,960,020)       (2,004,563)
             Total fixed assets               18,247,807        17,311,193

OTHER ASSETS:
    Lease commissions                            235,172           214,977
    Organization costs                            10,195            10,195
    Software                                     117,223           150,573
    Loan fees                                    599,443           599,443
    Less- Accumulated amortization              (292,123)         (165,915)
             Total other assets                  669,910           809,273
             Total assets                    $22,426,627       $21,363,445

  The accompanying notes are an integral part of these financial statements.




                                 DOBIE CENTER
                                 ------------

                                BALANCE SHEETS
                                --------------
                                                     As of December 31,
    LIABILITIES AND PROJECT EQUITY (DEFICIT)         1996          1995

CURRENT LIABILITIES:
    Accounts payable and accrued expenses          $908,435       $746,020
    Accrued interest                                126,454        259,808
    Deferred income                               3,240,553      3,002,908
    Tenant deposits                                 234,609        221,005
    Note payable - Landesbank Hessen                462,500        393,750
    Note payable - Bayerische Landesbank            462,500        393,750
             Total current liabilities            5,435,051      5,017,241

LONG-TERM LIABILITIES:
    Note payable - Landesbank Hessen              8,142,500      8,105,000
    Note payable - Bayerische Landesbank          8,142,500      8,105,000
    Notes payable - Proeller Brothers             2,900,000      2,900,000
             Total long-term liabilities         19,185,000     19,110,000
             Total liabilities                   24,620,051     24,127,241

PROJECT EQUITY (DEFICIT)                         (2,193,424)    (2,763,796)
             Total liabilities and project      $22,426,627    $21,363,445
             equity (deficit)

  The accompanying notes are an integral part of these financial statements.




                               DOBIE CENTER
                               ------------

              STATEMENTS OF CHANGES IN PROJECT EQUITY (DEFICIT)
              -------------------------------------------------

            FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
            -----------------------------------------------------


CAPITAL BALANCE, December 31, 1993                             $(2,591,791)
    Distributions, net                                            (983,398)
    Net income                                                     208,761

CAPITAL BALANCE, December 31, 1994                              (3,366,428)
    Contributions, net                                           1,216,622
    Net loss                                                      (613,990)

CAPITAL BALANCE, December 31, 1995                              (2,763,796)
    Distributions, net                                             (77,378)
    Net income                                                     647,750

CAPITAL BALANCE, December 31, 1996                             $(2,193,424)

  The accompanying notes are an integral part of these financial statements.




                                 DOBIE CENTER
                                 ------------

                      COMBINED STATEMENTS OF OPERATIONS
                      ---------------------------------

                                                         For the Years Ended December 31,
                                              1996                                             1995
                              Tower         Mall         Combined             Tower         Mall          Combined
REVENUES:
    Rental revenue            $ 6,318,380   $  850,001   $7,168,381           $6,026,227    $  965,479    $6,991,706
    Other revenue                 297,028      313,921      610,949              308,361       247,912       556,273
    Garage                        498,344         -         498,344              409,110          -          409,110
    Interest and other income     122,793       13,542      136,335              188,680        14,751       203,431
    Total revenue               7,236,545    1,177,464    8,414,009            6,932,378     1,228,142     8,160,520

OPERATING EXPENSES:
    Wages and contract labor    1,329,517      116,318    1,445,835            1,348,632       116,888     1,465,520
    Food cost                     746,881         -         746,881              714,029          -          714,029
    Administrative                895,685      233,116    1,128,801              792,058       228,863     1,020,921
    Utilities                     604,157      217,165      821,322              592,312       164,468       756,780
    Contract services             166,678       74,796      241,474              282,816        75,658       358,474
    Maintenance                   172,499      206,876      379,375              138,424       194,252       332,676
    Depreciation and
       amortization               807,793      273,872    1,081,665              574,667       257,276       831,943
    Property tax                  328,453       77,314      405,767              295,548        65,796       361,344
    Nonrecurring expenses          45,238        3,345       48,583                4,282         1,427         5,709

      Total operating expenses  5,096,901     1,202,802   6,299,703            4,742,768     1,104,628     5,847,396

NET OPERATING INCOME (LOSS)     2,139,644       (25,338)  2,114,306            2,189,610       123,514     2,313,124

NONOPERATING EXPENSES:
    Interest                    1,173,245       293,311   1,466,556            2,325,059       602,055     2,927,114

NET INCOME                     $  966,399   $  (318,649) $  647,750           $ (135,449)   $ (478,541)   $ (613,990)


(table continued)
                                                                                For the Nine
                                                                                Months Ended
                                   For the Years Ended December 31,             September 30, 1996
                                                 1994
                                Tower            Mall        Combined             Combined
                                                                                 (unaudited)

REVENUES:
    Rental revenue             $5,578,081     $  893,883    $6,471,964          $5,106,385
    Other revenue                 173,422        307,748       481,170             469,319
    Garage                        334,725           -          334,725             357,808
    Interest and other income      27,664           -           27,664             102,250
         Total revenue          6,113,892      1,201,631     7,315,523           6,035,762


OPERATING EXPENSES:
    Wages and contract labor    1,454,214         24,022     1,478,236           1,067,388
    Food cost                     643,900           -          643,900             507,006
    Administrative                938,195         99,343     1,037,538             847,144
    Utilities                     622,442        161,194       783,636             587,605
    Contract services             120,692        112,194       232,886             284,836
    Maintenance                   209,677        115,141       324,818             208,665
    Depreciation and
      amortization                422,482        140,827       563,309             814,493
    Property tax                  281,042         70,260       351,302             299,946
    Nonrecurring expenses          26,166          8,722        34,888              18,841
     Total operating expenses   4,718,810        731,703     5,450,513           4,635,924

NET OPERATING INCOME (LOSS)     1,395,082        469,928     1,865,010           1,399,838

NONOPERATING EXPENSES:
    Interest expense            1,242,187        414,062     1,656,249           1,076,106

NET INCOME (LOSS)              $  152,895       $ 55,866    $  208,761          $  323,732


  The accompanying notes are an integral part of these financial statements.




                                 DOBIE CENTER
                                 ------------

                           STATEMENTS OF CASH FLOWS
                           ------------------------


                                                                                                    For the Nine Months Ended
                                                  For the Years Ended December 31,                        September 30,
                                                      1996            1995           1994                     1996
                                                                                                          (unaudited)

CASH FLOWS FROM OPERATIONS:
   Net income (loss)                                 $  647,750      $  (613,990)   $  208,761       $  323,732

   Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities
   Depreciation and amortization                      1,081,665          831,943       563,309          814,495
   Write-off of unamortized discount                       -           1,280,696          -                 -
   Amortization of discount on notes payable               -             220,823       655,805          (29,450)
   Decrease (increase) in accounts receivable             6,380        (75,559)        (55,203)      (1,413,895)
   Decrease (increase) in prepaid insurance               3,083         (6,370)         (2,884)         (21,458)
   Increase in lease commissions                        (20,195)       (44,452)        (16,117)             -
   Increase in loan costs                                  -          (599,443)           -                 -
   Increase (decrease) in accounts payable
     and accrued expenses                               162,415        208,472         (75,824)        (209,446)
   Increase in deferred income                          237,645        210,450         560,082        2,151,727
   Increase (decrease) in accrued interest             (133,354)       259,808            -            (101,938)
   Increase (decrease) in tenant deposits                13,604         13,324          12,023          (77,035)
   Total adjustments                                  1,351,243      2,299,692       1,641,191        1,113,000
   Net cash provided by operating activities          1,998,993      1,685,702       1,849,952        1,436,732

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of furniture, fixtures and equipment       (241,594)        (5,687)        (11,315)         (45,966)
   Purchase of building and improvements             (1,462,526)       (83,815)           -          (1,268,460)
   Increase in mall renovations and improvements       (187,951)    (1,260,979)       (624,457)      (1,032,326)
   Decrease (increase) in software                       33,350        (66,473)        (84,100)          33,350
   Net cash used in investing activities             (1,858,721)    (1,416,954)       (719,872)      (2,313,402)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Contributions, net                                      -         1,216,622            -              27,061
   Repayment of notes payable                          (787,500)   (19,814,116)           -            (562,500)
   Proceeds from notes payable                        1,000,000     20,074,927            -           1,000,000
   Distributions, net                                   (77,378)          -           (983,398)             -
        Net cash provided by (used in)
          financing activities                          135,122      1,477,433        (983,398)         464,561
        Net cash provided by (used in)
          operating, investing and
          financing activities                          275,394      1,746,181         146,682         (412,109)

CASH AND CASH EQUIVALENTS, beginning of year          2,403,348        657,167         510,485        2,403,348

CASH AND CASH EQUIVALENTS, end of year               $2,678,742     $2,403,348       $ 657,167       $1,991,239

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for interest expense                   $1,599,910     $1,256,836      $1,022,679       $1,076,106


  The accompanying notes are an integral part of these financial statements.




                                 DOBIE CENTER
                                 ------------

                        NOTES TO FINANCIAL STATEMENTS
                        -----------------------------

                      DECEMBER 31, 1996, 1995, AND 1994
                      ---------------------------------

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATIONS

Located immediately adjacent to The University of Texas at Austin, Dobie Center ("Dobie" or the "Project") consists of Dobie Tower, a 932-bed, 27-story student residence hall that sits on top of Dobie Mall, a 96,000-square foot retail mall. The mall includes student-oriented tenants such as a copy/printing shop, student bookstore, movie theater, video store, tanning salon, hair salon, video arcade, and a 500-seat food court. The student-residence tower includes a full service cafeteria, state-of-the-art computer center, fitness center, junior Olympic swimming pool, Jacuzzi, volleyball court, basketball court, mini-theater, study rooms, meeting rooms, and a 24-hour service desk. The facility also includes a 644-car commercial parking garage.

Dobie is wholly owned by AustInvest I, Ltd. ("AustInvest"), which was formed on March 30, 1992, under the laws of the state of Texas. AustInvest is a limited partnership formed for the purpose of owning, operating, and managing Dobie.

Leasing figures for the student residence hall for the fall 1996 semester showed that the maximum capacity of 932 spaces, or beds, were occupied by 888 students (95%) with the remaining 44 spaces primarily occupied by resident advisors (5%). Leasing figures for the student residence halls for the Spring 1996 semester show that the maximum capacity of 932 spaces, or beds, will be attained. This figure reflects spaces primarily occupied by students (95%) with their supporting resident advisors (5%). At December 31, 1996, the retail mall occupancy rate was approximately 82%. The commercial parking garage generates revenues from both contract parking (68%) and daily parking (32%) fees.

The facility is staffed with nearly 100 employees responsible for all areas of operation including business administration, residence life/student development, food service, maintenance, housekeeping, and accounting. Student services are administered by a professional management team in conjunction with a paraprofessional staff consisting of a resident director and 20 student resident assistants.

BASIS OF ACCOUNTING

The accompanying financial statements have been prepared from the records of the Project and include its assets, liabilities, revenues and expenses. The accompanying financial statements do not include assets, liabilities, reve-nues, or expenses pertaining solely to AustInvest.

Dobie uses the accrual method of accounting for financial reporting in conformity with generally accepted accounting principles (GAAP). Therefore, revenue is recorded as earned and costs and expenses are recorded as incurred.

The allocation of income and expenses between the tower and mall are based on actual results and estimates made by management. The income and expenses of the garage are included with the income and expenses of the tower.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of preparing the statement of cash flows, unrestricted currency, certificates of deposit, and money market accounts are considered cash, and investments with an original maturity of one year or less are considered cash equivalents.

Dobie maintains cash balances at two banks. Cash accounts at banks are insured by the FDIC up to $100,000. Amounts in excess of insured limits were approximately $2,633,741, $2,203,348, and $357,166, at December 31, 1996,
1995, and 1994, respectively.

ACCOUNTS RECEIVABLE

Accounts receivable include $553,433 of deferred student revenues. Upon completion of dormitory contracts with students, Dobie records a receivable for the full value of the contract with an off-setting increase to deferred revenue. Income is then recognized over the life of the contracts from the deferred revenue account.

Dobie generally considers all accounts receivable to be fully collectible. Accordingly, no allowance for doubtful accounts has been recorded.

FIXED ASSETS AND DEPRECIATION

Fixed assets are recorded at cost. Repairs and maintenance of fixed assets are charged to operations. Major improvements are capitalized. The estimated useful lives of the assets are as follows:

                                         Years
                                         -----

    Furniture, fixtures & equipment      5-10
    Building & improvements               40
    Mall renovation and improvements     5-40

Depreciation is computed using the straight-line method for financial report-ing purposes. Depreciation expense was $955,457, $760,150, and $504,457 for the years ended December 31, 1996, 1995, and 1994, respectively. Upon retirement, sale, or other disposition of property and equipment, the cost and related accumulated depreciation are removed from the related accounts and the resulting gains or losses are included in operations. There were no gains or losses for the years ended December 31, 1996, 1995, and 1994.

OTHER ASSETS AND AMORTIZATION

Lease commissions are being amortized over the life of the lease on a straight-line basis. Organization costs and software are being amortized over 60 and 36 months on a straight-line basis. Amortization expense was $126,208, $71,793, and $58,852 for the years ended December 31, 1996, 1995, and 1994, respectively.

FEDERAL INCOME TAXES

No income tax provision has been included in the financial statements since profit or loss of Dobie Center is required to be reported by the respective partners of AustInvest on their income tax returns.


2.  LONG-TERM LIABILITIES


                                                 1996             1995             1994

Note payable to Landesbank
Hessen-Thuringen Girozentrale,
stated interest at 7.25% and
7.625% at December 31, 1996 and
1995, respectively, maturing
August 30, 2002.                                  $ 8,605,000      $ 8,498,750       $    -

Note payable to Bayerische
Landesbank Girozentrale, stated
interest at 7.25% and 7.625% at
December 31, 1996 and 1995, re-
spectively, maturing August 30, 2002.               8,605,000        8,498,750            -

Note payable to Proeller Brothers,
stated interest at 7.5%,
maturing August 30, 2002.                           2,900,000        2,900,000            -

Note payable to partner, stated interest
at 10.0%, pay rate at 7.5% (at December
31, 1994), maturing May 1999.                           -                -              2,067,231

Note payable to Lincoln National Life
Insurance Company, non-interest bearing,
maturing May 1999.                                      -                -              3,937,655

Note payable to partner, non-interest
bearing, maturing May 1999.                             -                -              1,850,000

Note payable to Lincoln National Life
Insurance Company, stated interest at
10%, pay rate of 7.5% (at December 31,
1994), maturing May 1999.                               -                -             11,771,730

Total debt                                         20,110,000       19,897,500         19,626,616

Less-

   Discounts                                            -                -             (1,485,605)
   Current portion                                  (925,000)         (787,500)             -

Net long-term debt                               $19,185,000       $19,110,000        $18,141,011



The following is a schedule of future maturities of long-term debt at December 31, 1996:

             1997        $   925,000
             1998          1,000,000
             1999          1,000,000
             2000          1,000,000
             2001          1,000,000
             Thereafter   15,185,000

On September 1, 1995, two mortgage payable balances were paid to Lincoln National Life Insurance Company and AustInvest I Partners, Ltd., in the amounts of $15,709,385 and $3,917,231, respectively. These two mortgage payable balances, comprised of four promissory notes secured by Dobie, were executed and delivered on March 25, 1992. A portion of the mortgage payable to AustInvest I Partners, Ltd., in the amount of $2,067,231 was made in connection with the restructuring of the notes. The one additional note to AustInvest I Partners, Ltd., of $1,850,000 and the two notes to Lincoln National Life Insurance Company of $15,709,385 were given in renewal and extension of the outstanding balance of principal left owing and unpaid by AustInvest I, Ltd. These three additional notes were assigned to AustInvest.

Two of the four notes were noninterest bearing and were held by Lincoln National Life Insurance Company and AustInvest I Partners, Ltd., in the amounts of $3,937,655 and $1,850,000, respectively. The noninterest bearing note held by Lincoln National Life Insurance Company was being discounted at 7.5%. The noninterest bearing note held by AustInvest I Partners, Ltd., was being discounted at 7.0%. Interest expense in 1995 includes $1,280,696 of unamortized discount on notes payable written-off in conjunction with the refinancing of the company's notes payable.

The notes described above were all paid off on September 1, 1995, via a refinancing transaction. The total refinancing transaction costs of $599,443 have been capitalized over the seven-year note term. At the option of Landesbank Hessen-Thuringen Girozentrale and Bayerische Landesbank Girozentrale, the holders of the new notes, totaling $17,210,000 and $16,997,500 at December 31, 1996 and 1995, respectively, the entire principal balance and accrued and unpaid interest thereon shall become due and payable in full upon the occurrence of any of the following events:

1. default in the payment of the principal balance on the maturity date of August 30, 2002,

2. the occurrence of any other default, as defined, which has occurred and has continued for more than five (5) business days after written notice from the holder of such default, or

3. the occurrence of any other default or event by which, under the terms of the other Loan documents, shall have occurred and have continued after the expiration of any applicable grace and/or notice period set forth in such other Loan documents.

An additional capital improvement reserve is available on the Landesbank Hessen and Bayerische Landesbank loans. Dobie exercised its option to draw the advance of $1,000,000 in 1996. No funds had been drawn on this reserve as of December 31, 1995 and 1994. An additional $2,325,073 can be drawn by Dobie prior to September 1, 1997, after which time no additional advances are provided for in the note agreements. This reserve is not reflected on the corresponding Balance Sheet.

At December 31, 1996 and 1995, the interest rate on the loan is fixed at the applicable LIBOR rate selected by Dobie in accordance with the provisions of the notes defining the option interest period elections. Interest is payable in arrears on each quarterly roll over date with the stated principal repay-ment as set forth in the note agreements. A portion of the principal balance of the notes are to repaid in twenty-eight (28) consecutive quarterly installment payments before the maturity date of the notes. The interest rate on this note in effect at December 31, 1996 and 1995, was 7.25% and 7.625%, respectively.

A loan of $2,900,000 was also obtained from Hubert Proeller, Arthur Proeller, Hermann Proeller, and Manfred Proeller on September 1, 1995. The loan is due on August 30, 2002, and is collateralized by a second mortgage on Dobie. The interest rate is fixed at 7.5% per annum. Interest payments are to be made quarterly, with the entire principal balance due at the maturity date.

The total cash paid for interest expense on all loans during 1996, 1995, and 1994 was $1,599,910, $1,256,836 and $1,022,679, respectively.

3.  RELATED PARTIES

Management fees paid to an affiliated company were $395,677, $414,874, and $332,707 for 1996, 1995, and 1994, respectively.

4.  FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires Dobie to disclose the estimated fair values of its financial instrument assets and liabilities. The carrying amounts approximate fair value for cash and cash equivalents and the improve-ment reserve because of the short maturity of those instruments. For Dobie's mortgage payable and note payable (Proeller) it is presumed that estimated fair value approximates the recorded book balance due to the recent refinanc-ing.

5.  ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This state-ment requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Dobie has adopted the principles of this statement in 1996. Its adoption did not have a material effect on the financial position of Dobie.


                                 SCHEDULE III
      REAL ESTATE INVESTMENTS, ACCUMULATED DEPRECIATION AND AMORTIZATION
                              DECEMBER 31, 1996


                                  Initial Cost                                   Costs
                                                                              Capitalized
                  Related                            Building &              Subsequent to
Description      Encumbrance           Land          Improvements             Acquisition

Dobie Center     $20,110,000           $2,263,599    $10,286,964              $6,978,425

(table continued)

                              Gross Amount at Which
                            Carried at Close of Period
                                                            Accumulated
                  Buildings &                               Depreciation          Date of            Date        Depreciable
Land             Improvements                 Totals        & Amortization        Construction       Acquired    Lives (years)

$2,263,599        $17,265,389          $19,528,988          $ (2,131,214)           1969              4/23/92      S-40


                    See accompanying notes to Schedule III




                            NOTES TO SCHEDULE III

    REAL ESTATE INVESTMENTS, ACCUMULATED DEPRECIATION AND AMORTIZATION


A summary of activity for the Partnership's real estate investments and accumulated depreciation and amortization is as follows:


                                                         For Year Ended 1996

Real estate investments:

Balance at beginning of year                                    $ 17,878,511
Improvements                                                       1,650,477
Balance at end of year                                          $ 19,528,988


Accumulated depreciation and amortization:

Balance at beginning of year                                    $ (1,444,221)
Depreciation                                                        (686,993)
Balance at end of year                                          $ (2,131,214)




                                 Dobie Center

                                Balance Sheet
                                 (unaudited)

                                July 14, 1997

Assets
Current assets:
    Cash and equivalents                                      $  3,564,671

    Accounts receivable - students                               3,330,494
    Accounts receivable - AustInvest                               927,555

    Accounts receivable - other                                    115,293
    Capital replacement reserve                                    177,852

    Other current assets                                            35,357

Total current assets                                             8,151,222


Fixed assets:
    Land, building and equipment                                36,600,000
    Accumulated depreciation                                       (34,247)

Total fixed assets                                              36,565,753

Intangible assets:
    Organizational costs                                           152,482
    Lease commissions/other                                        352,395
    Accumulated amortization - lease                               (68,879)
    Loan costs                                                     599,443
    Accumulated amortization - loan costs                         (292,124)

Total intangible assets                                            743,317

Total assets                                                   $45,460,292


Liabilities and members' equity (deficit)
Current liabilities:
    Accounts payable and accrued expenses                         $553,626
    Tenant security deposits                                       181,722
    Deferred income - students                                   6,587,276
    Other deferred income                                          142,174
    Current portion notes payable                                  423,958

Total current liabilities                                        7,888,756

Non-current liabilities:
    Notes payable                                               21,551,042

Total liabilities                                               29,439,798

Commitments and Contingencies                                            -

Members' equity                                                 16,020,494

Total liabilities and members' equity                          $45,460,292

    See accompanying notes.




                                 Dobie Center

                             Statement of Income
                                 (unaudited)

             For the period January 1, 1997 through July 14, 1997

Revenues:
    Tower rental revenue                                      $  3,391,033
    Mall rental revenue                                            670,235
    Garage revenue                                                 248,742
    Other income                                                    97,886
    Interest and other revenue                                      63,929

Total revenues                                                   4,471,825

Operating expenses:
  Tower expenses:
    Wages                                                          589,743
    Food costs                                                     369,863
    Administrative/other                                           497,322
    Utilities                                                      278,781
    Management fee                                                 175,206
    Maintenance                                                     26,344
    Property taxes                                                 166,202

  Total tower expenses                                           2,103,461

  Mall expenses:
    Wages                                                           55,690
    Administrative/other                                           139,428
    Utilities                                                      117,522
    Management fee                                                  43,870
    Maintenance                                                     31,176
    Property taxes                                                  41,547
  Total mall expenses                                              429,233

Total operating expense                                          2,532,694

Operating income:                                                1,939,131

Non-operating expense:
    Depreciation/amortization - tower                              392,843
    Depreciation/amortization - mall                               188,064
    Interest expense                                               730,372
    Nonrecurring expenses                                          132,358

Total non-operating expense                                      1,443,637

Net income                                                     $   495,494


    See accompanying notes.



                                 Dobie Center

              Statement of Changes in Members' Equity (Deficit)
                                 (unaudited)

             For the Period January 1, 1997 through July 14, 1997

                                                             Members' Equity

Members' deficit, December 31, 1996                            $(2,193,424)
Elimination of deficit - purchase transaction                    2,193,424
Capital contributions                                           15,525,000
Net income                                                         495,494
Members' equity, July 14, 1997                                  16,020,494

    See accompanying notes.




                                 Dobie Center

                           Statement of Cash Flows
                                 (unaudited)

             For the Period January 1, 1997 through July 14, 1997


Operating activities
Net income                                                     $   495,494

Adjustments to reconcile net income to net cash
provided by operating activities:
  Depreciation and amortization                                    570,245
  Changes in operating assets and liabilities:
    Accounts receivable - students                              (2,777,061)
    Accounts receivable - AustInvest                              (927,555)
    Other accounts receivable                                      101,946
    Capital replacement reserve                                   (177,852)
    Other current assets                                            24,140
    Accrued wages payable                                          125,337
    Accrued interest payable                                          (297)
    Property taxes payable                                         193,203
    Other accrued expenses/trade payable                          (799,506)
    Tenant security deposits                                       (52,887)
    Deferred income-students                                     3,346,723
    Deferred parking income                                        142,174
Net cash provided by operating activities                          264,104

Investing activities
Increase in organizational costs                                  (142,287)
Purchase of fixed assets                                       (16,625,888)
Net cash used in investing activities                          (16,768,175)

Financing activities
Net proceeds from notes payable                                  1,865,000
Elimination of deficit - purchase transaction                   15,525,000
Net cash provided by financing activities                       17,390,000
Net increase in cash and cash equivalents                          885,929
Cash and cash equivalents at beginning of period                 2,678,742
Cash and cash equivalents at end of period                     $ 3,564,671

Supplemental cash flow disclosure
Non-cash activities:
    Net decrease in fixed assets                                 1,233,715
    Decrease in accumulated depreciation                        (3,427,139)
    Elimination of Members' deficit - purchase                   2,193,424

To appropriately state fixed assets at July 14, 1997  (See Note 1)

    See accompanying notes.



                                 Dobie Center

                        Notes to Financial Statements
                                 (unaudited)

                                July 14, 1997

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATIONS

Located immediately adjacent to The University of Texas at Austin, Dobie Center ("Dobie" or the "Project") consists of Dobie Tower, a 932-bed, 27-story student residence hall that sits on top of Dobie mall, a 96,000-square foot retail mall. The mall includes student-oriented tenants such as a copy/printing shop, student bookstore, movie theater, video store, tanning salon, hair salon, video arcade, and a 500-seat food court. The student-residence tower includes a full service cafeteria, state-of-the-art computer center, fitness center, junior olympic swimming pool, Jacuzzi, volleyball court, basketball court, mini-theater, study rooms, meeting rooms, and a 24-hour service desk. The facility also includes a 644-car commercial parking garage.

On June 20, 1997, AustInvest I, Ltd. ("AustInvest") sold 70% of Dobie Center to Reckson Opportunity Partners, L.P. ("ROP"), an affiliate of Reckson Services Industries Inc. ("RSI"). Simultaneously, ROP and AustInvest contributed their interest in Dobie Center to a new entity, Dobie Center Properties Ltd. and on July 15, 1997, ROP contributed its 70% interest in Dobie Center Properties, Ltd. to RSI.

BASIS OF ACCOUNTING

The accompanying financial statements include the assets, liabilities, revenues and expenses directly related to the Project. These financial statements do not include accounts of AustInvest or Dobie Center Properties Ltd.

Dobie uses the accrual method of accounting for financial reporting in conformity with generally accepted accounting principles (GAAP). Therefore, revenue is recorded as earned and costs and expenses are recorded as incurred.

The allocation of income and expenses between the tower and mall are based on actual results and estimates made by management. The expenses of the garage are included with the expenses of the tower.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of preparing the statement of cash flows, unrestricted currency, certificates of deposit, and money market accounts are considered cash, and investments with an original maturity of three months or less are considered cash equivalents.

Dobie maintains  cash balances  at two  banks.   Cash accounts  at banks  are
insured by the FDIC up to $100,000. Amounts in excess of insured limits were approximately $3,400,000 at July 14, 1997.

FIXED ASSETS AND DEPRECIATION

Fixed assets are recorded at cost.   Repairs and maintenance of fixed  assets
are  charged  to  operations.    Major improvements  are  capitalized.    The
estimated useful lives of the assets are as follows:


                                                     Years
       Furniture, fixtures & equipment                5-10
       Building & improvements                         40
       Mall renovation and improvements               5-40

Depreciation is computed using the straight-line method for financial reporting purposes. Depreciation expense was $512,028 for the period from January 1, 1997 through July 14, 1997. Upon retirement, sale, or other disposition of property and equipment, the cost and related accumulated deprecation are removed from the related accounts and the resulting gains or losses are included in operations.

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Dobie has adopted the principles of this statement in 1996. Its adoption did not have a material effect on the financial position of Dobie.

OTHER ASSETS AND AMORTIZATION

Lease commissions are being amortized over the life of the lease on a straight-line basis. Organization costs and software are being amortized over 60 and 36 months on a straight-line basis. Amortization expense was $68,879 for the period ended July 14, 1997.

REVENUE RECOGNITION

STUDENT HOUSING

Upon execution of student dormitory contracts, Dobie records a receivable for the full value of the contract with an off-setting increase to deferred revenue. Income is then recognized on a straight-line basis over the life of the contracts.

MALL TENANTS

Minimum rental revenue is recognized on a straight-line basis over the term of the lease. The excess of rents recognized over amounts contractually due are included in accounts receivable - other on the accompanying balance sheet.

GARAGE REVENUES

Upon execution of semester garage contracts, Dobie records a receivable for the full value of the contract with an offsetting increase to deferred revenue. Income is then recognized on a straight-line basis over the life of the contracts. Daily parking revenues are recognized as received.

FEDERAL INCOME TAXES

No income tax provision has been included in the financial statements since profit and loss of Dobie is required to be reported by the respective partners of AustInvest and Dobie Center Properties, Ltd. on their respective income tax returns.

2.  LONG-TERM LIABILITIES

                                                                  July 14,
                                                                    1997
First Mortgage Notes Payable - collateralized by the Project:
  Note payable to Landesbank Hessen - Thuringen
  Girozentrale, ("LH-TG") stated interest at 7.25% at July
  14, 1997 maturing August 30, 2002                             $ 8,928,750

  Note payable to Bayerische Landesbank Girozentrale, ("BLG")
  stated interest at 7.25% in July 14, 1997 maturing
  August 30, 2002                                                 8,927,750

Second Mortgage Note Payable - collateralized by the Project:

  Note payable to Proeller Brothers, stated interest at
  7.5% maturing August 30, 2002                                   2,900,000

Total long term debt                                            $20,755,500



The following is a schedule of future maturities of long-term debt at July 14, 1997:

                 1997 (7/15/97 - 12/31/97)       $   925,000
                 1998                              1,000,000
                 1999                              1,000,000
                 2000                              1,000,000
                 2001                              1,000,000
                 Thereafter                       15,830,500
                                                 $20,775,500

At the option of LH-TG and BLG, the holders of the first mortgage notes, $17,855,000, the entire principal balance and accrued and unpaid interest thereon is due and payable in full upon the occurrence of an event of default, as defined.

An additional capital improvement reserve of $1,219,000 is available on the LH-TG and BLG loans.

At July 14, 1997, the interest rate on the first mortgage notes payable to LH-TG and BLG is fixed at the applicable LIBOR rate selected by Dobie in accordance with the provisions of the notes defining the option interest period elections. Interest is payable in arrears on each quarterly roll over date with the stated principal repayment as set forth in the note agreements. A portion of the principal balance of the notes are to repaid in twenty-eight
(28) consecutive quarterly installment payments before the maturity date of the notes. The interest rate on this note in effect at July 14, 1997 was 7.25%.

A loan of $2,900,000 was also obtained from the Proeller Brothers on September 1, 1995. The loan is due on August 30, 2002. The interest rate is fixed at 7.5% per annum. Interest payments are to be made quarterly, with the entire principal balance due at the maturity date.

3.  RELATED PARTIES

Management fees paid to an affiliated company were $213,074 for the period from January 1, 1997 through July 14, 1997.

4.  FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires Dobie to disclose the estimated fair values of is financial instrument assets and liabilities. The carrying amounts approximate fair value for cash and cash equivalents and the improvement reserve because of the short maturity of those instruments. For Dobie's first and second mortgage notes payable the estimated fair value approximates the recorded balance due to the recent refinancing.




                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Members of
American Campus Lifestyles Companies, L.L.C.:

We have audited the accompanying statement of assets, liabilities, and members' equity of American Campus Lifestyles Companies, L.L.C. (a Texas limited liability company) and subsidiaries as of December 31, 1996 and 1995, and the related statements of revenues and expenses, changes in members' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Campus Lifestyles Companies, L.L.C. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                 /s/ Arthur Andersen LLP


Dallas, Texas,
March 28, 1997




        AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES
        -------------------------------------------------------------

       STATEMENTS OF ASSETS, LIABILITIES, AND MEMBERS' EQUITY (DEFICIT)
       ----------------------------------------------------------------

                                                      As of December 31,
                     ASSETS                         1996            1995

CURRENT ASSETS:
    Cash and cash equivalents, including
      restricted cash of $74,164 as of
      December 31, 1996                            $  619,754     $   12,306
    Deposits                                            3,315          3,415
    Accounts receivable                             1,153,912        141,943
    Prepaid expenses                                   -                -
    Contributions receivable                            -              1,000

        Total current assets                        1,776,981        158,664

INVESTMENTS:
    Investment in leasehold estate - completed
      contract, including restricted cash
      of $175,800, as of December 31, 1996         10,277,687            -

    Investment in leasehold estate - projects
      under development                               929,224            -

        Total investments                          11,206,911            -


FIXED ASSETS:
    Equipment                                         137,140         10,377
    Less-accumulated depreciation                     (18,456)        (2,512)

        Total fixed assets                            118,684          7,865

        Total investments and fixed assets         11,325,595          7,865

        Total assets                              $13,102,576        166,529





      AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES

    STATEMENTS OF ASSETS, LIABILITIES, AND MEMBERS' EQUITY (DEFICIT)


LIABILITIES AND MEMBERS EQUITY (DEFICIT)

                                                     As of December 31,
                                                   1996             1995
CURRENT LIABILITIES:
    Construction accounts payable -
       leasehold estate                           $  403,456    $    -
    Accounts payable                                 580,424         45,125
    Security deposits                                 31,074          -
    Deferred rental income                           877,536          -
    Advances from members                              -          1,449,184
    Distributions payable                             50,510          -
    Notes payable - leasehold estates                 87,088          -
    Notes payable - other                             47,669          -
           Total current liabilities               2,077,757      1,494,309

NONCURRENT LIABILITIES:
    Notes Payable - leasehold estates             10,716,367          -

           Total noncurrent liabilities           10,716,367          -

           Total liabilities                      12,794,124      1,494,309


MEMBERS' EQUITY:
    Advances from members                              -          1,404,327

    Members' equity:
         Beginning balance                        (1,327,780)    (2,388,000)
         Contributions                             1,490,000         68,034
         Distributions                              (855,552)        (5,800)
         Net income (loss)                         1,001,784       (406,341)

            Total members' equity (deficit)          308,452     (1,327,780)

            Total liabilities and members'       $13,102,576     $  166,529
               equity

  The accompanying notes are an integral part of these financial statements.




        AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES
        -------------------------------------------------------------

                     STATEMENTS OF REVENUES AND EXPENSES
                     -----------------------------------

                                                                                For the Nine
                                                                                Months Ended
                                     For the Years Ended December 31,          September 30, 1996
                                          1996           1995                    (Unaudited)
REVENUES:
    Development/construction fees          $1,727,668         -                  1,504,785
    Prairie View Phase I rental revenue       776,582         -                    265,423
    Management fees                           752,374       622,911                531,361
    Other income                               10,383         -                      1,937
             Total revenues                 3,267,007       622,911              2,303,506

OPERATING EXPENSES:
    Personnel                                 821,706       397,289                592,863
    Administrative                            607,412       435,406                337,775
    Marketing                                  42,222         4,894                 24,655
    Prairie View Phase I operating
        expenses                              623,354         -                    265,423
    Depreciation                               15,944         2,058                 11,021

             Total operating expenses       2,110,638       839,647              1,231,737

             Net operating income (loss)    1,156,369      (216,736)             1,071,769

OTHER EXPENSE:
    Interest, including Prairie View
         Phase I                             154,585        189,605                    468

NET INCOME (LOSS)                         $1,001,784      $(406,341             $1,071,301


  The accompanying notes are an integral part of these financial statements.





        AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES
        -------------------------------------------------------------
              STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
              --------------------------------------------------
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                ----------------------------------------------


                                       Campus         JHD Campus        Landmark Campus
                                     Management        Ventures,          Investments,
                                 Associates, L.L.C.      L.L.C.              L.L.C.          Adelie, L.L.C.       Totals

MEMBERS' DEFICIT,
December 31, 1994 (unaudited)     $(597,000)           $  (895,500)        $    -               $ (895,500)         $(2,388,000)

Advances from members                  -                 1,404,327              -                  -                  1,404,327
Contributions                          -                    68,034              -                  -                     68,034
Distributions                          -                    (5,800)             -                  -                     (5,800)
Net loss                           (101,585)              (152,378)             -                 (152,378)            (406,341)

MEMBERS' (DEFICIT)
EQUITY, December 31, 1995          (698,585)               418,683              -               (1,047,878)          (1,327,780)

   Adjustments due to
     capital restructure            707,333               (341,947)          (836,387)             471,001                 -
   Contributions                       -                      -               900,000              590,000            1,490,000
   Distributions                       -                  (427,776)          (427,776)             -                   (855,552)
   Net income (loss)                 (8,748)               505,266            518,389              (13,123)           1,001,784

MEMBERS' EQUITY,
December 31, 1996                   $  -                  $154,226           $154,226             $   -              $  308,452


  The accompanying notes are an integral part of these financial statements.




        AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES
        -------------------------------------------------------------

                           STATEMENTS OF CASH FLOWS
                           ------------------------

                                                                                 For the Nine
                                        For the Years Ended                      Months Ended
                                            December 31,                         September 30,
                                        1996           1995                          1996

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                   $  1,001,784    $  (406,341)              $   1,071,301
    Adjustments to reconcile net
     income (loss) to net cash
     provided by (used in)
     operating activities-
        Depreciation                          15,944          2,058                      11,020
        Decrease in deposits                     100         11,586                      -
        Increase in accounts receivable   (1,011,969)      (102,289)                 (1,075,423)
        Decrease (increase) in prepaid
           expenses                            -              4,500                      (5,808)
        Decrease in contributions
           receivable                          1,000           -                          -
        Increase (decrease) in accounts
           payable                           535,299       (222,923)                    315,664
        Increase in construction accounts
           payable-leasehold estate          403,456           -                      1,352,950
        Increase in security deposits         31,074           -                          -
        Increase in deferred rental income   877,536           -                         87,754
        Increase in accrued interest           -              91,956                      -
        Increase in restricted cash          (74,164)          -                          -
        Increase (decrease) in advances
           from members                     (189,184)        483,087                   (189,184)

              Total adjustments              589,092         267,975                    496,973

              Net cash provided by (used
              in) operating activities     1,590,876        (138,366)                 1,568,274

CASH FLOWS USED IN INVESTING ACTIVITIES:
    Investment in leasehold estate-
        completed contract               (10,277,687)           -                   (10,277,687)
    Investment in leasehold estate-
        projects under development          (929,224)           -                         -
    Purchase of equipment                   (126,763)         (6,577)                   (95,111)

          Net cash used in investing
          activities                     (11,333,674)         (6,577)               (10,372,798)


CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from notes payable-
       leasehold estates                  10,803,455             -                     8,924,736
    Proceeds from notes payable               51,643             -                         -
    Repayment of notes payable-
       computer equipment                     (3,974)            -                         -
    Contributions                            900,000          68,034                     900,000
    Distributions                           (805,042)         (5,800)                   (205,226)
    Capital restructure - cash paid
       to Adelie, L.L.C.                    (670,000)             -                     (670,000)

          Net cash provided by financing
          activities                      10,276,082          62,234                   8,949,510

          Net cash provided by (used
          in) operating, investing and
          financing activities               533,284         (82,709)                    144,986

CASH AND CASH EQUIVALENTS,
beginning of year                             12,306          95,015                      12,306

CASH AND CASH EQUIVALENTS,
end of year, net                          $  545,590        $ 12,306                   $ 157,292

NONCASH TRANSACTIONS:
    Contribution of Adelie, L.L.C.
    advances to capital                   $  590,000        $    -                     $ 590,000


  The accompanying notes are an integral part of these financial statements.




        AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES
        -------------------------------------------------------------

                        NOTES TO FINANCIAL STATEMENTS
                        -----------------------------

                          DECEMBER 31, 1996 AND 1995
                                 ---------------------

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATIONS

American Campus Lifestyles Companies, L.L.C. ("the Company"), a Texas private limited liability company, was formed on October 8, 1993. The Company is committed to providing colleges, universities, and other educational institu-tions with private sector assistance in financing, developing, constructing, refurbishing, and managing on-campus and off-campus student housing.

The Company generates monthly management fees from two on-campus (one of which was added during 1996) and two off-campus student housing projects located in Texas, Oklahoma, and Florida. In addition, the Company generates monthly development and construction management fees from two on-campus student housing development projects located in Texas. Upon the scheduled completion of these two projects in August 1997, the Company will generate monthly management fees for the property management of these facilities.

The Company's principal owners as of December 31, 1996, are J.H. Domberger Campus Ventures, L.L.C. ("Domberger"), Campus Management Associates, L.L.C. ("CMA"), and Landmark Campus Investments, L.L.C. ("Landmark"), an affiliate of the Austin-based Landmark Companies.

At the end of 1995, CMA negotiated a redemption of the interest of Adelie, L.L.C. ("Adelie"), a former owner, for the amount of $670,000 cash from the Company to Adelie and the admission of Landmark as a member of the Company together with a cash capital contribution from Landmark of $900,000. This redemption, with the creation of Landmark's member interest, led to the restructuring as of January 31, 1996, resulting in ownership of 25% by CMA, 37.5% by Domberger and 37.5% by Landmark.

Per the Second Amended and Restated Limited Liability Company Agreement (the "Agreement"), dated January 31, 1996, net income of the Company is allocated equally to Landmark and Domberger until the net income allocated to Landmark and Domberger equals the sum of current and prior year distributions to Landmark and Domberger. Additionally, the next $1,100,000 in net income is allocated equally to Landmark and Domberger. Subsequent net income is then allocated 25% to CMA, 37.5% to Domberger, and 37.5% to Landmark.

Net losses of the Company are allocated equally to Domberger and Landmark to the extent that cumulative net losses of the Company do not exceed $1,800,000. Net losses are then allocated equally to Domberger and Landmark to the extent of previously allocated net income. Subsequent net losses are allocated 25% to CMA, 37.5% to Domberger, and 37.5% to Landmark.

Net losses of the Company incurred prior to January 31, 1996, were allocated under the First Amended and Restated Limited Liability Company Agreement dated January 1, 1994. Such losses were allocated by the members' Shared Ratios, as defined.

Excess cash flows, as defined by the Agreement, are payable equally to Domberger and Landmark until such time as they have received $1,450,000 plus interest at 5% per annum ("Preferred Return"), compounded annually, in cumulative distributions. Subsequent excess cash flows will be paid 25% to CMA, 37.5% to Domberger, and 37.5% to Landmark. As of December 31, 1996, the cumulative Preferred Return for Domberger and Landmark was $60,119 each.

Distribution payments are computed and paid, if available, every quarter in accordance with the allocation of excess cash flows. Distributions of $805,042 and $5,800 were paid during the years ended December 31, 1996 and 1995. An additional $50,510 in distributions were declared in 1996 but not yet paid at year-end.

BASIS OF ACCOUNTING

The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with generally accepted accounting principles ("GAAP"). Therefore, revenue is recorded as earned and costs and expenses are recorded as incurred.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly-liquid investments with a maturity of three months or less to be cash equivalents.

As of December 31, 1996, the Company maintained its cash balance of $619,754 at two banks. Cash accounts at banks are insured by the FDIC up to $100,000.

RESTRICTED CASH

Restricted cash represents tenant security deposits included in cash and cash equivalents and debt service and operating reserves held by Texas Commerce Bank ("the Lender"), which is included in "Investment in leasehold estate - completed" (see Note 3).

ACCOUNTS RECEIVABLE

Accounts receivable includes $877,536 of deferred student revenues. At the inception of the school year, the Company records a receivable for the respective academic year's total rent receivable with a credit to Deferred Revenue. Income is then recognized over the course of the academic year from the Deferred Revenue account.

FIXED ASSETS AND DEPRECIATION

Fixed assets are recorded at historical cost. Repairs and maintenance of fixed assets are charged to operations, but major improvements are capital-ized. The estimated useful lives of the assets are as follows:

                                                Years
                                                -----
                       Equipment                 5-10

Depreciation is computed using the straight-line method for financial report-ing purposes. Depreciation expense was $15,944 and $2,058 for the years ended December 31, 1996 and 1995. Upon retirement, sale, or other dispositions of the equipment, the cost and related accumulated depreciation are removed from the related accounts and the resulting gains or losses are included in operations. There were no gains or losses for the years ended December 31, 1996 and 1995.

INVESTMENTS IN LEASEHOLD ESTATE

Investments in leasehold estate reflects the project costs incurred to date, including development and construction fees, on the three student housing development projects located in Texas. These investments in leasehold estates are subject to ground leases (See Note 2). The investments are reduced by an amount equal to the principal reduction of the notes payable-leasehold estate, as payments are submitted to the Lender.

FEDERAL INCOME TAXES

No provision for income taxes has been recorded in the financial statements as the owners are required to report their share of the Company's earnings in their respective income tax returns. The Company's tax returns and the amounts of the allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the members could be changed accordingly.

2.  INVESTMENTS IN LEASEHOLD ESTATE

The Company leases from the Texas A&M University System ("TAMUS") a tract of land at Prairie View A&M University under a ground lease (the "Lease") effective February 1, 1996, at a cost of $100 per year ($4,000) paid upon inception of the Lease. The Company entered into this Lease for the purpose of developing, constructing and maintaining a student housing project ("Prairie View Phase I" or the "Project"). Subsequent to the execution of and in accordance with the provisions of the Lease, the Company obtained financing (See Note 3) and constructed the Project for a total cost of $10,277,687, including debt service and operating cash reserves. Under the provisions of the Lease, all improvements to the land are owned fee simple by TAMUS. The Lease expires on August 31, 2035. However, the Lease will terminate upon repayment of all indebtedness related to the Project. The Lease requires that all indebtedness be repaid prior to August 31, 2021.

Under the Lease, TAMUS has the option to purchase the leasehold estate at the close of each calendar year. The purchase price is defined in the Lease as the lesser of (1) the sum of the present cash value of the Company's leasehold estate in Prairie View Phase I discounted at 9.5%, the Company's leasehold estate in the equipment of Prairie View Phase I, and the amount required to repay the debt secured by the Prairie View Phase I loan, including principal, accrued interest, prepayment fees and any additional obligations; or (2) the sum of the fair market value, as defined in the Lease, of Prairie View Phase I and the equipment of Prairie View Phase I. In no event shall the purchase price be less than the amount required to repay the Prairie View Phase I loan.

In the event the Company were to receive a bona fide offer, acceptable to the Company (the "Offer"), to purchase the Company's leasehold estate in Prairie View Phase I, TAMUS has the right of first refusal to purchase the leasehold estate under the terms of the Offer.

A development fee and a construction fee were earned by the Company for the services it provided during construction of the Project. Additionally, the Company manages the Project for a fee of 5% of gross receipts as defined in the management agreement, plus 50% of net cash flow of the Project, as defined in the Lease. No income with respect to the net cash flow has been recognized in 1996 as the net cash flow calculation is based on year-end cash flow which is defined by the management agreement as ending with the academic year.

For the year ended December 31, 1996, the Company was paid a total of $2,346,566 in development, construction and management fees.

The Company is involved in two additional projects, one each at Prairie View A&M University ("Prairie View Phase II") and Texas A&M International University ("Laredo"), under substantially the same terms as the original ground lease.

3.  DEVELOPMENT/CONSTRUCTION FEES

The Company receives management fees on the development and construction ("Development") of properties included in the "Investments in leasehold estate" and on Development of properties managed in which the Company does not hold a leasehold estate. The Development fees are paid via construction loan proceeds by the projects during the construction and development phase to development and construction companies affiliated with the Company.

4.  NOTES PAYABLE - LEASEHOLD ESTATE

Notes payable - leasehold estate (collectively, "the Loans") reflects the project costs incurred to date on the three student housing development projects located in Texas. A construction loan ("the Prairie View Phase I loan") of $10,277,687 was obtained from the Lender in March 1996 to finance the construction of Prairie View Phase I. Upon maturity of the Prairie View Phase I loan in February 1997, it will convert to a three-year mini-perm loan with a balloon payment due and payable at the end of the three-year period.

Two additional construction credit facilities ("the Facilities") were obtained from the Lender in December 1996 to finance the development and construction of Prairie View Phase II and Laredo. The total credit available under the Facilities is approximately $10,700,000 and $5,100,000 for Prairie View Phase II and Laredo, respectively. No principal payments are due under the Facilities until January 1998. Upon maturity of the Facilities in January 1998, both will convert to three-year mini-perm loans with payments, based on a 25 year amortization, of principal and interest due monthly. As of December 31, 1996, the total borrowings outstanding under the Prairie View Phase II and Laredo loans were $525,768.

The interest rate on the Loans is defined as LIBOR plus 250 basis points. Interest is due monthly depending upon the rate and length of time offered by the bank. Interest was capitalized for the Prairie View Phase I loan as "Investment in leasehold estate - completed" and was 8.093% at December 31, 1996. Interest was capitalized for the Prairie View Phase II and Laredo Facilities as the "Investments in leasehold estate - projects under develop-ment" and was 8.125% at December 31, 1996. Capitalized interest on the Loans for the year ended December 31, 1996 was $102,777.

The Company entered into an interest rate cap agreement ("the Cap") with the Lender effective September 3, 1996, to hedge the floating rate cost of the Prairie View Phase I loan. The Cap calls for a principal amount of $10,000,000 from September 3, 1996, through September 30, 1996, and $10,277,687 from October 1, 1996 through October 1, 1997, which is the termination date. Under the agreement, the Company has the right to receive payments based on the principal amount of the Cap to the extent that LIBOR exceeds 5.5%. The Company paid a premium of $90,500 in connection with this transaction, which is included in "Investment in leasehold estate - completed" on the accompanying balance sheet.

Aggregate maturities of the Loans for five years subsequent to December 31, 1996, and thereafter are as follows:

    Year Ending
    December 31,
        1997                                                 $     117,270
        1998                                                       140,724
        1999                                                       140,724
        2000                                                     9,878,969
                                                                10,277,687

        Prairie View Phase II                                      309,709
        Laredo                                                     216,059

    Total Notes Payable - leasehold estate                     $10,803,455


5.  ADVANCES FROM MEMBERS

During 1994, Domberger and Adelie each advanced the Company funds to cover operating expenses during the first year of operations, bearing interest at the rate of 15% per annum. The Adelie advance became noninterest bearing effective January 1, 1995. During the January 31, 1996 restructuring, the Company negotiated the extinguishment of both advances. (See Note 1).

6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments," requires the Company to disclose the estimated fair values of its financial instrument assets and liabilities. The carrying amount of cash and cash equivalents approximate fair value because of the short maturity of those instruments. The carrying amount of the Company's notes payable - leasehold estate approximates fair value.

7.  ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company adopted the principles of this statement in 1996. Its adoption did not have a material effect on the carrying value of the Company's long-lived assets.

8.  RELATED-PARTY TRANSACTIONS

The Company receives monthly management fees from the management, development, and construction companies affiliated with the Company (see Notes 1 and 3).



                        REPORT OF INDEPENDENT AUDITORS


To the Members of
American Campus Lifestyles Companies, L.L.C. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of American Campus Lifestyles Companies, L.L.C. and subsidiaries (the "Company") as of September 30, 1997, and the related consolidated statements of income, members' equity, and cash flows for the nine months ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 1997, and the results of their operations and their cash flows for the nine months ended September 30, 1997 in conformity with generally accepted accounting principles.


                                                        /s/ Ernst & Young LLP


New York, New York
December 5, 1997




        AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES

                                Balance Sheet

                              September 30, 1997

Assets
Current assets:
    Cash and equivalents                                             $807,721
    Deposits                                                            2,048
    Accounts receivable                                             3,640,290
    Other assets                                                       13,441
    Other receivables                                                   1,316
Total current assets                                                4,464,816

Investments:
    Investment in leasehold estate - PVAMU-I                       11,867,754
    Investment in leasehold estate - PVAMU-II                      12,257,606
    Investment in leasehold estate - Laredo                         5,816,927
    Accumulated depreciation on leasehold estates                    (192,706)
Total investments                                                  29,749,581


Fixed assets:
    Equipment                                                         143,521
    Accumulated depreciation                                          (31,096)
Total fixed assets                                                    112,425
Total assets                                                      $34,326,822

Liabilities and members' equity
Current liabilities:
    Accounts payable                                                 $270,198
    Security deposits                                                 146,379
    Deferred rental income                                          2,886,276
    Other payable                                                     261,112
Total current liabilities                                           3,563,965

Non-current liabilities:
    Notes payable - PVAMU - I                                      10,195,601
    Notes payable - PVAMU - II                                     10,615,308
    Notes payable - Laredo                                          5,037,236
Total non-current liabilities                                      25,848,145

Total liabilities                                                  29,412,110
Commitments and Contingencies                                               -

Members' equity                                                     4,914,712

Total liabilities and members' equity                             $34,326,822





        AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES

                             Statement of Income

                 For the Nine Months Ended September 30, 1997

Revenues
    Development construction fees                                 $   958,098
    Prairie View Phase I and II revenue                             1,668,365
    Laredo revenue                                                     56,316
    Management fees                                                   566,173
    Other income                                                        2,216
Total revenues                                                      3,251,168

Expenses:
    Personnel                                                         830,502
    Administrative                                                    419,891
    Marketing                                                          37,227
    Prairie View Phase I and II expense                               211,595
    Laredo expense                                                     10,758
Operating expenses                                                  1,509,973

Operating income                                                    1,741,195

Non-operating expenses:
    Interest (including leasehold expense)                            614,257
    Depreciation                                                      205,347
    Professional fees                                                 327,387
Total non-operating expenses                                        1,146,991

Net income                                                        $   594,204





        AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES

                   Statement of Changes in Members' Equity

                   For the Period Ended September 30, 1997


                                                    Domberger
                                                     Campus        Landmark Campus
                                                    Ventures,      Investments,       William
                                     RFG Capital      L.L.C.       L.L.C.             Bayless          Total

Members' equity,
December 31, 1996                     $   -          $ 154,226       $  154,226           -             $  308,452

Adjustments due to
purchase price                         4,012,056          -                -              -              4,012,056

Net income                               452,130        64,590           45,219          32,265            594,204

Members' equity,
September 30, 1997                   $4,464,186     $  218,816       $  199,445        $ 32,265         $ 4,914,712


See accompanying notes.






        AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES

                           Statement of Cash Flows

          For the Period January 1, 1997 through September 30, 1997


Operating activities

Net income                                                   $     594,204
Adjustments to reconcile net income to net cash
used in operating activities:
  Depreciation                                                     205,347
  Changes in operating assets and liabilities:
    Deposits                                                         1,267
    Accounts receivable                                         (2,486,378)
    Other assets                                                   (13,441)
    Other receivables                                               (1,318)
    Accounts payable                                              (310,226)
    Construction accounts payable                                 (403,456)
    Security deposits payable                                      115,305
    Deferred rental income                                       2,008,740
    Other payable                                                  213,445
  Net cash used in operating activities                            (76,511)


Investing activities
Investment in leasehold estate PVAMU - I                        (1,265,655)
Investment in leasehold estate PVAMU - II                       (9,756,756)
Investment in leasehold estate - Laredo                         (4,630,133)
Investment in leasehold estate under development                   929,224
Purchase of equipment                                               (6,381)
Net cash used in investing activities                          (14,729,701)

Financing activities
Distributions                                                      (50,511)
Repayment of current notes payable - leasehold estates             (87,088)
Repayment of long term notes payable - leasehold estates       (10,716,367)
Proceeds from notes payable - PVAMU-I                           10,195,601
Proceeds from notes payable - PVAMU-II                          10,615,308
Proceeds from notes payable - Laredo                             5,037,236
Net cash provided by financing activities                       14,994,179

Net increase in cash and cash equivalents                          187,967

Cash and cash equivalents at beginning of period                   619,754

Cash and cash equivalents at end of period                   $     807,721






        AMERICAN CAMPUS LIFESTYLES COMPANIES, L.L.C. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

          For the Period January 1, 1997 through September 30, 1997


1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATIONS

American Campus Lifestyles Companies, L.L.C., a Texas limited liability company, was formed on October 8, 1993, and subsidiaries (the "Company"), to provide colleges, universities, and other educational institutions with private sector assistance in financing, developing, constructing, refurbishing, and managing on-campus and off-campus student housing.

The Company is a private, limited liability company whose principal owners are RFG Capital Management Partners L.P. ("RFG Capital"), Landmark Campus Investments, L.L.C. ("Landmark"), William Bayless and J.H. Domberger Campus Ventures, L.L.C. ("Domberger").

The Company currently generates monthly management fees from four on-campus and two off-campus student housing projects located in Texas, Oklahoma, and Florida. In addition, the Company generates monthly development and construction management fees from two on-campus student housing development projects located in Texas, which were completed in August 1997. The Company now generates monthly management fees for the property management for these facilities.

During 1997, RFG Capital acquired a interest in American Campus Lifestyles Companies, L.L.C. by purchasing certain common units, senior preferred units and junior preferred units from the existing members for $4,012,056. This transaction resulted in the following ownership of the common units: 76.09% by RFG Capital, 10.87% by Landmark, 7.61% by William Bayless and 5.43% by Domberger.

In accordance with the purchase agreement dated May 15, 1997, net income and loss of the Company is allocated to the partners based on their individual ownership interest.

The capital structure of American Campus Lifestyles Companies, L.L.C. is made up of common units, senior preferred units and junior preferred units. The senior preferred units and junior preferred units have a liquidation preference of $1,000 per unit. RFG Capital holds 700 common units, 50 senior preferred units and 2,900 junior preferred units, Domberger holds 50 common units and 1,000 senior preferred units, Landmark holds 100 common units and
846.154 senior preferred units and William Bayless holds 70 common  units and
42.308 senior preferred units.

Annual distributions of cash flow, as defined by the agreement, are payable first to the senior preferred holders in the amount of $100 per unit per year and second to the junior preferred holders in the amount of $100 per unit per year. The Company pays a 2% of debt guarantee per annum by a related party to RFG Capital for the guarantee of $5.0 million of Company indebtedness. Excess cash flow is then distributed to the common unit holders based on their individual ownership interest.

BASIS OF ACCOUNTING

The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with generally accepted accounting principles
(GAAP). Therefore, revenue is recorded as earned and costs and expenses are recorded as incurred.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany balances and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly-liquid investments with a maturity of three months or less to be cash equivalents.

As of September 30, 1997, the Company maintained its cash balance of $807,721 at two banks. Cash accounts at banks are insured by the FDIC up to $100,000.

RESTRICTED CASH

Restricted cash represents debt service and operating reserves held by Texas Commerce Bank ("the Lender"), which is included in "Investment in leasehold estate - completed" (see Note 3), as well as tenant security deposits.

FIXED ASSETS AND DEPRECIATION

Fixed assets  are recorded at  historical cost.   Repairs and  maintenance of
fixed  assets   are  charged  to  operations,  but   major  improvements  are
capitalized.  The estimated useful lives of the assets are as follows:

                                          Years
                                        ---------
    Equipment                              5-10

Depreciation is computed using the straight-line method for financial reporting purposes. Depreciation expense was $205,347 for the nine months ended September 30, 1997. Upon retirement, sale, or other dispositions of the equipment, the cost and related accumulated depreciation are removed from the related accounts and the resulting gains or losses are included in operations.

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This
statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company adopted the principles of this statement in 1996. Its adoption did not have a material effect on the carrying value of the Company's long-lived assets.

OPTIONS

The Company has issued to William Bayless options to purchase 20 common units from the Company at an initial purchase price of $3,177.30 per unit. The options vest in the following manner: 10 units vest May 1999, 5 units vest May 2000 and the remaining 5 units vest May 2002.

The Company has issued to Thomas Trubiana options to purchase 80 common units from the Company at an initial purchase price of $1,588.65 per unit. The options vest in the following manner: 20 common units vest on January 1, 1998, 20 common units vest on July 1, 1999, 20 common units vest on July 1, 2000 and the remaining 20 common units vest on July 1, 2001.

The effect on proforma net income and earnings per unit of amortizing to expense over the options vesting period the estimated fair value of the options, is immaterial.

INVESTMENTS IN LEASEHOLD ESTATE

Investments in leasehold estate reflects the project costs incurred to date, including development and construction fees, on the three student housing development projects located in Texas. These investments in leasehold estates are subject to ground leases (see note 2). The carrying amounts of the investments include an amount capitalized (based on the estimated fair value of the acquired assets, principally investments in leasehold estates) for the capital restructure. The investments are amortized on a straight line method over the life of the lease.

STUDENT DORMITORY HOUSING REVENUES

Upon execution of student dormitory contracts, the Company records a receivable for the full value of the contract with an offsetting increase to deferred revenue. Income is then recognized on a straight-line basis over the life of the contract.

DEVELOPMENT/CONSTRUCTION FEES

The Company receives management fees on the development and construction ("Development Fees") of properties included in the "Investments in leasehold estate" and on development of properties managed in which the Company does not hold a leasehold estate. Development Fees are paid from construction loan proceeds related to the projects during the construction and development phase to development and construction companies affiliated with the Company. Development Fees income is recognized monthly as costs are incurred.

FEDERAL INCOME TAXES

No provision for income taxes has been recorded in the financial statements as the owners are required to report their share of the Company's earnings in their respective income tax returns. The Company's tax returns and the amounts of the allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the members could be changed accordingly.

2.  INVESTMENTS IN LEASEHOLD ESTATE

The Company leases from the Texas A&M University System ("TAMUS") tracts of land at both Prairie View A&M University and Texas A&M International University under a ground lease (the "Lease") effective February 1, 1996, at a cost of $100 per year ($4,000) paid upon inception of the Lease. The Company entered into this Lease for the purpose of developing, constructing and maintaining student housing projects (Prairie View Phase I, Prairie View Phase II and Texas A&M International - Laredo) or the ("Projects"). Subsequent to the execution of and in accordance with the provisions of the Lease, the Company obtained financing (see Note 3) and constructed the
Projects for a total cost of $25,930,231, including debt service and operating cash reserves. Under the provisions of the Lease, all improvements to the land are owned by TAMUS. The Lease expires on August 31, 2035. However, the lease will terminate upon repayment of all indebtedness related to the Projects. The Lease requires that all indebtedness be repaid prior to August 31, 2021.

The lease provides that in the event the Company were to receive a bona fide offer, acceptable to the Company (the "Offer"), to purchase the Company's leasehold estate in Prairie View Phase I, Prairie View Phase II and Texas A&M International - Laredo, TAMUS has the right of first refusal to purchase the leasehold estate under the terms of the Offer.

Additionally the Lease provides that TAMUS has the option to purchase the leasehold estate at the close of each calendar year. The purchase price is defined in the Lease as the lesser of (1) the sum of the present cash value of the Company's leasehold estate in Prairie View Phase I, Prairie View Phase II and Texas A&M International - Laredo, and the amount required to repay the debt secured by the Prairie View Phase I, Prairie View Phase II and Texas A&M International - Laredo loans, including principal, accrued interest, prepayment fees and any additional obligations; or (2) the sum of the fair market value, as defined in the Lease of Prairie View Phase I, Prairie View Phase II and Texas A&M International - Laredo and the equipment of Prairie View Phase I, Prairie View Phase II and Texas A&M International - Laredo.

A development fee and construction fee was earned by the Company for the services it provided during construction of each project. Additionally, the Company manages each project for a fee of 5% of gross receipts as defined in the management agreement, plus 50% of net cash flow of the Project, as defined in the Lease. No income with respect to the net cash flow was recognized in 1996 as management believes such amounts could not be reasonably estimated until the end of the first academic year of operations (August 31, 1997). Included in Prairie View A&M Phase I revenue in 1997 is $365,000 of revenue collected, but not recognized as earned in 1996.

For the nine months ended September 30, 1997, the Company was paid a total of $1,524,271 in development, construction and management fees.

3.  NOTES PAYABLE -- LEASEHOLD ESTATE

Notes payable -- Prairie View Phase I reflects the project costs incurred to date on a student housing development project located in Texas. The construction loan which was in place in 1996 converted to a three year mini-perm in February 1997 with a balloon payment due and payable at the end of the three-year period.

Notes payable -- Prairie View Phase II reflects the project costs incurred to date on a student housing development project located in Texas. A construction loan of $10,615,308 was obtained from the Lender in December 1996 to finance the construction of Prairie View Phase II. Upon maturity of the Prairie View Phase II construction loan in December 1997 it will convert to a three year mini-perm loan with payments, based on a 25 year amortization of principal and interest, due monthly, with a balloon payment due and payable at the end of the three-year period.

Note payable -- Texas A&M International-Laredo reflects the project costs incurred to date on a student housing development project located in Texas. A construction loan of $5,037,236 was obtained from the Lender in December 1996 to finance the construction of Texas A&M International-Laredo. Upon maturity of the Texas A&M International-Laredo construction loan in December 1997, it will convert to a three-year mini-perm loan with payments, based on a 25 year amortization of principal and interest, due monthly, with a balloon payment due and payable at the end of the three-year period.

The interest rate on the Loans is defined as LIBOR plus 250 basis points. Each loan is collateralized by a lien on the leasehold estates of each respective Projects. Prairie View Phase II and Texas A&M International - Laredo have a floating interest rate which calls for LIBOR plus 250 basis points in the first year, LIBOR plus 275 basis points in the second year and LIBOR plus 300 basis points in the third year.

The Company entered into an interest rate cap agreement ("the Cap") with the Lender effective September 3, 1996, to hedge the floating rate cost of the Prairie View Phase I loan. The Cap calls for a principal amount of
$10,000,000  from  September   3,  1996,  through  September  30,  1996,  and
$10,277,687 from October 1, 1996 through October 1, 1997, which is the termination date. Under the agreement, the Company has the right to receive payments based on the principal amount of the Cap to the extent that LIBOR exceeds 5.5%.

Aggregate maturities of the Loans for four years subsequent to September 30, 1997 are as follows:

Year ending December 31,
1997                                                             $     35,184
1998                                                                  342,690
1999                                                                  359,570
2000                                                               25,110,701
Total                                                             $25,848,145

4.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting standards No. 107, "Disclosure about Fair Value of Financial Instruments," requires the Company to disclose the estimated fair values of its financial instrument assets and liabilities. The carrying amount of cash and cash equivalents approximate fair value because of the short maturity of those instruments. The carrying amount of the Company's notes payable -- leasehold estate approximates fair value.

5.  RELATED-PARTY TRANSACTIONS

The  Company   receives  monthly   management  fees   from  the   management,
development, and construction companies affiliated with the Company (see Notes 1 and 3).


=============================================================================
NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION MADE PURSUANT HERETO SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              TABLE OF CONTENTS


    Summary
    Risk Factors
    The Distribution
    Dividend Policy
    Selected Financial Data
    Management's Discussion and Analysis  of Financial Condition and
          Results of
    Operations
    Business
    Management
    Certain Transactions
    Description of RSI Capital
    Stock
    Certain Antitakeover Provisions
    Experts
    Legal Matters
    Index to Financial Statements

    (UNTIL (        ), 1998 (25 DAYS  AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK DISTRIBUTED PURSUANT HERETO, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.)
=============================================================================

=============================================================================


                       RECKSON SERVICES INDUSTRIES INC.

                                 COMMON STOCK

                     -----------------------------------

                                  PROSPECTUS

                     -----------------------------------

                                       , 1998







               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the Common Stock registered hereby, all of which expenses, except for the SEC registration fee, are estimates:


             DESCRIPTION                       AMOUNT
             ___________                       _______





SEC Registration Fee  . . . . . . . . . . . . $
Listing Fee . . . . . . . . . . . . . . . . . $    *
Transfer Agent's and Registrar's Fee. . . . . $    *
Printing and Engraving Fees . . . . . . . . . $    *
Legal Fees and Expenses . . . . . . . . . . . $    *
Accounting Fees and Expenses  . . . . . . . . $    *
Miscellaneous . . . . . . . . . . . . . . . . $    *

        Total . . . . . . . . . . . . . . . . $    *
                                                ========

-------------------
* To be furnished by amendment.


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Delaware General Corporation Law (the "Delaware Law") provides that a corporation may limit the liability of each director to the corporation of its stockholders for monetary damages except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The Certificate of Incorporation and Bylaws provide for the elimination and limitation of the personal liability of directors of the Company for monetary damages to the fullest extent permitted by the Delaware Law. In addition, the Certificate of Incorporation and Bylaws provide that if the Delaware Law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Bylaws provide that the Company shall, to the full extent permitted by the Delaware Law, as amended from time to time, indemnify and advance expenses to each of its currently acting and former directors, officers, employees and agents.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    Reckson Operating Partnership, L.P. has acquired 95% of the Registrant's outstanding equity interests in the form of non-voting common stock for $4,256,324. Certain Reckson officers have acquired the remaining 5% of the Registrant's outstanding equity interests in the form of voting common stock for $224,017. The foregoing issuances of unregistered securities are claimed to be exempt from the registration provisions of the Securities Act of 1933 pursuant to Section 4(2) of the Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a) Exhibits.

 3.1  --  Certificate of Incorporation/*/
 3.2  --  Restated Certificate of Incorporation/*/
 3.3  --  Bylaws/*/
 4.1  --  Specimen stock certificate/*/
 4.2  --  Form of Preferred Stock Purchase Rights Plan/*/
 5.1 -- Opinion of Brown & Wood LLP regarding the validity of the securities being registered/*/
 8.1  --  Opinion of Brown & Wood LLP regarding certain tax matters/*/
10.1 -- Form of Intercompany Agreement between Reckson Operating Partnership, L.P. and Reckson Services Industries Inc./*/
10.2 -- Form of Credit Agreement between Reckson Operating Partnership, L.P. and Reckson Services Industries Inc. together with related Line of  Credit Note/*/
10.3  --  Form  of  Limited  Liability   Company  Agreement  of  On-Site
          Ventures L.L.C./*/
21.1  --  List of Subsidiaries of Reckson Services Industries Inc./*/
23.1  --  Consent of Ernst & Young LLP
23.2  --  Consent of Arthur Andersen LLP
23.3  --  Consent of Arthur Andersen LLP
23.4  --  Consent of Brown & Wood LLP (included as part of exhibit 5.1)/*/
24.1  --  Power of Attorney (set forth on page II-4 of the Registration
          Statement)

----------
*To be filed by amendment.


        (b) Financial Statement Schedules.

            Dobie Center --

    Schedule III Real Estate Investments, Accumulated Depreciation and Amortization

ITEM 17.  UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, New York on January 15, 1998.


                                RECKSON SERVICES INDUSTRIES INC.



                                 By: /s/ Scott H. Rechler
                                     -----------------------------
                                     Scott H. Rechler
                                     President and Chief Operating Officer



                              POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald Rechler, Scott H. Rechler and J. Michael Maturo, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.


    /s/ Donald Rechler          Director and Chief           January 15, 1998
--------------------------      Executive Officer
    Donald Rechler


   /s/ Scott H. Rechler         Director, President and      January 15, 1998
--------------------------      Chief Operating Officer
    Scott H. Rechler            (Principal Executive Officer)


  /s/ Michael Maturo            Executive Vice President and January 15, 1998
-------------------------       Chief Financial Officer
    Michael Maturo              (Principal Financial and
                                Accounting Officer)


  /s/ Roger Rechler             Director                     January 15, 1998
-------------------------
    Roger Rechler



                                EXHIBIT INDEX

EXHIBIT
  NO.                            DESCRIPTION
______                           ___________

23.1               --  Consent of Ernst & Young LLP
23.2               --  Consent of Arthur Andersen LLP
23.3               --  Consent of Arthur Andersen LLP
24.1               --  Power of Attorney (set forth on page II-4 of
                       the Registration Statement)